As filed with the Securities and Exchange Commission on November 6, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SSLJ.COM LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7340	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification number)

23/F, Block 4, Oceanwide International SOHO Town, Jianghan District, Wuhan, P.R.China 43000

Tel: +8627 83668638

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

(800) 927-9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Selengut, Esq. Bill Huo, Esq. Ari Edelman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 501 Madison Avenue, 14th Floor New York, NY 10022 Tel: (212) 588-0022 Fax: (212) 826-9307

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A ordinary shares, par value $0.00125 per share (2)	4,600,000	$5.00	$23,000,000	$2,863.50
Underwriter Warrants (2)(3)	-	-	-	-
Class A ordinary shares underlying Underwriter Warrants (3)	230,000	$5.00	$1,150,000	143.18
Total	4,850,000	$5.00	$24,150,000	$3,006.68

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions. Includes up to 600,000 Class A ordinary shares subject to the underwriter’s over-subscription option.

(3)	We have agreed to issue, on the closing date of this offering, warrants to our underwriter, Boustead Securities, LLC (the “Underwriter”), in an amount equal to 5% of the aggregate number of Class A ordinary shares sold by the Registrant (the “Underwriter Warrants”). The exercise price of the Underwriter Warrants is equal to 120% of the price of the Class A ordinary shares offered hereby. The Class A ordinary shares underlying the Underwriter Warrants are exercisable, with a cashless provision, beginning six months following the effective date of this Registration Statement for a period of five years thereafter.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated , 2017

______   Class A Ordinary Shares

SSLJ.COM LIMITED

Minimum Offering: $10,000,000

Maximum Offering: $20,000,000

This is the initial public offering of our Class A ordinary shares. We are offering a minimum of $10,000,000 and a maximum of $20,000,000 of our Class A ordinary shares, par value $0.00125 per share. We expect the initial public offering price of the Class A ordinary shares to be $5.00 per share.  Currently, no public market exists for our ordinary shares.  We have applied to have our Class A ordinary shares listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “SSLJ”.

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing in our ordinary shares is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Minimum Offering	Maximum Offering
Public offering price	$5.00	$10,000,000	$20,000,000
Underwriter’s discount and commissions (1)	$0.30	$600,000	$1,200,000
Proceeds to us, before expenses	$4.70	$9,400,000	$18,800,000

(1)	Under the Underwriting Agreement, we will pay our underwriter, Boustead Securities, LLC (the “Underwriter”), a commission equal to 6% of the gross proceeds raised in the offering and a financial advisory fee of $100,000. In addition to the cash commission and advisory fee, we will also reimburse the Underwriter for the full amount of its reasonable out-of-pocket expenses, including its legal expenses, in an amount not to exceed $75,000, $25,000 of travel expenses and $25,000 for a third party due diligence report incurred by the Underwriter in connection with this offering. We will also be responsible for the costs and expenses incurred in conducting background checks of our officers and directors by a background search firm not to exceed $5,000.

We expect our total cash expenses for this offering to be approximately $1,100,000 including cash expenses payable to the Underwriter for its reasonable out-of-pocket expenses and financial advisory fee, exclusive of the above commissions. The Underwriter must sell the minimum number of securities offered (2,000,000 Class A ordinary shares) if any are sold. The Underwriter is only required to use its best efforts to sell the maximum number of securities offered (4,000,000 Class A ordinary shares). In addition, the underwriter has been granted an over-subscription option pursuant to which we may sell an additional 600,000 Class A ordinary shares. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) June 30, 2018. Until we sell at least 2,000,000 Class A ordinary shares, all investor funds will be held in an escrow account at Signature Bank, New York, New York. If we do not sell at least 2,000,000 Class A ordinary shares by June 30, 2018, all funds will be promptly returned to investors (within five (5) business days) without interest or deduction. One of the conditions to our obligation to sell any securities through the Underwriter is that, upon the closing of the offering, the Class A ordinary shares would qualify for listing on the Nasdaq Capital Market.

If we complete this offering, net proceeds will be delivered to us on the closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing dates, we will issue to the Underwriter a warrant to purchase the number of Class A ordinary shares in the aggregate equal to 5% of the Class A ordinary shares sold in this offering. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the Registration Statement for a period of five years thereafter. The warrants are exercisable at a per share price equal to 120% of the public offering price per share in the offering and may also be exercisable on a cashless basis. See “Underwriting” on page 104.

Boustead Securities, LLC

The date of this prospectus is ________________

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You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the Class A ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Class A ordinary shares.

We have not taken any action to permit a public offering of the Class A ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Class A ordinary shares and the distribution of the prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 14. We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to SSLJ.com Limited, a Cayman Islands company, including its consolidated subsidiaries and variable interest entities (“VIE”), unless the context otherwise indicates.

“Class B Holders” refers to holders of Class B ordinary shares.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau. “RMB” or “Renminbi” refers to the legal currency of China and “US$” or “U.S. Dollars” refers to the legal currency of the United States.

Following the completion of this offering, our outstanding share capital will consist of Class A ordinary shares and Class B ordinary shares. Assuming we raise the minimum offering proceeds, or $10,000,000, the Class B Holders will be deemed to beneficially own all of our issued Class B ordinary shares and will be able to exercise approximately 99.4% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering. Assuming we raise the maximum offering proceeds, or $20,000,000, the Class B Holders will be deemed to beneficially own all of our issued Class B ordinary shares and will be able to exercise approximately 98.9% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes, subject to the limitations set forth in “Description of Share Capital—Ordinary Shares,” and is convertible into one Class A ordinary share. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Our Business and Recent Developments

We believe that we are one of the leading vertically integrated online-to-offline (“O2O”) home improvement service and product providers in China. According to a June 2017 Euromonitor report, we had the third largest market share in China among the vertically integrated O2O home improvement service and product providers in 2016. Through our online platforms and offline sales and service network in China, we provide our customers with a convenient, full-service, one-stop solution for their home improvement needs by offering consulting, design, construction, and furnishing services as well as modern, high-quality and high-tech products. We offer furnishing services for new constructions as well as renovation and remodeling of old apartments.

We have developed an operating model that is highly efficient for our customers. By utilizing the Internet and mobile applications to connect to consumers and offering standardized products and services that we believe are appealing to our target audience, we believe that our business model provides consumers with a 1-hour shopping process, as compared to the 5-7 days order confirmation cycle of traditional home improvement providers. Through shortening the supply chain and standardizing our services and products, we are able to minimize our customers’ costs and, we believe, deliver exceptional value to our customers.

We launched our operations in July 2014. Our revenues in 2016 and 2015 were $5,421,288 and $444,169, respectively, and our net loss was $13,176,768 and $1,849,674, respectively. Our net losses in 2016 reflect the significant operational costs we incurred due to our rapid expansion, including more rental expenses incurred for our showrooms and expenses associated with setting up additional sales teams. During the six months ended June 30, 2017, our revenue amounted to $7,296,678 and we incurred a net loss of $9,234,015. Despite our significant revenue increase in the six months ended June 30, 2017 as compared to fiscal years 2016 and 2015, we incurred a substantial net loss because we devoted significant resources to advertising activities in the second quarter of 2017, together with increased effort in building up our research and development department so as to develop more smart home products which are sold through our online stores and distributor. We entered into a distribution agreement with Shenzhen Leyetang Health Management Co., Ltd. in the second quarter of 2017 to distribute 8,000 of our smart home sweeping robots online nationwide for $5.2 million from June 1, 2017 to December 31, 2017. The distribution agreement is non-exclusive and will automatically renew for another three months unless one party notifies the other party one month in advance. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations for the Six Months Ended June 30, 2017 and 2016 – Gross Profit” for a further discussion regarding factors that impacted our profits during the six months end June 30, 2017.

In addition, in 2017, we launched our third generation of services and products, which are enhanced versions of our earlier products due to the inclusion of electrical appliances and upgraded smart home products and generate a higher profit margin than our second generation of services and products. We ceased to offer our second generation packages in April 2017. In the third quarter of 2017, we further updated our package to “third generation plus,” which includes basic decoration (RMB99,800, or approximately $15,100, for an 80 square meter household and RMB899, or approximately $136, per square meter in excess of 80 square meters) and luxurious furnishings (RMB178,800, or approximately $27,050, for an 80 square meter household and RMB1,399, or approximately $212, per square meter in excess of 80 square meters). If the dwelling requires removal of existing fixtures and decorations, the customer pays an additional RMB109 (approximately $16) per square meter. Packages include materials, hardware and appliances, furniture, decorations and smart home products.

Also, in 2017, we launched an online store of our smart home products on our website which allows our existing customers to purchase smart home devices and components in addition to our home improvement packages. Our first smart home product, the ultra-thin sweeping robot, was introduced to the market in June 2017, and in the third quarter of 2017, we launched several additional new smart home products, including a rice cooker and an air purifier. We believe the launch of the new packages and the new store, together with our increased marketing efforts in 2016 and 2017 including an endorsement agreement with celebrity and online marketing campaigns on third party websites and search engines, will increase our revenues and improve our operating performance in the second half of 2017.

We amended our Memorandum and Articles of Association on October 24, 2017 in order to effect a 1-for-12.5 reverse stock split of our ordinary shares. As a result of the reverse stock split, there are 40,000,000 ordinary shares outstanding as of the date hereof. Throughout this prospectus, each reference to a number of our ordinary shares gives effect to the reverse split, unless otherwise indicated.

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History and Corporate Structure

We operate in China through Shengshi Leju (Wuhan) Technology Holding Limited (“Shengshi”), formed on July 22, 2014 under PRC laws. We incorporated SSLJ.com Limited under the laws of the Cayman Islands as our offshore holding company on December 7, 2016. SSLJ.com Limited owns 100% of the equity interest in SSLJ Holdings Limited (“SSLJ Holdings”), a company formed under the laws of the British Virgin Islands on November 24, 2016. Through SSLJ Holdings, we indirectly own 100% of the equity interest in SSLJ Technology Information Co. Limited (“SSLJ HK”), a Hong Kong company established on December 14, 2016. Wuhan Shengshi Leju Management Co. Limited (the “WFOE”), a wholly owned PRC subsidiary of SSLJ HK, entered into a series of agreements with Shengshi and Shengshi’s shareholders, through which we effectively control and derive all the economic interest from Shengshi.

On September 20, 2017, Shengshi Leju (Yadong) Intelligent Technology Co., Ltd. (“Shengshi Intelligent Technology”) was incorporated under PRC laws as a wholly-owned subsidiary of Shengshi. On September 22, 2017, Shengshi Leju (Yadong) Culture Communication Co., Ltd. (“Shengshi Culture Communication”) was incorporated under PRC laws as a wholly-owned subsidiary of Shengshi. There are currently no operations of these two subsidiaries but we plan to engage in the sale of home improvement materials and marketing services for the home improvement industry through these two entities in the future.

Our Competitive Strengths

We believe the following competitive strengths have contributed to, or will contribute to, our recent and ongoing growth:

Experienced Management

We are led by highly experienced and entrepreneurial executive officers. Our founder and Chief Executive Officer, Mr. Wei Zheng, serves as the Vice Chairman of China Residential Building and Decoration Association as well as the Vice Chairman of Hubei Province Interior Design Industry Association. He is currently serving as the executive director of Wuhan Lejudai Financial Information Service Co., Ltd., an online wealth management and loan consulting service company, Shenzhen Leju Intelligent Furniture Co., Ltd., a company that focuses on the development, manufacture and sales of smart home cabinets and closets, and Tianmen Shengkang Zhiye Co., Ltd., a company that designs, develops and sells smart home products, furniture and decorations. We believe his deep understanding of forces shaping the industry landscape and a strong commitment to our culture are key drivers of our success and position us well for long-term growth.

Business Model

Compared to traditional home improvement service providers, our O2O business model provides our customers with a highly cost efficient one-stop overall home improvement package and attracts online user traffic. We have established a comprehensive product database that includes all our home improvement products. In addition, we have implemented strict controls for product quality by screening our products and suppliers. We also provide customized design modules according to individual customer style preference and practical needs. Our Building Information Management (“BIM”) system allows efficient, high-quality completion of the design and streamlines the service chain. By cutting the intermediate links, we are able to enhance efficiency, reduce costs, and offer competitive prices for our packages, which are described below under the heading “Business—Our Products and Services.” In addition, we believe the information collected by our database will further strengthen our research and development center and operation center. Furthermore, we engage third parties to perform construction work for our projects, which is more cost effective than maintaining an in-house construction team.

Comprehensive Network Operation

We believe that we cater to the habits of customers that regularly conduct commerce using the Internet or mobile devices and through social media platforms. Our operation team utilizes different platforms to promote our services and products to consumers, including our website, mobile applications, other online shopping platforms, such as tmall.com, jd.com and taobao.com and Weixin (also known as Wechat). We also utilize a variety of user behavior and image analysis to enable precise promotion and marketing, in order to reach our target customer group.

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We believe our business model provides consumers with a much simple 1-hour shopping process, as compared to the 5-7 days order confirmation cycle of traditional home improvement providers.

Supply Chain Competitive Pricing

We also use an enterprise resource planning (“ERP”) system to monitor construction and customer acceptance. The combination of our ERP system and the BIM system allows our account managers to track the status of projects, until they are completed. We maintain nine branches and ten warehouses throughout various large cities in China and procure and distribute materials and products through our logistic distribution centers. In addition, we standardize our services and products to attempt to reduce the cost of goods through economy of scale. By such means, we may be able to minimize the overall costs and maximize our operation efficiency, which would allow us to deliver quality products and services to our customers at a competitive price.

Innovative Technology and Environmental Friendly Products

We believe that we are one of the few vertically integrated O2O home improvement service providers that integrates the smart home products into service and product packages. We bring smart home solutions to the everyday life of our customers which promotes energy saving and home security. We use high-quality, environmentally friendly materials and work with our suppliers to develop our own brand of smart home products. Currently, we have over twenty innovative smart home products used in our smart home improvement packages. Through wireless communication, different smart home products can transmit signals with the console and provide real-time feedback and allow remote control of lighting, curtains, door locks and other home appliance switches. Our smart home systems support a maximum of 50 different settings. Our smart home lighting system includes smart switches, smart control console, portable switches and smart sockets, all of which could be controlled remotely.

Our smart home security system includes:

•	smart lock that supports password, fingerprint, remote and key,

•	smart magnetic door lock,

•	ultra red light detector,

•	smart surveillance camera and

•	smart emergency alert.

Our smart home environment system includes:

•	smart air purifier,

•	smart smoke detector,

•	smart flood detector,

•	smart gas detector, and

•	smart humidity and temperature meter.

Our packages also include other smart home appliances such as smart home background music solution, robot pets and ultra-thin sweeping robots.

Our Operations

We operate, through our website at http://www.sslj.com, various mobile applications and make our products and services available through online stores on third party online shopping websites, such as tmall.com, jd.com and taobao.com.

Our customers typically browse our website or other online stores, or use our mobile applications, to get an initial understanding of our product and service offering. Interested customers then either provide us with their contact information through our website or mobile applicable or reach out directly to one of our local sales offices. We have 9 branch companies and 12 sales offices. Once the customers move offline, we will integrate our online platforms with offline services to satisfy their one-stop full-service home improvement needs.

Our Products and Services

To offer our customers a full-service, one-stop home improvement solution that is efficient and cost effective, we typically sell standardized packages of services and products. Such packages include consultation, design, construction and furnishing services in connection with home improvement as well as products such as furniture, lighting, appliances, customized cabinets and smart home systems. Our latest “third generation plus” packages include two options: basic decoration and luxurious furnishings. The basic decoration option includes 124 items from ceiling to kitchen stoves. The luxurious furnishing option offers 42 extra items in addition to the basic decoration option, including furniture and wallpaper. Packages are listed and described in full details on our website, http://www.sslj.com, mobile applications, and third party online shopping platforms.

Pricing

We bill our customer a flat fee based on the size of the dwelling. For example, our “third generation plus” packages include basic decoration (RMB99,800, or approximately $15,100, for an 80 square meter household and RMB899, or approximately $136, per square meter in excess of 80 square meters) and luxurious furnishings (RMB178,800, or approximately $27,050, for an 80 square meter household and RMB1,399, or approximately $212, per square meter in excess of 80 square meters). If the dwelling requires removal of existing fixtures and decorations, the customer pays an additional RMB109 (approximately $16) per square meter. Packages include materials, hardware and appliances, furniture, decorations and smart home products.

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Styles and Showroom

We have 46 showrooms that display our current design styles. Our showrooms range from 240 to over 320 square meters in size and are typically located in the central area of our selected cities. We maintain consistency of presentation throughout our showroom through a set of uniform standards to convey consistent images and provide information on our products and services to educate consumers and facilitate transactions.

Online Shopping Mall

We also offer our services and products on our own website and our stores on third party platforms, through which potential customers may either make appointments for free consultation and measurements or purchase our home improvement services and products. We believe that our online presence allows us to market to a broader range of potential customers. We launched our new online shopping mall specialized in smart home devices in 2017. This mall serves as another important online sales channel other than third party platforms. Our existing customers can also purchase their smart home devices and components that are compatible with gateways included in our home improvement packages.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. As such, we are a holding company that conducts substantially all of our business through our VIE. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. Our company and our WFOE are considered as foreign investors or foreign invested enterprises under PRC law. The provision of internet content services, which we conduct through our VIE, is within the category in which foreign investment is currently restricted or prohibited. The contractual arrangements among WFOE, Shengshi and Shengshi’s shareholders enable us to exercise effective control over Shengshi and hence consolidate its financial results as our VIE.

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In our case, the WFOE effectively assumed management of the business activities of Shengshi through a series of agreements which are referred to as the VIE Agreements. Through the VIE Agreements, the WFOE has the right to appoint all executives, senior management and the members of the board of directors of Shengshi.  The VIE Agreements are comprised of a series of agreements, including an Technical Consultation and Service Agreement, a Business Cooperation Agreement, Equity Pledge Agreements, a Share Disposal Agreement and a Voting Rights Proxy Agreement. Through the VIE Agreements, the WFOE has the right to advise, consult, manage and operate Shengshi for an annual consulting service fee in the amount of 100% of Shengshi’s after-tax net income.  The shareholders of Shengshi, Wei Zheng and Jianbao Li, (the “Shengshi Shareholders”) have each pledged all of their right, title and equity interests in Shengshi as security for the WFOE to collect consulting services fees provided to Shengshi through the Equity Pledge Agreements.  In order to further reinforce the WFOE’s rights to control and operate Shengshi, the Shengshi Shareholders have granted the WFOE an exclusive right and option to acquire all of their equity interests in Shengshi through the Share Disposal Agreement.

The VIE Agreements are detailed below as follows:

Technical Consultation and Service Agreement. Pursuant to the Technical Consultation and Service Agreement between WFOE and Shengshi dated June 3, 2017, WFOE has the exclusive right to provide consultation and services to Shengshi in the area of human resource, technology and intellectual property rights. WFOE exclusively owns any intellectual property rights arising from the performance of this Technical Consultation and Service Agreement. The amount of service fees and payment term can be amended by the WFOE and Shengshi’s consultation and the implementation. The term of the Technical Consultation and Service Agreement is 20 years. WFOE may terminate this agreement at any time by giving 30 day’s prior written notice to Shengshi.

Business Cooperation Agreement. Pursuant to the Business Cooperation Agreement between WFOE and Shengshi dated June 3, 2017, WFOE has the exclusive right to provide Shengshi with complete technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. WFOE exclusively owns any intellectual property rights arising from the performance of this Business Cooperation Agreement. The rate of service fees may be adjusted based on the services rendered by WFOE in that month and the operational needs of Shengshi. The Business Cooperation Agreement shall maintain effective unless it was terminated or was compelled to terminate under applicable PRC laws and regulations. WFOE may terminate this Business Cooperation Agreement at any time by giving 30 day’s prior written notice to Shengshi.

Equity Pledge Agreements. Pursuant to the Equity Pledge Agreements among WFOE, Shengshi and each of Shengshi Shareholders dated June 3, 2017, Shengshi Shareholders pledged all of their equity interests in Shengshi to WFOE to guarantee Shengshi's performance of relevant obligations and indebtedness under the Technical Consultation and Service Agreement and other control agreements (“Control Agreement”). In addition, Shengshi Shareholders have completed the registration of the equity pledge under each Equity Pledge Agreement with the competent local authority on June 12, 2017. If Shengshi breaches its obligation under the Control Agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to dispose the pledged equity interests. The Pledge shall be continuously valid until the respective Shengshi Shareholder is no longer a shareholder of Shengshi or the satisfaction of all its obligations by Shengshi under the Control Agreement.

Share Disposal Agreements. Pursuant to the Share Disposal Agreements among WFOE, Shengshi and each of Shengshi Shareholders dated June 3, 2017, WFOE has the exclusive right to require each Shengshi Shareholder to fulfill and complete all approval and registration procedures required under PRC laws for WFOE to purchase, or designate one or more persons to purchase, each Shengshi Shareholder’s equity interests in Shengshi, once or at multiple times at any time in part or in whole at WFOE's sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws. The Share Disposal Agreements shall remain effective until all the equity interest owned by each Shengshi Shareholder has been legally transferred to WFOE or its designee(s).

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Voting Rights Proxy Agreements. Pursuant to the Voting Rights Proxy Agreements among WFOE, Shengshi and each of Shengshi Shareholders dated June 3, 2017, each Shengshi Shareholder irrevocably appointed WFOE or WFOE’s designee to exercise all his or her rights as Shengshi Shareholders under the Articles of Association of Shengshi, including but not limited to the power to exercise all shareholder's voting rights with respect to all matters to be discussed and voted in the shareholders’ meeting of Shengshi. The term of each Voting Rights Proxy Agreement is 20 years. WOFE has the right to extend each Voting Proxy Agreement by giving written notification.

Because we are a holding company, we rely on dividends and other distributions on equity paid by WFOE for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If WOFE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under PRC laws and regulations, our wholly foreign-owned subsidiary in China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff welfare and bonus fund. The statutory reserve fund, enterprise expansion fund and staff welfare and bonus fund are not distributable as cash dividends.

Any limitation on the ability of WOFE to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

According to Provisional Measures on Administration of Withholding at Source of Income Tax on Non-resident Enterprises promulgated by State Administration of Taxation and effective on January 1, 2009, withholding at source shall be implemented for corporate income tax payable for returns on equity investments such as dividends, bonuses, interest income, rental income, income from royalties, proceeds from transfer of assets and other income sourced from China by a non-resident enterprise; the organization or individual that has direct obligations to make the relevant payment to the non-resident enterprise pursuant to the provisions of the relevant laws or contractual agreement shall be the withholding agent. Further according to the Administrative Regulations on Settlements, Sales and Payments in Foreign Exchange, promulgated by the Bank of China, effective on July 1, 1996, remittances of after-tax profits or dividends of foreign investors in foreign investment enterprises, after taxes have been paid in accordance with the law, can be made from their foreign exchange accounts or converted and paid at designated foreign exchange banks by presenting written resolutions of the board of directors concerning profit distribution. For payments of dividends which must be made in foreign currency pursuant to regulations, the payments can, after taxes have been paid in accordance with the law, be made from their foreign exchange accounts or conversion and payment effected at designated foreign exchange banks by presenting written resolutions of the board of directors concerning profit distribution.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. In particular, in January 2015, the MOFCOM published a discussion draft of the proposed Foreign Investment Law for public review and comments. Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. See “Regulation—Regulations on Foreign Investment Restrictions” and “—Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.” If the ownership structure, contractual arrangements and business of our company, our WOFE or our consolidated variable interest entity are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of WOFE or consolidated variable interest entity, revoking the business licenses or operating licenses of WOFE or consolidated variable interest entity, shutting down our servers or blocking our online platform, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from this offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of our consolidated variable interest entity, and/or our failure to receive economic benefits from our consolidated variable interest entity, we may not be able to consolidate its results into our consolidated financial statements in accordance with U.S. GAAP. In addition, another substantial risk may be the enforcement of Equity Pledge Agreements. Where there is any change regarding equity pledge, it shall be registered at the competent AIC. But there is no assurance that such registration will be approved by the competent AIC.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Class A ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at 23/F, Block 4, Oceanwide International SOHO Town, Jianghan District, Wuhan, P.R.China. Our telephone number at this address is +8627 83668638. Our registered office in the Cayman Islands is located at c/o Harneys Financing, Cayman Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, KY1-1002, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036.

Our website is http://www.sslj.com. The information contained on our website or any third party websites is not a part of this prospectus.

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The Offering

Shares being offered:	A minimum of $10,000,000 and a maximum of $20,000,000 of ordinary shares. (1)

Initial offering price:	The purchase price for the shares will be $5.00 per share.

Number of ordinary shares outstanding before the offering:	of our Class A ordinary shares and of our Class B ordinary shares are outstanding as of the date of this prospectus.

Number of ordinary shares outstanding after the offering: (2)	Minimum Offering: of our Class A ordinary shares and of our Class B ordinary shares Maximum Offering: of our Class A ordinary shares and of our Class B ordinary shares.

Gross proceeds to us, net of underwriting discount but before expenses: (2)

$9,400,000, assuming no exercise of the underwriter’s warrants and completion of the minimum offering.

$18,800,000, assuming no exercise of the underwriter’s warrants and completion of the maximum offering.

Best Efforts

The Underwriter is selling our Class A ordinary shares on a “best efforts” basis. Accordingly, the underwriter has no obligation or commitment to purchase any securities. The underwriters are not required to sell any specific number of dollar amount of Class A ordinary shares but will use its best efforts to sell the Class A ordinary shares offered. We do not intend to close this offering unless we sell at least a minimum number of Class A ordinary shares, at the price per Class A ordinary share set forth on the cover page of this prospectus, to result in sufficient proceeds to list our Class A ordinary shares on the Nasdaq Capital Market.

Closing of Offering

The offering contemplated by this prospectus will terminate upon the earlier of: (i) a date mutually acceptable to us and the Underwriter after the minimum offering is sold or (ii) June 30, 2018. If we complete this offering, net proceeds will be delivered to us on the closing date (such closing date being the above mutually acceptable date on or before June 30, 2018, provided the minimum offering has been sold). We will not complete this offering unless our application to list on the Nasdaq Capital Market is approved.

Use of proceeds:	We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include establishment of new branch companies or sales offices, expansion of existing branch companies, investment in product research and development, sales and marketing activities, technology infrastructure, capital expenditures, and corporate purposes including working capital needs. Currently, potential cities for new branches under consideration include Guangzhou, Hangzhou, Nanjing and Chongqing. We may also establish new sales offices to broaden our operations in cities in which we already have a presence. For more information on the use of proceeds, see “Use of Proceeds” on page 42.

(1) In addition, the underwriter has been granted an over-subscription option pursuant to which we may sell an additional 600,000 Class A ordinary shares.

(2) Assumes the underwriter’s over-subscription option has not been exercised.

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Lock-up	We, all of our directors and officers and certain shareholders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Class A ordinary shares or securities convertible into or exercisable or exchangeable for our Class A ordinary shares for a period of six or twelve months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Proposed NASDAQ Symbol:	SSLJ

Risk factors:	Investing in our ordinary shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14.

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Summary Consolidated Financial and Operating Data

The following summary consolidated financial statements for the six months ended June 30, 2017 and the years ended December 31, 2015 and 2016 are derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the six months ended June 30, (unaudited)	For years ended December 31,
	2017	2016	2015
Consolidated Statements of Operations and Comprehensive Income Data:
Revenues	$7,296,678	$5,421,288	$444,169
Gross profit	849,877	606,031	48,764
Operating expenses	(10,036,117)	(13,423,513)	(1,918,093)
Loss from operations	(9,186,240)	(12,817,482)	(1,869,329)
Other income (expense)	(137,775)	(359,286)	36,218
Provision for income taxes	-	-	16,563
Net loss	(9,324,015)	(13,176,768)	(1,849,674)
Other comprehensive loss:
Foreign currency translation gain (loss)	(29,833)	508,048	(94,639)
Comprehensive loss	(9,353,848)	(12,668,720)	(1,944,313)
Losses per share – basic and diluted (1)	(0.23)	(0.31)	(0.05)
Weighted average number of shares - basic and diluted (1)	40,000,000	40,000,000	40,000,000

(1)	Does not give effect to our 1-for-12.5 reverse stock split.

	As of June 30, (unaudited)	As of December 31,
	2017	2016	2015
Consolidated Balance Sheet Data:
Cash	$980,983	$76,048	$721,417
Total current assets	8,360139	4,887,623	1,698,627
Total assets	20,194,868	14,325,603	5,674,585
Total current liabilities	5,781,114	7,136,321	1,111,397
Total non-current liabilities	262,945	7,067,467	3,273,681
Total liabilities	6,044,059	14,203,788	4,385,078
Total equity	14,150,809	121,815	1,289,507
Total liabilities and equity	20,194,868	14,325,603	5,674,585

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RISK FACTORS

An investment in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ordinary shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have incurred net losses in the past and may incur net losses in the future.

We had net losses of $13,176,768 and $1,849,674 in 2016 and 2015, respectively, and a net loss of $9,324,015 during the six months ended June 30, 2017. We had accumulated deficits of $1,920,007 and $15,096,775 as of December 31, 2015 and December 31, 2016, respectively, and an accumulated deficit of $24,420,790 as of June 30, 2017. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations for the six months ended June 30, 2017 and 2016- Gross Profit” for a further discussion regarding factors that impacted our profits during six months end June 30, 2017. We cannot assure you that we will be able to generate net income or will have retained earnings in the future. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract customers and partners and further enhance and develop our services and products. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing, our net revenue growth may slow, we may fail to generate net income or, we may incur additional net losses in the future and may not be able to maintain profitability on an annual basis. In addition, our net revenue growth rate will likely decline as our net revenue grows to higher levels.

Based on current operating plan and expected expenditure for its working capital needs in the near future, without significant additional capital contribution from the Company’s shareholders or successful equity financing, the Company will not have sufficient liquidity to sustain its operations for the next twelve months. As a result, the Company may not be able to implement its current plans for expansion or respond to competitive pressures, any of which would have a material adverse effect on its business, financial condition and result of its operations.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and results of operations.

We generated negative cash flows from operating activities of $10,579,902 and $1,786,704 in 2016 and 2015, respectively, and a negative cash flow from operating activities of $12,761,461 for the six months ended June 30, 2017. We currently collect 20% of fees payable by customers upfront, an additional 60% of the contract price upon completion and acceptance of the electrical and plumbing work and the remaining 20% upon completion of the framework. Inability to collect payments from customers in a timely and sufficient manner may adversely affect our liquidity, financial condition and results of operations. Although we have been able to maintain adequate working capital primarily through cash from operations and loans from our principal shareholders, failures by our customers to properly and timely settle outstanding accounts receivable, or our inability to borrow sufficient capital from our principal shareholders, in the future could materially and adversely affect our cash flow, financial condition and results of operations.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares may decline.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our 2019 annual report on Form 20-F to be filed in 2020, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

We have a limited operating history in a new and evolving market, which makes it difficult to evaluate our future prospects.

The market for O2O home improvement services and products in China is new and may not develop as expected. The regulatory framework for online commerce is also evolving and may remain uncertain for the foreseeable future. Potential customers may not be familiar with this market and may have difficulty distinguishing our services from those of our competitors. Convincing potential new customers of the value of our services and products is critical to increasing the volume of our transactions and to the success of our business.

We launched our business in 2014 and have a limited operating history. As our business develops, or in response to competition, we may continue to introduce new services and products or make adjustments to our existing services and products, or make adjustments to our business model. For example, we launched our “third generation plus” package of services and products and a new online store on our website for our smart home products. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. It is therefore difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter in this developing and rapidly evolving market. These risks and challenges include our ability to, among other things:

•	navigate an evolving regulatory environment;

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•	expand our customer base;

•	broaden our service and product offerings;

•	enhance our risk management capabilities;

•	improve our operational efficiency;

•	maintain the security of our platform and the confidentiality of the information provided and utilized across our platform;

•	attract, retain and motivate talented employees; and

•	defend ourselves against litigation, regulatory, intellectual property, privacy or other claims.

If we fail to educate potential consumers about the value of our products and services, if the market for our marketplace does not develop as we expect, or if we fail to address the needs of our target market, our business and results of operations will be adversely affected.

Historically, we rely heavily upon our principal shareholders for loans in order to fund our development and expansion.

Historically, our principal shareholders, Wei Zheng and Jianbao Li, who collectively own 89.1% of our outstanding ordinary shares as of the date hereof, have loaned us money, whenever necessary, for working capital. These loans are interest free and due on demand. The principal shareholders agreed to personally provide all necessary financial supports to ensure that Shengshi has sufficient working capital during the twelve months beginning in May 2017 and that they would not demand the repayment of the then outstanding shareholder loans for twelve months beginning in May 2017. As of September 30, 2017, there were $3,378,122 and $0 outstanding loan balance to Wei Zheng and Jianbao Li, respectively. However, there is no guarantee that our shareholders will abide by their commitment to provide funds or that we will be able to enforce such commitments. In addition, there is no guarantee that in the future we will generate enough profits to support our business or that our principal shareholders will be willing or able to commit to continue providing funds to us on favorable terms or at all. As a result, we may be forced to halt or suspend our proposed marketing and business activities or we may have to borrow from banks or other financing sources on terms that are substantially less favorable to us or which may dilute your interests in our company.

We intend to continue to expand our business into new geographic areas in China and expect to incur additional costs, including rent, payroll and marketing expenses, in connection with such expansion. If our expansion is not successful, our business and results of operations will be adversely affected.

In connection with our rapid expansion in 2016, we opened six new branches and rented an additional six offices and four warehouses. In 2017, we further opened 1 new branch and rented an additional office and two additional warehouses. It is common practice in China to prepay rental expense either on a quarterly or bi-annually basis. Future minimum lease obligations for operating leases with initial terms in excess of one year as at December 31, 2016 amounted to an aggregate of approximately $12.2 million, and at June 30, 2017 amounted to an aggregate of approximately $14.1 million, payable through 2027. In connection with such expansion, we also retained new sales teams for our new branches and conducted intense advertising campaigns. As a result, in fiscal 2016, our selling expenses were $10,539,153, representing a 1,506% increase from fiscal 2015. In the six months ended June 30, 2017, our selling expenses were $6,980,903, representing a 105% increase from the six months ended June 30, 2016. We intend to keep expanding our business into new geographic areas and will likely incur significant costs and losses doing so. There is no guarantee that our expansion will be successful. In the event that our expansion is not successful, our business and results of operations will be adversely affected.

If we are unable to retain existing customers or attract new customers, our business and results of operations will be adversely affected.

Revenue from of our services and products has grown rapidly since our inception, from $444,169 in 2015 to $5,421,288 in 2016 and $7,296,678 in the six months ended June 30, 2017. To maintain the high growth momentum of our business, we must continuously attract more customers. We intend to continue to dedicate significant resources to our marketing and expansion efforts, including establishing more branches in different cities.

If any of our current marketing efforts become less effective, or if we are unable to continue to update the services and products we offer in response to ever changing trends and consumer preferences, we may not be able to attract new customers in a cost-effective manner or convert potential customers into active customers, and may even lose our existing customers to our competitors. In such event, we might be unable to increase revenues as we expect, and our business and results of operations may be adversely affected.

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If we do not compete effectively, our results of operations could be harmed.

The O2O home improvement industry in China is intensely competitive and evolving. We compete with a large number home improvement service providers both online and offline. Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological, market and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their business. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive services or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of our projects, we may have to offer lower prices to customers, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our services and products could stagnate or substantially decline, we could experience reduced revenues or our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

The policies in China relating to furnishing new residential buildings may negatively affect our business and results of operations.

Currently, most residential house and apartments sold in China are roughcast. Since 2016, the local governments in Shanghai, Zhejiang, Shandong and other areas have started introducing polices that require real estate developers to upgrade or remodel all, or a certain percentage of the newly-constructed buildings before selling them. In such event, individual buyers of these upgraded residences may not need to renovate or remodel their new homes, and thus, would not need to use our services and products. Our Shanghai branch currently focuses on the remodeling and renovation of old apartments and as such, we do not expect new policy in Shanghai to materially impact our business. However, if we enter into more markets where similar regulations are adopted, or if more local governments of our current markets where we focus on furnishing of new developments start to promulgate and enforce similar policies, or if the local governments raise the percentage of the apartments that need to be upgraded, we may lose customers that would otherwise purchase our services and products. This may harm our business and results of operations.

We offer services such as remodeling and renovation of old residential apartments, which involves significant construction risks and potential liabilities.

There are significant risks relating to construction accidents and the resulting liabilities in remodeling and renovation of old residential apartments, which may require removal or change of existing structure. Although our policy is to only provide such services if the apartments were built after 2000, there is no assurance that we can avoid such risks completely. If such accidents happen and we are deemed to be liable for any damages, our business and results of operations may be harmed.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing, customers. Successful promotion of our brand and our ability to attract and maintain customers depend largely, on the effectiveness of our marketing efforts. As such, we have entered into marketing and promotion agreements with several advertising agencies through different channels in various regions in the PRC to promote our services and products. Our efforts to build our brand have caused us to incur significant expenses, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

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Any harm to our brand or reputation or any damage to the reputation of the O2O industry or home improvement industry may materially and adversely affect our business and results of operations.

Enhancing the recognition and reputation of our brand is critical to our business and competitiveness. Factors that are vital to this objective include, but are not limited to, our ability to:

•	maintain the quality and reliability of our website (including our new online mall), mobile applications and our online stores on third party platforms, provide reliable services and quality products;

•	provide customers with a superior experience;

•	enhance and improve the designs in response to market trends and consumer preferences;

•	effectively manage and resolve customer complaints; and

•	effectively protect personal information and privacy of customers.

Any malicious or innocent negative allegation made by the media or other parties about the foregoing or other aspects of our company, including but not limited to our management, business, compliance with law, financial conditions or prospects, whether with merit or not, could severely hurt our reputation and harm our business and operating results.

In addition, as the market for China’s online commerce is relatively new and the regulatory framework for this market is also evolving, negative publicity about this industry may arise from time to time. Negative publicity about China’s O2O or home improvement services in general may have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities.

Certain factors that may adversely affect our reputation are beyond our control. Negative publicity about our partners, outsourced service providers or other counterparties, such as negative publicity about their work products, environmental protection, labor practices and any failure by them to adequately protect the information of customers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing occurs, our business and results of operations could be materially and adversely affected.

Failure to achieve and maintain a high level of product and service safety and quality could damage our image with customers and negatively impact our sales, profitability, cash flows and financial condition.

Product and service quality issues could result in a negative impact on customer confidence in our company and our brand image.  If our product and service offerings do not meet applicable safety standards or our customers’ expectations regarding safety or quality, we could experience lost sales and increased costs and be exposed to legal, financial and reputational risks. Actual, potential or perceived product safety concerns could expose us to litigation, as well as government enforcement action, and result in costly product recalls and other liabilities. As a result, our reputation as a provider of high quality products and services could suffer and impact customer loyalty.

Our inability to effectively and efficiently manage and maintain our relationships with suppliers could negatively impact our business operations and financial results. Failure of a key vendor or service provider that we cannot quickly replace could disrupt our operations and negatively impact our business, financial condition and results of operations.

We rely upon a limited number of suppliers as the source of the vast majority of raw materials we use.   We also rely upon many independent service providers for services that are important to many aspects of our business. During the year ended December 31, 2016, two suppliers accounted for 21% and 14% of the Company’s accounts payable balance, respectively and during the six months ended June 30, 2017, two suppliers accounted for 73% and 11% of the Company’s accounts payable balance, respectively. If these suppliers discontinue operations or are unable to perform as expected or if we fail to manage them properly or pay them timely and we are unable to replace them quickly, our business could be adversely affected, at least temporarily, until we are able to replace them.

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Our quarterly and annual results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly and annual results of operations, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter or any one year are not necessarily an indication of future performance. Fluctuations in quarterly and/or annual results may adversely affect the price of our ordinary shares. Factors that may cause fluctuations in our quarterly and annual financial results include:

•	our ability to attract new customers and maintain relationships with existing customers;

•	changes in our products and services offered and introduction of new services and products;

•	the amount and timing of operating expenses related to marketing and the maintenance and expansion of our business, operations and infrastructure;

•	network outages or security breaches;

•	general economic, industry and market conditions; and

•	the timing of expenses related to the development or acquisition of technologies or businesses.

In addition, we experience seasonality in our business, reflecting seasonal fluctuations in internet usage and traditional personal consumption patterns. For example, during the traditional holiday season in China in January and February, fewer customers seek to renovate their residence, resulting in a decrease in our sales volume. Additionally, during the summer, our branches located in the Southern areas usually experience a decrease in sales volume as well due to the high temperature. Our results of operations could be affected by such seasonality in the future.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including interest rates and real estate prices, may affect consumer willingness to utilize our services. Economic conditions in China are sensitive to global economic conditions. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. Adverse economic conditions could also reduce the number of customers and interests in our services and products. Should any of these situations occur, our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Historically, our principal shareholders, Wei Zheng and Jianbao Li, who collectively own 89.1% of our outstanding ordinary shares as of the date hereof, have loaned us money, whenever necessary, for working capital. These loans are interest free and due on demand. The principal shareholders agreed to personally provide all necessary financial supports to ensure that Shengshi has sufficient working capital during the twelve months beginning in May 2017 and that they would not demand the repayment of the then outstanding shareholder loans for twelve months beginning in May 2017. As of September 30, 2017, there were $3,378,122 and $0 outstanding loan balances to Wei Zheng and Jianbao Li, respectively. However, there is no guarantee that our shareholders will abide by their commitment to provide funds or that we will be able to enforce such commitments. In addition, there is no guarantee that in the future we will generate enough profits to support our business or that our principal shareholders will be willing or able to commit to provide funds to us on favorable terms or at all. Although we believe that our anticipated cash flows from operating activities, together with cash on hand and additional capital contributions we expect to receive from existing investors, will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next twelve months, we cannot assure you this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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Our ability to protect the confidential information of our customers may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

Our website and mobile application collect, store and process certain personal and other sensitive data from our customers, which make them an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our website or mobile application could cause confidential customer information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with customers could be severely damaged, we could incur significant liability and our business and operations could be adversely affected.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology, or the MIIT. We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our website and mobile application. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage. In addition, we have no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline and our business may be harmed.

Our website and internal systems rely on software that is highly technical, and if such software contains undetected errors, our business could be adversely affected.

Our website and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for customers using our platform, delay introductions of new features or enhancements, result in errors or compromise our ability to manage our projects, protect customer data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of customers or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. See “Business—Intellectual Property” and “Regulation—Regulation on Intellectual Property Rights.” We cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to register, maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our marketplace and better serve borrowers and investors. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

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Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	difficulties in retaining, training, motivating and integrating key personnel;

•	diversion of management’s time and resources from our normal daily operations;

•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•	risks of entering markets in which we have limited or no prior experience;

•	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•	failure to successfully further develop the acquired technology;

•	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products and services or that any new or enhanced products and services, if developed, will achieve market acceptance or prove to be profitable.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we plan to provide different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we generally have confidentiality and non-competition provisions in the employment agreements with our management or enter into stand-alone confidentiality agreement and non-competition agreement with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

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Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including marketing, logistic and quality control personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve customers could diminish, resulting in a material adverse effect to our business.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

While we maintain property insurance coverages, our insurance policies may not cover all potential risks and liabilities.

We may not have sufficient insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to services and products. Even if we decide to obtain additional insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

While we provide the legally required personal insurance for the benefit of our employees, we do not maintain key man life insurance on any of our senior management or key personnel. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key personnel that we lose.

Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to our consolidated variable interest entity do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership of internet-based businesses, such as distribution of online information, is subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except e-commerce) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment promulgated in 2007, as amended in 2011 and in 2015, respectively, and other applicable laws and regulations.

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We are a Cayman Islands company and our PRC subsidiary is considered a foreign invested enterprise. To comply with PRC laws and regulations, we conduct our operations in China through a series of contractual arrangements entered into among WFOE, Shengshi and the shareholders of Shengshi. As a result of these contractual arrangements, we exert control over Shengshi and consolidate its operating results in our financial statements under U.S. GAAP. For a detailed description of these contractual arrangements, see “Corporate History and Structure.”

In the opinion of our PRC counsel, AllBright Law Offices, our current ownership structure, the ownership structure of our PRC subsidiary and our consolidated variable interest entity, and the contractual arrangements among WFOE, Shengshi and the shareholders of Shengshi are not in violation of existing PRC laws, rules and regulations; and these contractual arrangements are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, AllBright Law Offices has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

It is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. In particular, in January 2015, the Ministry of Commerce, or MOFCOM, published a discussion draft of the proposed Foreign Investment Law for public review and comments. Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. See “Regulation—Regulations on Foreign Investment Restrictions” and “—Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.” If the ownership structure, contractual arrangements and business of our company, our PRC subsidiary or our consolidated variable interest entity are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of our PRC subsidiary or consolidated variable interest entity, revoking the business licenses or operating licenses of our PRC subsidiary or consolidated variable interest entity, shutting down our servers or blocking our online platform, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from this offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of our consolidated variable interest entity, and/or our failure to receive economic benefits from our consolidated variable interest entity, we may not be able to consolidate its results into our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with our consolidated variable interest entity and its shareholders for our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Shengshi and its shareholders to operate our business. For a description of these contractual arrangements, see “Corporate History and Structure.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated variable interest entity. For example, our consolidated variable interest entity and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct its operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

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If we had direct ownership of Shengshi, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Shengshi, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our consolidated variable interest entity and its shareholders of their obligations under the contracts to exercise control over our consolidated variable interest entity. The shareholders of our consolidated variable interest entity may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with our consolidated variable interest entity. Although we have the right to replace any shareholder of our consolidated variable interest entity under the contractual arrangement, if any shareholder of our consolidated variable interest entity is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “—Any failure by our consolidated variable interest entity or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.” Therefore, our contractual arrangements with our consolidated variable interest entity may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our consolidated variable interest entity or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If our consolidated variable interest entity or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Shengshi were to refuse to transfer their equity interest in Shengshi to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entity, and our ability to conduct our business may be negatively affected. See “—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.”

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The shareholders of our consolidated variable interest entity may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of Shengshi are held by Wei Zheng, our Chief Executive Officer and Jianbao Li, our Chief Operating Officer. Their interests in Shengshi may differ from the interests of our company as a whole. These shareholders may breach, or cause our consolidated variable interest entity to breach, the existing contractual arrangements we have with them and our consolidated variable interest entity, which would have a material adverse effect on our ability to effectively control our consolidated variable interest entity and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with Shengshi to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreement with these shareholders to request them to transfer all of their equity interests in Shengshi to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the shareholders of Shengshi, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our consolidated variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entity owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC corporate income tax law requires every enterprise in China to submit its annual corporate income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between WFOE, our wholly-owned subsidiary in China, Shengshi, our consolidated variable interest entity in China, and the shareholders of Shengshi were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Shengshi’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Shengshi for PRC tax purposes, which could in turn increase its tax liabilities without reducing WFOE’s tax expenses. In addition, if WFOE requests the shareholders of Shengshi to transfer their equity interests in Shengshi at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject Shengshi to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Shengshi for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our consolidated variable interest entity’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our consolidated variable interest entity that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Our consolidated variable interest entity holds certain assets that are material to the operation of our business, including domain names and an ICP license. Under the contractual arrangements, our consolidated variable interest entity may not and its shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event our consolidated variable interest entity’s shareholders breach the these contractual arrangements and voluntarily liquidate our consolidated variable interest entity, or our consolidated variable interest entity declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If our consolidated variable interest entity undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Following this offering, we may be a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We may be a “controlled company” as defined under the NASDAQ Stock Market Rules because two principal shareholders may beneficially own more than 50% of our outstanding ordinary shares following this offering. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

The equity pledge under the Equity Pledge Agreements between WFOE and the Shengshi shareholders may not be approved by Administration for Industry and Commerce (“AIC”), in which case, WFOE may not be able to enforce the Equity Pledge Agreements.

Pursuant to applicable PRC laws and regulations, the equity pledges of the Shengshi shareholders under their respective Equity Pledge Agreements must be registered with the relevant government authorities in order for such equity pledges to be enforceable under PRC Law. However, such registration may not be approved by the AIC. In such case, WFOE may not be able to enforce the Equity Pledge Agreements.

Currently, both shareholders of Shengshi have pledged all their equity interest to WFOE and there is no more equity interest available for pledge. However, the Shengshi shareholders may increase registered capital and cause Shengshi to issue additional shares. If the shareholders contribute more registered capital to Shengshi in the future, the increased registered capital shall also be pledged to WFOE. However, every pledge must be registered at the competent AIC, and there is no assurance that the pledge of increased registered capital, if any, will be approved by the AIC.

In the event that WFOE are unable to enforce the Equity Pledge Agreements, or if WFOE suffer significant time delays or other obstacles in the process of enforcing Equity Pledge Agreements, it would be very difficult to exert effective control over VIE, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected.

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Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The MOFCOM published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The MOFCOM is currently soliciting comments on this draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

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Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “negative list,” the FIE must go through a market entry clearance by the MOFCOM before being established. If an FIE proposes to conduct business in an industry subject to foreign investment “prohibitions” in the “negative list,” it must not engage in the business. However, an FIE that is subject to foreign investment “restrictions,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a “negative list,” to be separately issued by the State Council at a later date. Unless the underlying business of the FIE falls within the negative list, which calls for market entry clearance by the MOFCOM, prior approval from the government authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. See “—Risks Related to Our Corporate Structure” and “Our Corporate History and Structure.” Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is included in the “negative list” as restricted industry, the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

The draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the companies currently employing a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. In addition, it is uncertain whether the online consumer finance marketplace industry, in which our variable interest entity operates, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” that is to be issued. If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as MOFCOM market entry clearance or certain restructuring of our corporate structure and operations, to be completed by companies with existing VIE structure like us, there may be substantial uncertainties as to whether we can complete these actions in a timely manner, or at all, and our business and financial condition may be materially and adversely affected.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from an investment implementation report and an investment amendment report that are required for each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

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We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

Our online website, operated by our consolidated variable interest entity, Shengshi, may be deemed to be providing commercial internet information services, which would require Shengshi to obtain an ICP License. An ICP License is a value-added telecommunications business operating license required for provision of commercial internet information services. Shengshi, our PRC consolidated variable interest entity has obtained an ICP license as an internet information provider. Shengshi completed the 2016 annual review of the ICP license on June 2, 2017.

According to the Administrative Measures on Licensing of Telecommunication Business promulgated by MIIT and effective on April 10, 2009, the license issuing authorities shall conduct annual review on ICP License holders. Where a company does not participate in the annual review or any of its annual review matter does not conform to the provisions, it shall be deemed to have failed the annual review, and the telecommunications administrative authorities shall order rectification and impose corresponding administrative penalty. The Administrative Measures on Licensing of Telecommunication Business was further amended and effective on September 1, 2017, the company has to report certain information to the issuing authorities through the administration platform in the first quarter of every year. As such, the company will be required to file its 2017 annual report in the first quarter of 2018. Should the company fail to submit its annual report information with the required timeframe and further fail to remediate as requested by the telecommunications administrative authorities, the company will be included in the list of telecommunications business operators with poor management. Furthermore, as we are providing mobile applications to mobile device users, it is uncertain if Shengshi will be required to obtain a separate operating license in addition to the ICP License. Although we believe that not obtaining such separate license is in line with the current market practice, there can be no assurance that we will not be required to apply for an operating license for our mobile applications in the future.

The Circular on Strengthening the Administration of Foreign Investment in Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. Shengshi owns the relevant domain names in connection with our value-added telecommunications business and has the necessary personnel to operate our website. If an ICP License holder fails to comply with the requirements and also fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP License.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

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We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiary incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Shengshi to adjust its taxable income under the contractual arrangements it currently has in place with our consolidated variable interest entity in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “—Risks Related to Our Corporate Structure—Contractual arrangements in relation to our consolidated variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entity owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiary, as a wholly foreign-owned enterprise in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration and approval requirements.

Any loans to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC laws, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration of Foreign Exchange, or SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by the MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company.

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We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be filed with the MOFCOM or its local counterpart. In addition, SAFE issued a circular in September 2008, SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and unless otherwise provided by law, may not be used for equity investments within the PRC. Although on July 4, 2014, the SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014 and some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designate areas and such enterprises mainly engaging in investment are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment, our PRC subsidiary is not established within the designated areas. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our PRC subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish new variable interest entities in the PRC.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

Substantially all of our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from this offering. Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiary and consolidated variable interest entity is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. However, the People’s Bank of China, or the PBOC, regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. During the period between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow range. However, the RMB fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. Since June 2010, the RMB has started to slowly appreciate against the U.S. dollar, though there have been periods when the U.S. dollar has appreciated against the RMB. On August 11, 2015, the PBOC allowed the RMB to depreciate by approximately 2% against the U.S. dollar. It is difficult to predict how long such depreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the U.S. dollar may change again.

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There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. While we believe that we have made adequate employee benefit payments, local governments may determine otherwise and in such event, we may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, as amended, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear.

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Our PRC counsel, AllBright Law Offices, has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for the listing and trading of our Class A ordinary shares on the NASDAQ in the context of this offering, given that:

•	we established our PRC subsidiary, Shengshi, by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and

•	no explicit provision in the M&A Rules classifies the respective contractual arrangements between WOFE, Shengshi and its shareholders as a type of acquisition transaction falling under the M&A Rules.

However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the CSRC’s opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If the CSRC or any other PRC regulatory agencies subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government agencies promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. Sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of Class A ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of Class A ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of Class A ordinary shares.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

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PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Our principal shareholders who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our recent corporate restructuring.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who have been granted options or other awards will be subject to these regulations when our company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

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If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC corporate income tax law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the corporate income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the general position of the State Administration of Taxation (the “SAT”) on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC corporate income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Taxation—People’s Republic of China Taxation.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC corporate income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC corporate income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for corporate income tax purposes, gains realized on the sale or other disposition of our Class A ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A ordinary shares.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC corporate income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

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In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC corporate income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC corporate income tax law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Changes in PRC regulations relating to preferential tax policies for software enterprises could result in unfavorable tax consequences to us.

There are several PRC regulations relating to preferential tax policies for software enterprises. See Regulations-Preferential Tax Policies for the Software Industries. Since the recognition of software enterprise and the registration of products are cancelled, the recognition of software enterprise and registration of products is subject to the rules set by local industry associations.

Shengshi has obtained Software Product Certificate on May 25, 2017 and Software Enterprise Certificate on June 25, 2017 from Hubei Software Industry Association. Pursuant to the Notice of the Ministry of Finance and the State Administration of Taxation on Value-added Tax Policies for Software Products (Circular 100) issued by the Ministry of Finance and the State Administration of Taxation, after certain examination and approval of the competent tax authority, Shengshi may enjoy the preferential VAT polices for its software products. However, there is no guarantee that Shengshi will enjoy the preferential tax policies due to the changes in the PRC regulations.

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There may be certain customer complaints for the environment inspection and acceptance of home improvement.

Currently, there is no clear compulsory standards for environment inspection and acceptance of home improvement. If there is no institute to inspect the environment after the home improvement is completed, the customers may file complaints with applicable government agencies.

Shengshi may bear liability for the products it sold for causing physical injury or damage to third party property.

Shengshi entrusted certain consignee to manufacture certain products with Shengshi’s identification. According to the PRC Product Lability Law issued by the Standing Committee of the National People's Congress and amended on July 8, 2000, if a defect in a product causes physical injury or damage to third party property, the party which was injured or incurred damage may claim compensation against the Shengshi. Shengshi can only have the right of recovery against the consignee if the consignee is liable.

The audit report included in this prospectus is prepared by auditors who are not inspected fully by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.

As an auditor of companies that are publicly traded in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, Friedman LLP is required under the laws of the United States to undergo regular inspections by the PCAOB. However, because we have substantial operations within the People’s Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor and its audit work is not currently inspected fully by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures. As a result, shareholders may be deprived of the benefits of PCAOB inspections, and may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our Class A ordinary shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our Class A ordinary shares. We intend to apply to have our Class A ordinary shares listed on NASDAQ.  If an active trading market for our Class A ordinary shares does not develop after this offering, the market price and liquidity of our Class A ordinary shares will be materially adversely affected. The public offering price for our Class A ordinary shares will be determined by negotiations between us and the underwriters and may bear little or no relationship to the market price for our Class A ordinary shares after the public offering. You may not be able to sell any Class A ordinary shares that you purchase in the offering at or above the public offering price.  Accordingly, investors should be prepared to face a complete loss of their investment.

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Our Class A ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A ordinary shares begin trading on NASDAQ, our Class A ordinary shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Class A ordinary shares at or near bid prices at any given time may be relatively small or non-existent.  This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  Broad or active public trading market for our Class A ordinary shares may not develop or be sustained.

The market price for our Class A ordinary shares may be volatile.

The market price for our Class A ordinary shares may be volatile and subject to wide fluctuations due to factors such as:

•	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities research analysts;

•	negative publicity, studies or reports;

•	conditions in Chinese home improvement markets;

•	our capability to stay current with the technology innovations and market trends in the industry;

•	changes in the economic performance or market valuations of other home improvement service providers;

•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar; and

•	general economic or political conditions in China.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Class A ordinary shares.

Volatility in our Class A ordinary shares price may subject us to securities litigation.

The market for our Class A ordinary shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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Our proposed dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

Our ordinary shares will be divided into Class A ordinary shares and Class B ordinary shares immediately prior to the completion of this offering. Holders of Class A ordinary shares will be entitled to one vote per share, while holders of Class B ordinary shares will be entitled to 10 votes per share, subject to the limitations set forth in “Description of Share Capital—Ordinary Shares.” We will issue Class A ordinary shares in this offering. All of the outstanding ordinary shares held by the Class B Holders as of the date of this prospectus will be automatically redesignated or converted into Class B ordinary shares immediately prior to the completion of this offering. All other ordinary shares that are outstanding as of the date of this prospectus will be automatically redesignated or converted into Class A ordinary shares immediately prior to the completion of this offering. We intend to maintain the dual-class voting structure after the completion of this offering. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by the original holder thereof to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.

Due to the disparate voting powers attached to these two classes of ordinary shares, the Class B Holders will own approximately % of our total issued and outstanding ordinary shares and % of the voting power of our outstanding shares immediately after this offering. Therefore, holders of the Class B ordinary shares will have decisive influence over matters requiring shareholders’ approval, including election of directors and significant corporate transactions, such as a merger or sale of our company. This concentrated voting interest will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from WFOE. WFOE may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

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You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder to effect service of process or to enforce judgments obtained in the United States courts. .

Our corporate affairs are governed by our memorandum and articles of association and by the Companies Law (2016 Revision) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We currently intend to file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer. Accordingly, our shareholders may not have access to certain information they may deem important.

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We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our ordinary shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•	At least 75% of our gross income for the year is passive income; or

•	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2017 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our WOFE as being wholly owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of the WOFE but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of a corporation in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the home improvement market in China;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our relationships with investors and borrowers;

•	competition in our industry; and

•	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A ordinary shares. In addition, the rapidly changing nature of the home improvement industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

After deducting the estimated underwriter’s discount and offering expenses payable by us, we expect to receive net proceeds of approximately $8,300,000 from this offering if the minimum offering is sold and approximately $17,700,000 if the maximum offering is sold, and assuming the underwriter’s over-subscription option, consisting of 600,000 Class A ordinary shares at a price of $5.00 per share (up to $3,000,000 of net proceeds) is not exercised. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business.

We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include establishment of new branch companies and sales offices, expansion of existing branch companies, investment in product research and development, sales and marketing activities, technology infrastructure, capital expenditures and corporate purposes including working capital needs. Currently, potential cities for new branches under consideration include Guangzhou, Hangzhou, Nanjing and Chongqing. We may also establish new branch companies in cities we already have a presence. The table below shows how we intend to use the proceeds in the event of minimum and maximum offering and assumes the underwriter’s over-allotment option has not been exercised.

Description of Use	Estimated Amount of Net Proceeds (Minimum Offering)	Estimated Amount of Net Proceeds (Maximum Offering)	Percentage
Marketing and Promotion	$1,000,000	$2,000,000	10%
Business Expansion (establishment of new branch companies or sales offices, expansion of existing branch companies)	$2,300,000	$4,600,000	23%
Intelligent Products Research	$2,300,000	$4,600,000	23%
Big Data Management (develop and update system, data analysis and mining, personnel recruitment)	$1,000,000	$2,000,000	10%
Underwriting Expenses	$600,000	$1,200,000	6%
Working Capital	$2,800,000	$5,600,000	28%
Total	$10,000,000	$20,000,000	100%

In the event that the underwriter’s over-subscription option is exercised, we intend to use such proceeds (up to $3,000,000) for working capital purposes.

To the extent we raise an amount between the minimum and maximum offering, we expect that we would allocate amounts in approximately the same percentages. To the extent that a certain portion or all of the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering — We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our consolidated variable interest entity only through loans, subject to the approval of government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to file at the PRC Ministry of Commerce (“MOFCOM”) or its local counterparts. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with the PRC State Administration of Foreign Exchange (“SAFE”) or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2017:

●	on an actual basis;

●	on an as adjusted basis to reflect the sale of ordinary shares by us in this offering at an assumed initial public offering price of US$5 per ordinary share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our ordinary shares and other terms of this offering determined at pricing. In addition, except for the last column in the first table below, the tables below assumes that the underwriter’s over-subscription option has not been exercised. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Maximum Offering (4,000,000 Ordinary Shares)
U.S. Dollars

September 30, 2017

	Actual	Pro Forma Adjusted for IPO (1)	Pro Forma Adjusted for IPO including Over-subscription
Long-term debt	$3,378,122	$3,378,122	$3,378,122
Common stock, $0.00125 par value per share, 100,000,000 shares authorized, 40,000,000 shares issued and outstanding, actual; 44,000,000 shares issued and outstanding, pro forma	50,000	55,000	55,750
Additional Paid-in Capital	38,145,250	55,850,250	58,671,000
Accumulated deficit	(31,154,950)	(31,154,950)	(31,154,950)
Accumulated Other Comprehensive Income	642,574	642,574	642,574
Total Shareholders’ Equity	7,682,874	25,392,874	28,214,374
Total Capitalization	$11,060,996	$28,770,996	$31,592,496

Minimum Offering (2,000,000 Ordinary Shares)
U.S. Dollars

September 30, 2017

	Actual	Pro Forma Adjusted for IPO (1)
Long-term debt	$3,378,122	$3,378,122
Common stock, $0.00125 par value per share, 100,000,000 shares authorized, 40,000,000 shares issued and outstanding, actual; 42,000,000 shares issued and outstanding, pro forma	50,000	52,500
Additional Paid-in Capital	38,145,250	46,447,750
Accumulated deficit	(31,154,950)	(31,154,950)
Accumulated Other Comprehensive Income	642,574	642,574
Total Shareholders’ Equity	7,682,874	15,987,874
Total Capitalization	$11,060,996	$19,365,996

(1) Gives effect to the sale of the minimum offering and the maximum offering, as applicable, at a public offering price of $5.00 per share and to reflect the application of the proceeds after deducting our estimated offering expenses.

(2) Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting the underwriter commission, underwriter expense allowance and other expenses. In a maximum offering, we expect to receive net proceeds of approximately $17,700,000 ($20,000,000 offering, less underwriting fee of $1,200,000 and offering expenses of approximately $1,100,000). In a minimum offering, we expect to receive net proceeds of approximately $8,300,000 ($10,000,000 offering, less underwriting fee of $600,000 and offering expenses of approximately $1,100,000). For an itemization of an estimation of the total offering expenses, see “Expenses Relating to this Offering” beginning on page 110 of this prospectus.

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DILUTION

If you invest in our Class A ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A ordinary share and the pro forma net tangible book value per Class A ordinary share after the offering. Dilution results from the fact that the per Class A ordinary share offering price is substantially in excess of the book value per Class A ordinary share attributable to the existing shareholders for our presently outstanding Class A ordinary shares.

Our net tangible book value attributable to shareholders at September 30, 2017 was $7,682,874, or approximately $0.19 per ordinary share outstanding as of September 30, 2017. Net tangible book value per ordinary share represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding.

If the minimum offering is sold, we will have 42,000,000 Class A ordinary shares outstanding, with 2,000,000 ordinary shares, or approximate 4.8]% upon completion of the offering in the public float. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2017, will be approximately $0.38 per Class A ordinary share. This would result in dilution to investors in this offering of approximately $4.62 per Class A ordinary share or approximately 92.4% from the assumed offering price of $5.00 per Class A ordinary share. Net tangible book value per Class A ordinary share would increase to the benefit of present shareholders by $0.19 per share attributable to the purchase of the Class A ordinary shares by investors in this offering.

If the maximum offering is sold, we will have 44,000,000 Class A ordinary shares outstanding, with 4,000,000 ordinary shares, or approximate 9.1% upon completion of the offering in the public float. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2017, will be approximately $0.58 per Class A ordinary share. This would result in dilution to investors in this offering of approximately $4.42 per Class A ordinary share or approximately 88.4% from the assumed offering price of $5.00 per Class A ordinary share. Net tangible book value per Class A ordinary share would increase to the benefit of present shareholders by $0.39 per share attributable to the purchase of the Class A ordinary shares by investors in this offering.

The following tables set forth the estimated net tangible book value per Class A ordinary share after the offering and the dilution to persons purchasing Class A ordinary shares based on the foregoing offering assumptions.

	Minimum Offering (1)	Maximum Offering (2)	Full Over-subscription Post-offering (3)
Assumed offering price per Class A ordinary share	$5.00	$5.00	5.00
Net tangible book value per Class A ordinary share as of September 30, 2017	$0.19	$0.19	0.19
Increase in net tangible book value per share after this offering	$0.19	$0.39	0.44
Net tangible book value per Class A ordinary share after the offering	$0.38	$0.58	0.63
Dilution per Class A ordinary share to new investors	$4.62	$4.42	4.37

(1)	Assumes gross proceeds from offering of 2,000,000 Class A ordinary shares.
(2)	Assumes gross proceeds from offering of 4,000,000 Class A ordinary shares.
(3)	Assumes gross proceeds from offering of 4,600,000 Ordinary Shares, if over-subscription option is exercised in full.

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EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received, and all of our expenses are paid, and denominated in RMB. Capital accounts of our condensed financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date.  Income and expenditures are translated at the average exchange rate of the period.  RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB and the United States dollar for the periods indicated.

	Period Ended December 31, (1)	Average (2)
2015	6.4778	6.2869
2016	6.9430	6.6549
2017 (through September 30, 2017)
January	6.8768	6.8907
February	6.8665	6.8694
March	6.8832	6.8940
April	6.8900	6.8876
May	6.8098	6.8843
June	6.7793	6.8066
July	6.7362	6.7718
August	6.5888	6.6670
September	6.6533	6.5690

(1)	The exchange rates reflect the noon buying rate in effect in New York City for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York.

(2)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

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ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company, located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, and AllBright Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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Harney Westwood & Riegels has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Harney Westwood & Riegels has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Our PRC counsel, AllBright Law Offices has advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview and Recent Developments

We have been recognized by the Housing Decoration Committee of the China Building and Decoration Association as a pioneer in the vertically integrated online-to-offline (“O2O”) home improvement service and product market in China. According to a recent Euromonitor report, we have the third largest market share in China among the vertically integrated O2O home improvement service and product providers in 2016. Through our online platforms and offline sales and service network in China, we provide our customers with a convenient, full-service, one-stop solution for their home improvement needs by offering consulting, design, construction, and furnishing services as well as modern, high-quality and high-tech products.

We have developed an operating model that is highly efficient for our customers. By utilizing the Internet and mobile applications to connect to consumers and offering standardized products and services that we believe are appealing to our target audience, we believe that our business model provides consumers with a 1-hour shopping process, as compared to the 5-7 days order confirmation cycle of traditional home improvement providers. Through shortening the supply chain and standardizing our services and products, we are able to minimize our customers’ costs and, we believe, deliver exceptional value to our customers.

We launched our operations in July 2014. Our revenues for the six months ended June 30, 2017 and for the year ended December 31, 2016 were $7,296,678 and $5,421,288, respectively, and our net loss was $9,324,015 and $13,176,768, respectively. Our net losses incurred for the six months ended June 30, 2017 and for the year ended December 31, 2016 reflect the significant operational costs we incurred due to our rapid expansion, including prepaid rent for our showrooms and expenses associated with setting up additional sales teams.

In the second quarter of 2017, we launched our third generation of services and products, which are enhanced versions of our earlier products due to the inclusion of electrical appliances and upgraded smart home products and generate a higher profit margin than our second generation of services and products. Also, in 2017, we launched an online store of our smart home products on our website which allows our existing customers to purchase smart home devices and components in addition to our home improvement packages. We believe the launch of the new packages and the new store, together with our increased marketing efforts in 2016 and 2017 including an endorsement agreement with celebrity and online marketing campaigns on third party websites and search engines, will increase our revenues and improve our operating performance in the second half of 2017.

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Results of Operations for the Six Months Ended June 30, 2017 and 2016

	Six Months ended June 30,		Changes
	2017	2016	($)	(%)
Revenues	$7,296,678	$859,161	$6,437,517	749%
Cost of sales	6,446,801	827,922	5,618,879	679%
Gross profit	849,877	31,239	818,638	2,621%
General and administrative	2,480,995	1,207,792	1,273,203	105%
Research and development expense	574,219	-	574,219	-
Selling expense	6,980,903	3,398,271	3,582,632	105%
Loss from operations	(9,186,240)	(4,574,824)	4,611,416	101%
Other income	9,051	312	8,739	2,801%
Other expense	(146,826)	(3,457)	143,369	4,147%
Loss before income taxes	(9,324,015)	(4,577,969)	4,746,046	104%
Income taxes	-	-	-	-
Net loss	(9,324,015)	(4,577,969)	4,746,046	104%
Foreign currency translation loss	(29,833)	(41,158)	(11,325)	(28)%
Comprehensive loss	$(9,353,848)	$(4,619,127)	$4,734,721	103%

Revenue

Revenue was $7,296,678 and $859,161 for the six months ended June 30, 2017 and 2016, respectively, representing an increase of approximately $6.4 million or 749%. Contract revenue is recognized when the construction is completed and accepted by customers. Payments received in advance of services provided are recorded as deferred revenues until the contract is completed. We recorded approximately $2 million of deferred revenue as of June 30, 2017, a decrease of approximately $3 million from approximately $5 million as of December 31, 2016. The primary reasons for the decrease were: 1) a decrease of down payment requirement for our customer contracts - we previously required 60% down payment for our home improvement and furnishing contracts in 2016, while at the beginning of 2017, we adjusted our requirement for down payment from 60% to 20% based on customer feedbacks and competitive pressure and 2) we had only 133 open contracts for major branches as of June 30, 2017 as compared to 483 open contracts for major branches as of December 31, 2016. We opened seven branches throughout China in 2016, which generated a significant number of new customers for us, as compared to only two new branches opened in the first half year of 2017.

	For the six months ended June 30, 2017	For the six months ended June 30, 2016
Contract revenue	$5,344,870	$859,161
Sales of smart home products	1,951,808	-
	$7,296,678	$859,161

Contract revenue

Contract revenue increased by $4.5 million, or 522%, from $0.9 million to $5.3 million for the six months ended June 30, 2017.

The table below illustrates the number of customer contracts we completed and the average revenue per contract:

	Number of contracts	Average Revenue per contract (USD)
Six months ended June 30, 2017	424	$12,606
Six months ended June 30, 2016	69	$12,451

The significant increase in contract revenue in the six months ended June 30, 2017 compared to the six months ended June 30, 2016 is mainly due to:

(a)	424 contracts were completed and it represented an increase of 355 contracts compared to the six months ended June 30, 2016;

(b)	More branches were opened and the Company has widened its customer base to cover 10 cities. During the six months ended June 30, 2016, only 5 branches were in operation and two of which, Shenzhen and Beijing branches were only opened in May 2016 while during the six months ended June 30, 2017, 9 branches were already in operation with the Zhengzhou branch opened in April 2017.

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In terms of the average revenue per contract, no significant fluctuation was noted.

Before April 2017, only second generation contract packages were offered. Third generation contract packages with a higher contact price was introduced to the market in May 2017, as of June 30, 2017, no third generation contract was completed and the first batch of third generation contracts completed in the third quarter of 2017.

Smart home products

Revenue derived from the smart home products amounted to $2.0 million for the six months ended June 30, 2017. Our first smart home product, the ultra-thin sweeping robot was launched in June 2017; hence, no respective sales were recorded in the 6 months ended June 30, 2016. The new ultra-thin sweeping robot with a thickness of approximately 3 centimeters was publicly launched in June 2017 and sales were conducted through our online stores and bulk sales to distributors. It is priced at RMB799 inclusive of VAT (approximately $116) per unit on our online store, which is the retail price for individual customers. As for bulk sales to our distributors, the unit price is about 20% lower than that of retail. During the six months ended June 30, 2017, 24,121 ultra-thin sweeping robots were sold for sales of $2.0 million. More new smart products were introduced in the third quarter of 2017 including power banks, rice cookers and air purifiers.

All revenue of the Company generated in the six months ended June 30, 2017 and 2016 were derived from sales in Mainland China.

Cost of sales

For the 6 months ended June 30, 2017 and 2016, cost of sales was $6,446,801 and $827,922, respectively, representing an increase of $5.6 million or 679%, which resulted from the significant expansion of our business in first half of 2017. Cost of revenue of home furnishing contracts was approximately $5.2 million and $0.8 million for the six months ended June 30, 2017 and 2016, respectively. The increase of $4.4 million in the six months ended June 30, 2017 was due to more contracts being completed compared to the same period in 2016. Cost of smart home products amounted to approximately $1.2 million in the six months ended June 30, 2017. Currently, we do not have our own manufacturing facilities. Our smart home products are entirely supplied by independent suppliers. Our cost of sales for the six months ended June 30, 2016 is mainly comprised of labor cost, consumption of raw materials, such as cement, paint and pipes, transportation costs, salaries and benefits, and rental expense of warehouses. Starting from June 2017, we started selling smart home products; hence, our cost of sales for the 6 months ended June 30, 2017 also included costs of smart home products purchased from external suppliers.

For the six months ended June 30, 2017 and 2016, business and sales related taxes were $2,447 and $13,320, respectively, representing an approximate decrease of $10,873. Before May 1, 2016, business tax was levied on the contract revenue and after May 1, 2016, VAT system was enacted to replace business tax.

Gross profit

Gross profit for the six months ended June 30, 2017 and 2016 were $849,877 and $31,239, respectively. Our overall gross profit margin for the six months ended June 30, 2017 and 2016 were 11.6% and 3.6%, respectively. The increase in gross profit and gross profit margin for the same period on year-to-year comparison is mainly because we started selling smart home products in June 2017, which attract higher profit margin than home furnishing contracts, while we did not sell such products during for the same period in 2016.

Our cost and gross profit by product types for the six months ended June 30, 2017 and 2016 are as follows:

	For the six months ended June 30, 2017		For the six months ended June 30, 2016
	Cost	Gross Profit	Cost	Gross Profit
	$	%	$	%
Home furnishing contracts	5,217,137	2.4%	827,922	3.6%
Sale of smart home products	1,229,664	37.0%	-	-
	6,446,801	11.6%	827,922	3.6%

For the six months ended June 30, 2017 and 2016, the gross profit margins for home furnishing contracts were 2.4% and 3.6%, respectively. The low gross profit margin in both period was a result of the following factors:

1)	The first half of the year, especially from January to March, is generally slow for home furnishing businesses. Due to cold weather and traditional Chinese holiday season in January and February, fewer customers wish to start home improvement or renovation, resulting in a decrease in the sales volume. For example, for the six months ended June 30, 2016, as our business just started to grow, we completed only 69 contracts, as compared to 444 completed contracts for the whole year of 2016. While fewer contracts being completed for the first half of 2016, we still incurred fixed costs, such as warehouse rental expenses, for the period.

2)	During the first half of 2017, although we had much more completed contracts as compared to the same period in 2016 as our business model matures, the Company also had to face fast-changing technology by adjusting our strategy to incorporate smart home products into our home improvement and furnishing contracts. We have been gradually discontinuing our second-generation model products and services, and to replace it with our newly minted third-generation model products and services. In April 2017, our management decided not to carry any second-generation products and services any more, and approved to offer additional fees and overtime charges to our subcontractors to speed up the buildout construction of our open contracts. This change in business strategy increased subcontract labor costs and caused our gross margin to drop. In addition, in order to move our second-generation products and materials, we also offered certain discounts or added perks to our customers. The decrease in revenue for those contracts and the increased labor costs and fixed costs collectively contributed to the significant decrease of our gross margin for the first half of 2017.

3)	Furthermore, the raw material cost of certain construction materials, such as environmental testing and formaldehyde removal materials, tiles, bathroom accessories and doors, increased during the six months ended June 30, 2017. Bathroom accessories such as toilets and sinks increased even more with some even doubled in price as comparing to that in the fiscal year 2016. The increase in materials caused our profit margin to drop even lower.

With all these factors combined, our profit margin for the first six months of 2017 was much lower than that for the year ended December 31, 2017. Our management is adjusting our strategy by incorporating new product line such as sales of popular smart home products, which enjoys much higher profit margin due to relatively new entry to market. We also expect our third generation products and services will generate better profit margin for us going forward based on our better pricing strategy and feedbacks from our customers.

Expenses

	Six Months Ended June 30,				Changes	Changes
	2017	% of Total	2016	% of Total	($)	(%)
General and administrative expenses	$2,480,995	25%	$1,207,792	26%	$1,273,203	105%
Research development expenses	574,219	6%	-	-	574,219	-
Selling expenses	6,980,903	69%	3,398,271	74%	3,582,632	105%
Total operating expenses	$10,036,117	100%	$4,606,063	100%	$5,430,054	118%

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General and administrative expenses

Our general and administrative expenses increased by approximately by approximately $1.3 million or 105%, to approximately $2.5 million for the six months ended June 30, 2017 from approximately $1.2 million in the same period in 2016. The significant increase of general and administrative expenses in the six months ended June 30, 2017 was a result of our significant business expansion, including opening new branches and expanding operations of existing branches. During the six months ended June 30, 2016, only 5 branches were opened and two of which were opened in May 2016 while there were 9 branches in the six months ended June 30, 2017. As a result, the associated salaries and benefits (increase in number of headcounts in accounting and finance department and human resource and administration departments), rental expenses, office expenses, recruitment expenses and depreciation increased compared to the six months ended June 30, 2016.

Research and development expenses

We did not have any research and development expenses incurred in the six months ended June 30, 2016. The research and development department was set up in July 2016 and is mainly engaged in research and development activities on improvement of our mobile applications, software systems and development of new smart home products. In the third quarter of 2017, several new products were launched in the market including fast-charging power banks, hand-held hoovers, smart electric hubs and air purifiers.

Selling expenses

Selling expenses increased by approximately $3.6 million to $7.0 million for the six months ended June 30, 2017 compared to approximately $3.4 million in the same period in 2016. The increase was mainly due to significant business expansion starting from the second half of 2016, in connection with which, new branches and more showrooms were opened, intense advertising activities were conducted, and more sales personnel were hired. More showrooms and sales teams were set up to expand the home improvement service sector.

Other expenses

Other expenses are used to record our non-operating expenses, mainly including forfeiture of rental deposit of $0.1 million due to early termination of rental agreement of Beijing branch in March 2017. A new office was rented by the Beijing branch in June 2017.

Income taxes and other taxes

We are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company and SSLJ Holdings are both offshore holding companies and are not subject to corporate income or capital gains under the laws of the Cayman Islands and British Virgin Islands, respectively.

SSLJ HK was incorporated in Hong Kong and is subject to Hong Kong corporate income tax at a rate of 16.5% on the estimated assessable profits arising from Hong Kong.

WOFE and Shengshi are registered in the PRC and are generally subject to corporate income tax at a unified rate of 25%.

Shengshi, our operating entity, has obtained Software Product Certificate on May 25, 2017 and Software Enterprise Certificate on June 25, 2017 from Hubei Software Industry Association. Pursuant to the Notice of the Ministry of Finance and the State Administration of Taxation on Value-added Tax Policies for Software Products (Circular 100) issued by the Ministry of Finance and the State Administration of Taxation, after certain examination and approval of the competent tax authority, Shengshi may enjoy the preferential VAT polices, including (i) tax exemption for 2 years and corporate income tax at 50% of the prevailing income tax rate in the following 3 years and (ii) 14% VAT refund on the sales of software products. However, there can be no guarantee that the preferential tax treatment will continue in the future.

Prior to January 1, 2016, Shengshi was subject to a fixed-rate income tax assessed by the local tax authority. Under the fixed-rate income tax system, 8% of annual gross revenue is deemed Taxable Net Income (“TNI”) for income tax purposes, without giving consideration to the costs and operating expenses. The income tax is then levied at 25% of the TNI. Thus, despite the fact that the Company incurred an operating loss for the year ended December 31, 2015, $16,563 was assessed as income tax under the fixed-rate income tax system by the local tax authority.

The fixed-rate income tax method is no longer applicable to Shengshi starting January 1, 2016. Shengshi will be subject to a corporate income tax at unified rate of 25% on net income generated going forward.

No taxable income was derived by the Company in the six months ended June 30, 2017 and 2016. Therefore, no corporate income tax was accrued.

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Results of Operations for the Years Ended December 31, 2016 and 2015

The following table presents an overview of our results of operations for the years ended December 31, 2016 and 2015:

	Years ended December 31,		Changes
	2016	2015	($)	(%)
Revenues	$5,421,288	$444,169	$4,977,119	1,121%
Cost of sales	4,815,257	395,405	4,419,852	1,118%
Gross profit	606,031	48,764	557,267	1,143%
General and administrative	2,363,945	1,261,980	1,101,965	87%
Research and development expense	520,415	-	520,415	-
Selling expense	10,539,153	656,113	9,883,040	1,506%
Loss from operations	(12,817,482)	(1,869,329)	10,948,153	586%
Other income	5,462	44,895	(39,433)	(88)%
Other expense	(364,748)	(8,677)	356,071	4,104%
Loss before income taxes	(13,176,768)	(1,833,111)	11,343,657	619%
Income taxes	-	16,563	(16,563)	-
Net loss	(13,176,768)	(1,849,674)	11,327,094	612%
Foreign currency translation gain (loss)	508,048	(94,639)	602,687	(637)%
Comprehensive loss	$(12,668,720)	$(1,944,313)	$10,724,407	552%

Revenue

Revenue was $5,421,288 and $444,169 for the years ended December 31, 2016 and 2015, respectively, representing an increase of approximately $5.0 million or 1,121%. Revenue is recognized when the construction is completed and accepted by customers. Payments received in advance of services provided are recorded as deferred revenues until the contract is completed. During 2015, we had three branches and started our full operation in the second half of 2015 with these branches. Revenue in 2015 was primarily derived from the Wuhan and Shanghai branches, with the Chengdu branch set up in October 2015. During 2016, six new branches were launched. However, four of the six newly set-up branches were in a trial operating period until we started fully operating in the second half of 2016. The table below illustrates the number of customer contracts we entered into, and the average revenue per contract in 2016 and 2015:

	Number of contracts	Average Revenue per contract (USD)
2016	444	$12,210
2015	34	$13,064

The increase in customer contracts from 2015 to 2016 reflects a full year of operations for our Wuhan and Shanghai branches as well as new operations in our other branches. The decrease in average revenue per contract reflects the decrease in average size of the properties we worked on (on a square meter basis).

Our Wuhan branch contributed to 39% and 85%, respectively, of the total revenue for the years ended December 31, 2016 and 2015. Our Shanghai branch generated approximately 34% and 15% of total revenue for the years ended December 31, 2016 and 2015, respectively. These two branches collectively generated 73% and 100% of total revenue, for the years ended December 31, 2016 and 2015, respectively.

Our customer base consists primarily of individual customers who are furnishing their newly purchased apartments or plan to re-furnish their old apartments. In China, many new apartments are sold with no furnishings. Therefore, new home owners have to look for home furnishing service companies to construct basic home furnishing work before moving in. Prior December 31, 2016, our services were limited to basic home furnishing services, without electrical appliances or other home products. We started to include these products in our third generation packages in 2017 as we believe this make our services and products are attractive to customers.

Other than the 444 contracts completed in 2016, we entered into an additional 536 contracts with individual customers in 2016 and these contracts are expected to be completed in 2017.

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Cost of sales

For 2016 and 2015, cost of sales was $4,731,226 and $367,600, respectively, representing an increase of $4.4 million or 1,197%, which resulted from the significant expansion of our business in 2016. Our cost of sales is mainly comprised of labor cost, consumption of raw materials, such as cement, paint and pipes, transportation costs, salaries and benefits, and rental expense of warehouses.

Although we do not have an in-house construction team, the Company employs experienced in-house construction managers stationed in each of the branches and overlook the progress and quality of all construction sites. In-house construction managers visit each of the construction sites on a regular basis and certify the progress performed by our sub-contractors. All ad-hoc events are also being dealt with on an immediate basis to ensure all construction service contracts are completed on time and of required standard.

For 2016 and 2015, business and sales related taxes were $84,031 and $27,805, respectively, representing an approximate increase of $56,226 from 2015 to 2016, which resulted from increased revenue.

Gross profit

Gross profit was $606,031 in 2016, as compared to $48,764 in 2015, an increase of $557,267, or 1,143%, due to increased revenues. Our gross profit margin for both 2016 and 2015 remain relatively constant at 11%.

Expenses

	Years ended December 31,				Changes	Changes
	2016	% of Total	2015	% of Total	($)	(%)
General and administrative expenses	$2,363,945	18%	$1,261,980	66%	$1,101,965	87%
Research development expenses	520,415	4%	-	-	520,415	-
Selling expenses	10,539,153	78%	656,113	34%	9,883,040	1,506%
Total operating expenses	$13,423,513	100%	$1,918,093	100%	$11,505,420	600%

General and administrative expenses

In 2016, our general and administrative expenses were $2,363,945, representing an approximate increase of $1.1 million compared to 2015. The significant increase of general and administrative expenses in 2016 was a result of our significant business expansion in 2016, including opening new branches and expanding operations of existing branches. As a result, the associated salaries and benefits, rental expenses, office expenses, recruitment expenses, professional and accounting expenses and depreciation increased compared to 2015.

Research and development expenses

In 2016, our research and development expenses were $520,415. We did not have research and development expenses in 2015. We established a new research and development department in 2016, mainly engaging in research and development activities on improvement of our mobile applications and software systems and new smart home products subsequently launched or to be launched in 2017.

Selling expenses

In 2016, our selling expenses were $10,539,153, representing a 1,506% increase from fiscal 2015. The increase was mainly due to significant business expansion in 2016, in connection with which, intense advertising activities were conducted, more showrooms were opened and more sales personnel were hired. Therefore, more showrooms and sales teams were set up to expand the home improvement service sector.

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Other income

Other income in 2015 primarily represented a government grant, net of tax, of $44,432. We did not receive any government grants in 2016. We cannot predict if we would receive any additional government grants in the future as the grants are typically given out on an as-needed basis and are solely at the discretion of the government.

Other expenses

Other expenses are used to record our non-operating expenses, mainly include donation of $335,573 to non-profit organizations in 2016 as part of our marketing efforts. Other expense in fiscal 2015 represents $6,422 donation to non-profit organizations. The donations were made at the discretion of the management and are not expected to be recurring each year.

Income taxes and other taxes

We are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company and SSLJ Holdings are both offshore holding companies and are not subject to corporate income or capital gains under the laws of the Cayman Islands and British Virgin Islands, respectively.

SSLJ HK was incorporated in Hong Kong and is subject to Hong Kong corporate income tax at a rate of 16.5% on the estimated assessable profits arising from Hong Kong.

WOFE and Shengshi are registered in the PRC and are generally subject to corporate income tax at a unified rate of 25%.

Shengshi, our operating entity, has obtained Software Product Certificate on May 25, 2017 and Software Enterprise Certificate on June 25, 2017 from Hubei Software Industry Association. Pursuant to the Notice of the Ministry of Finance and the State Administration of Taxation on Value-added Tax Policies for Software Products (Circular 100) issued by the Ministry of Finance and the State Administration of Taxation, after certain examination and approval of the competent tax authority, Shengshi may enjoy the preferential VAT polices, including (i) tax exemption for 2 years and corporate income tax at 50% of the prevailing income tax rate in the following 3 years and (ii) 14% VAT refund on the sales of software products. However, there can be no guarantee that the preferential tax treatment will continue in the future.

Prior to January 1, 2016, Shengshi was subject to a fixed-rate income tax assessed by the local tax authority. Under the fixed-rate income tax system, 8% of annual gross revenue is deemed Taxable Net Income (“TNI”) for income tax purposes, without giving consideration to the costs and operating expenses. The income tax is then levied at 25% of the TNI. Thus, despite the fact that the Company incurred an operating loss for the year ended December 31, 2015, $16,563 was assessed as income tax under the fixed-rate income tax system by the local tax authority.

The fixed-rate income tax method is no longer applicable to Shengshi starting January 1, 2016. Shengshi will be subject to a corporate income tax at unified rate of 25% on net income generated going forward.

No taxable income was derived by the Company in fiscal 2016. Therefore, no corporate income tax was accrued.

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Liquidity and Capital Resources

We have financed our operations primarily through cash provided by operating activities, capital contributions and loans made by our principal shareholders. Our current cash and cash equivalents primarily consist of cash on hand, which is unrestricted as to withdrawal and use and are deposited with banks in China. There is no guarantee that in the future we will generate enough profits to support our business or that our principal shareholders will be willing or able to confirm to provide funds to us on favorable terms or at all. As a result, we may be forced to halt or suspend our proposed expansion, including marketing and business activities, or we may have to borrow from banks or other financing sources on terms that are substantially less favorable to us or which may dilute your interests in our company.

As of June 30, 2017 and December 31, 2016, we had cash and cash equivalents of $980,983 and $76,048, respectively. The Company intends to fund its operations through continuing financial support by its shareholders in the near future and equity financings, including this offering, to ensure sufficient working capital until the business turns profitable. The Company’s principal liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. The Company’s ability to fund these needs will depend on its future performance, which will be subject in part to general economic, financial, regulatory and other factors beyond its control, including trends in its industry and technological developments.

Based on current operating plan and expected expenditure for its working capital needs in the near future, without significant additional capital contribution from the Company’s shareholder or successful equity financing, the Company will not have sufficient liquidity to sustain its operations for the next twelve months. As a result, the Company may not be able to implement its current plans for expansion or respond to competitive pressures, any of which would have a material adverse effect on its business, financial condition and results of its operations.

Substantially all of our operations are conducted in China and all of our revenues, expenses, cash and cash equivalents are denominated in RMB. RMB is subject to the exchange control regulation in China, and as a result, we may have difficulty distributing any dividends outside of China due to PRC exchange control regulations that restrict its ability to convert RMB into U.S. Dollars.

Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reaches 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation. Under PRC law, RMB is currently convertible into U.S. Dollars under a company’s “current account,” which includes dividends, trade and service-related foreign exchange transactions, without prior approval of SAFE, but is not from a company’s “capital account,” which includes foreign direct investments and loans, without the prior approval of the SAFE. As at December 31, 2016, no general reserve was set up as we have yet to be profitable.

We have never declared or paid any cash dividends to our shareholders. With respect to retained earnings accrued in the future, our board of directors may declare dividends after taking into account our operations, earnings, financial condition, cash requirements and availability and other factors as it may deem relevant at such time. Any declaration and payment, as well as the amount, of dividends will be subject to our charter and applicable Chinese and U.S. state and federal laws and regulations, including the approval from the shareholders of each subsidiary which intends to declare such dividends, if applicable. We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future.

We currently do not have any financial obligations dominated in US dollars, thus the foreign currency restrictions and regulations in the PRC on the dividends distribution will not have a material impact on the liquidity, financial condition and results of operations of the Company.

Working Capital

	For the six months ended June 30, 2017	For the years ended December 31, 2016
Current assets	$8,360,139	$4,887,623
Current liabilities	5,781,114	7,136,321
Working Capital	$2,579,025	$(2,248,698)

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Current assets as of June 30, 2017 primarily comprised of accounts receivable of $2.5 million, inventories of $1.6 million, advances to suppliers of $1.4 million, prepaid rent and other expenses of $0.7 million, other receivables of $0.6 million and other current assets of $0.5 million. Current assets as of December 31, 2016 were primarily comprised of inventories of $3 million, advances to raw material suppliers of $0.6 million and prepaid rent of $0.6 million.

The increase in current assets as of June 30, 2017 comparing to June 30, 2016 is mainly due to the increase in accounts receivable of $2.4 million. This is derived from the sales of ultra-thin sweeping robots in June 2017. The ultra-thin sweeping robot is our first smart good product publicly launched and during the six months ended June 30, 2017, 24,121 units were sold. Subsequent to the balance sheet date, the accounts receivable of $2.5 million was collected.

Current liabilities as of June 30, 2017 mainly consisted of accounts payable of $2.5 million, deferred revenue of $2.0 million, representing payments received in advance of services provided until contracts are completed and accrued expenses and other current liabilities of $1.2 million mainly including $0.7 million of accrued salaries and benefits. Current liabilities as of December 31, 2016 mainly consisted of deferred revenue of $5.1 million, accounts payable of $0.9 million and accrued expenses and other current liabilities of $1.1 million mainly including $0.6 million of accrued salaries and benefits.

The reduction in current liabilities is mainly due to reduction in balance of deferred revenue of $3.1 million; and offset by the increase in accounts payable balance. As the contracts on hand as at December 31, 2016 were gradually completed in the six months ended June 30, 2017, deferred revenue fell comparing to December 31, 2016. The increase in accounts payable balance results from the sales of the ultra-thin sweeping robots in June 2017.

In assessing our liquidity, management monitors and analyzes our cash on hand, our ability to generate sufficient revenue sources in the future and our operating and capital expenditure commitments. We have historically relied on our cash from operations as well as shareholders’ additional capital contribution and shareholder loans to fund our working capital needs. In March 2017, our shareholders contributed additional capital of RMB 100,000,000 (approximately $14.8 million) to increase our registered capital to RMB 180 million (approximately $26.4 million). In June 2017, our shareholders invested additional capital of RMB 80,000,000 (approximately $11.8 million). The Company may fund its operations through continuing financial support by its shareholders in the near future to ensure sufficient working capital until the business turns profitable.

Cash Flows

The following table provides detailed information about our net cash flows for the six months ended June 30, 2017 and 2016.

	Six Months Ended June 30,
	2017	2016
Net cash used in operating activities	$(12,761,461)	$(5,987,520)
Net cash used in investing activities	(2,700,432)	(1,780,112)
Net cash provided by financing activities	16,394,819	7,251,092
Effect of exchange rate changes on cash	(27,991)	76,729
Net (decrease) increase in cash	$904,935	$(439,811)
Cash at beginning of year	76,048	721,416
Cash at end of year	$980,983	$281,605

Operating Activities

Net cash used in operating activities was approximately $12.8 million for the six months ended June 30, 2017 which was primarily attributable to a net loss of approximately $9.3 million, adjusted for non-cash items of approximately $0.8 million and adjustments for changes in working capital of approximately $4.2 million. The adjustments for changes in working capital mainly included an increase in accounts receivable of $2.4 million and an increase in advances to suppliers of $0.8 million, which was partially offset by the decrease in inventories of $1.4 million and decrease in deferred revenue of $3.1 million.

Net cash used in operating activities was approximately $6.0 million for the six months ended June 30, 2016 which was primarily attributable to a net loss of approximately $4.6 million, adjusted for non-cash items of approximately $0.3 million and adjustments for changes in working capital of approximately $1.7 million. The adjustments for changes in working capital mainly included an increase in inventory of $1.1 million, an increase in advances to suppliers of $0.9 million and an increase in other receivables of $1.0 million, which was partially offset by the increase in deferred revenue of $1.0 million and increase in accrued expenses and other current liabilities of $0.5 million.

Investing Activities

Net cash used in investing activities in the six months ended June 30, 2017 was approximately $2.7 million, primarily attributable to acquisitions of property and equipment of $2.4 million and payments for construction in progress of $0.3 million. Acquisitions of property and equipment consists primarily of the leasehold improvements of new branches and new showrooms.

Net cash used in investing activities in the six months ended June 30, 2016 was primarily attributable to the approximately $1.8 million on acquisitions of property and equipment. Acquisitions of property and equipment consists primarily of the leasehold improvements of new branches set up in the first half of 2016.

Financing activities

Net cash provided by financing activities was approximately $16.4 million in the six months June 30, 2016, which was mainly attributable to net payment to related parties of $7.0 million and capital injection from shareholders of $23.4 million.

Net cash provided by financing activities was approximately $7.3 million for the six months ended June 30, 2016, representing loan proceeds from related parties.

Loans from Related Parties

There was no loan facility from any financial institutions for the Company as at June 30, 2017 and December 31, 2016. However, the Company's principal shareholders, Wei Zheng and Jianbao Li, loaned funds to the Company, whenever necessary, for its working capital use. These loans are interest free and due on demand. As of December 31, 2016, the balance due to Wei Zheng and Jiabao Li were $6,984,957 and $3,066, respectively. As of June 30, 2017, all outstanding balances of these loans have been paid back in full.

The following table provides detailed information about our net cash flows for the years ended December 31, 2016 and 2015.

	Years ended December 31,
	2016	2015
Net cash used in operating activities	$(10,579,902)	$(1,786,704)
Net cash used in investing activities	(6,191,933)	(4,035,354)
Net cash provided by financing activities	15,606,726	6,573,785
Effect of exchange rate changes on cash	519,740	(30,451)
Net (decrease) increase in cash	$(645,369)	$721,276
Cash at beginning of year	721,417	141
Cash at end of year	$76,048	$721,417

Operating Activities

Net cash used in operating activities in 2016 was approximately $10.6 million, which was primarily attributable to a net loss of approximately $13.2 million, adjusted for non-cash items of approximately $0.7 million and adjustments for changes in working capital of approximately $1.9 million. The adjustments for changes in working capital mainly included an increase in advances to suppliers of $0.5 million, an increase in inventory of $2.9 million; an increase in prepaid rent of $0.5 million; and an increase in rental deposits of $0.6 million, which was partially offset by the increase in deferred revenue of $4.8 million and increase in accounts payable of $0.9 million. The increase in working capital obligations is mainly due to expansion of the business in fiscal 2016.

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Net cash used in operating activities in 2015 was approximately $1.8 million, which was primarily attributable to a net loss of $1.8 million. The adjustments for changes in working capital mainly included an increase in advances to suppliers of $0.2 million; and an increase in inventory of $0.3 million, which was partially offset by increase in deferred revenue of $0.6 million collected from customers.

Inventory at December 31, 2015 and 2016 amounted to $0.3 million and $3.0 million, respectively. Inventory at December 31, 2015 was primarily comprised of work in progress that represents raw materials delivered to sites, and labor costs incurred in connection with contracts not yet completed as at the balance sheet date. Such work in progress was subsequently transferred to cost of sales upon completion of construction service contracts in 2016. Inventory at December 31, 2016 mainly represented raw materials of $1.4 million and work in progress of $1.6 million.

Investing Activities

Net cash used in investing activities in 2016 was approximately $6.2 million, primarily attributable to acquisitions of property and equipment of $6.1 million and payments for construction in progress of $0.1 million. Acquisitions of property and equipment consists primarily of the remaining payment of an office building acquired in Wuhan of $2.7 million, motor vehicles of $0.4 million, leasehold improvements in new branches of $1.7 million and miscellaneous acquisitions on office equipment and furniture of $0.5 million. The total consideration of the office building amounted to $5.5 million, exclusive of related taxes subsequently paid.

Net cash used in investing activities in 2015 was primarily attributable to the approximately $4.0 million on acquisitions of property and equipment, including $2.8 million prepayment for the Wuhan office building, motor vehicles of $0.4 million and leasehold improvements of $0.5 million.

Financing activities

Net cash provided by financing activities was approximately $15.6 million in 2016, which was mainly attributable to proceeds from related parties of $4.1 million and capital injection from shareholders of $11.5 million. On December 1, 2016, we approved an increase in the registered capital from RMB20 million (approximately $3.3 million) to RMB100 million (approximately $14.8 million) and such additional capital was fully funded on December 29, 2016.

Net cash provided by financing activities was approximately $6.6 million in 2015, representing loan proceeds from related parties.

Loans from Related Parties

There was no loan facility from any financial institutions by the Company as at December 31, 2016 and 2015. However, the Company's principal shareholders, Wei Zheng and Jianbao Li, loan funds, whenever necessary, to the Company for its working capital use. These loans are interest free and due on demand. As of December 31, 2016, and 2015, the balances due to Wei Zheng were $6,984,957 and $3,115,787, respectively. As of December 31, 2016, and 2015, the balances due to Jianbao Li were $3,066 and $157,894, respectively. As of June 30, 2017, all outstanding balance of these loans have been paid back in full.

Obligations under Material Contracts

We lease our offices and warehouses under non-terminable operating lease agreements, except for the Wuhan office building, which we own. Future lease obligations for operating leases with initial terms in excess of one year as at June 30, 2017 amounted to approximately $14.1 million, as described in the following table:

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Twelve months ended June 30,
2018	$4,294,027
2019	3,912,461
2020	2,774,784
2021	1,594,991
2022	726,539
Thereafter	833,655
Total	$14,136,457

Capital expenditures commitment

The Company does not have any significant capital expenditure commitment as at June 30, 2017.

Our capital expenditures are expected to increase in the future as our business continues to develop and expand. We have used cash generated from our operations and from shareholders’ capital contributions and loans to fund our capital commitments in the past and we anticipate using such funds and proceeds received from this offering to fund capital expenditure commitments in the near future.

Impact of Inflation

We do not believe the impact of inflation on our company is material.

Impact of Foreign Currency Fluctuations

Our subsidiaries and VIE maintain their books and records in RMB. Our reporting currency is USD. In general, for consolidation purposes, we translate assets and liabilities into USD using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of their financial statements are recorded as accumulated other comprehensive income. The foreign currency translation from RMB to USD could materially affect our financial condition and results of operations due to the fluctuation of exchange rate. The exchange rates in effect is shown below:

(a)	As of June 30, 2017, US$1.00 for RMB6.7793; for the six months ended June 30, 2017, US$1.00 for RMB6.8066;

(b)	As of December 31, 2016, US$1.00 for RMB6.943; for the year ended December 31, 2016, US$1.00 for RMB6.6549;

(c)	As at June 30, 2016, US$1.00 for RMB6.6368 ; for the six months ended June 30, 2016, US$1.00 for RMB6.5357;

(d)	As at December 31, 2015, US$1.00 for RMB6.4778; for the year ended December 31, 2015, US$1.00 for RMB6.2869

The change in the value of RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying change in our business or results of operation. If using the average exchange rate of fiscal 2015, our revenue, cost of goods sold and total expenses, including selling expenses, general administrative expenses and research and development expenses, for the year ended December 31, 2016 would increase by approximately $0.3 million, $0.3 million and $0.8 million, respectively.

If using the average exchange rate of the six months ended June 30, 2016, our revenue, cost of goods sold and total expenses, including selling expenses, general administrative expenses and research and development expenses, for the six months ended June 30, 2017 would increase approximately $0.4 million, $0.3 million and $0.5 million, respectively.

We did not have any foreign currency investments hedged by currency borrowings or other hedging instruments in six months ended June 30, 2017 and fiscal 2016 and 2015.

Off-balance Sheet Commitments and Arrangements

There were no off-balance sheet arrangements for the six months ended June 30, 2017 and the year ended December 31, 2016 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Critical Accounting Policies

We believe it is helpful to investors to understand the critical accounting policies underlying our financial statements and the following discussion of our Company’s financial condition and results of operations.

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Uses of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during each reporting period.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s financial statements include: the allowances for doubtful accounts, the valuation of inventory, estimated useful lives and fair value in connection with the impairment of property and equipment.

Revenue recognition

The Company recognizes revenue from home improvement and home furnishing service contracts and sales of smart home products with customers.

Home improvement and furnishing construction contracts: sales are recognized when the construction is completed and accepted by customers. Contract costs include all direct materials, subcontractor costs, and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Payments received in advance of services provided are recorded as deferred revenues until the contract is completed.

Sales of product: sales are recognized at the date of shipment from the Company’s facilities to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, ownership has passed, no other significant obligations of the Company exist and collectability is reasonably assured. Management considers delivery to occur upon shipment provided title and risk have passed to the customer, which is generally when the product is shipped to the customer from the Company’s facility. The Company’s sales revenue consists of the invoiced value of goods, net of value-added tax (“VAT”).

The Company previously provided a two-year warranty period for home improvement and furnishing services performed. The Company has not experienced any customer complaints on services provided during the years ended December 31, 2016 and 2015 and no customers had claimed damages for any loss incurred due to quality problems so far. Thus, the Company did not record any warranty cost provisions for the years ended December 31, 2016 and 2015 and for the six months ended June 30, 2017.

Starting July 2017, the Company entered into agreements with its renovation and remodeling subcontractors and mutually agreed that all future warranty and repair costs shall be borne by these subcontractors if any quality deficiencies arise. Management believes that there is no need to record any warranty cost provision at this time.

Accounts Receivables

Accounts receivables are stated at net realizable value. An allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. The Company typically requires prepayments or installments from customers prior to the start of improvement or home furnishing services. As for sale of smart home products, accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Inventories

Inventories are stated at the lower of cost or market value. Inventories consist of raw materials, finished goods, and construction projects in process that had not been completed. Provision is made for slow-moving, obsolete or unusable inventory.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

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The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2016 and 2015.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns subject to examination by tax authorities for three years from the date of filing. As of December 31, 2016, the tax years ended December 31, 2014 through December 31, 2019 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue derives from the invoiced home improvement and furnishing service contracts, net of VAT tax. All of the Company’s service contracts that are rendered in the PRC are subject to Chinese VAT tax at a rate of 11% of the gross sales price, effective May 1, 2016, as a part of new unified tax system implemented for home improvement and furnishing sector. Prior to that, the Company was subject to a fixed rate of business tax of 3%. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of providing their contract services.

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BUSINESS*

Overview and Recent Developments

We have been recognized by the Housing Decoration Committee of the China Building and Decoration Association as a pioneer in the vertically integrated O2O home improvement service and product market in China. According to a June 2017 Euromonitor report, we had the third largest market share in China among the vertically integrated O2O home improvement service and product providers in 2016. Through our online platforms and offline sales and service network in China, we provide our customers with a convenient, full-service, one-stop solution for their home improvement needs by offering consulting, design, construction, and furnishing services as well as modern, high-quality and high-tech products. We offer furnishing services for new constructions as well as renovation and remodeling of old apartments.

We have developed an operating model that is highly efficient for our customers. Through shortening the supply chain and standardizing our services and products, we are able to minimize our customers’ costs and, we believe, deliver exceptional value to our customers.

We launched our operations in July 2014. Our revenues in 2016 and 2015 were $5,421,288 and $444,169, respectively, and our net loss was $13,176,768 and $1,849,674, respectively. Our net losses in 2016 reflect the significant operational costs we incurred due to our rapid expansion, including prepaid rent for our showrooms and expenses associated with setting up additional sales teams. During the six months ended June 30, 2017, we continued to record a net loss, mainly because we devoted significant effort to advertising activities in the second quarter of 2017 to promote our home furnishing service together with increased effort in building up the research and development department so as to develop more smart home products which are sold through our online stores and distributor. We entered into a distribution agreement with Shenzhen Leyetang Health Management Co., Ltd. in the second quarter of 2017 to distribute 8,000 of our smart home sweeping robots online nationwide for $5.2 million from June 1, 2017 to December 31, 2017. The distribution agreement is non-exclusive and will automatically renew for another three months unless one party notifies the other party one month in advance. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations for the six months ended June 30, 2017 and 2016- Gross Profit” for a further discussion regarding factors that impacted our profits during six months end June 30, 2017.

In addition, in 2017, we launched our third generation of services and products, which are enhanced versions of our earlier products due to the inclusion of electrical appliances and upgraded smart home products and generate a higher profit margin than our second generation of services and products. We ceased to offer our second generation packages in April 2017. In the third quarter of 2017, we further updated our package to “third generation plus,” which includes basic decoration (RMB99,800, or approximately $15,100, for an 80 square meter household and RMB899, or approximately $136, per square meter in excess of 80 square meters) and luxurious furnishings (RMB178,800, or approximately $27,050, for an 80 square meter household and RMB1,399, or approximately $212, per square meter in excess of 80 square meters). Also, in 2017, we launched an online store of our smart home products on our website which allows our existing customers to purchase smart home devices and components in addition to our home improvement packages. Our first smart home product, the ultra-thin sweeping robot, was introduced to the market in June 2017, and in the third quarter of 2017, we launched several additional new smart home products, including rice cooker and air purifier. We believe the launch of the new packages and the new store, together with our increased marketing efforts in 2016 and 2017 including an endorsement agreement with celebrity and online marketing campaigns on third party websites and search engines, will increase our revenues and improve our operating performance in the second half of 2017.

The chart below demonstrates our growth.

* Portions of this section are based on information obtained from a report, dated June 2017, issued by Euromonitor International Ltd.

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History and Corporate Structure

We operate in China through Shengshi Leju (Wuhan) Technology Holding Co., Limited (“Shengshi”), formed on July 22, 2014 under PRC laws. We incorporated SSLJ.com Limited under the laws of the Cayman Islands as our offshore holding company on December 7, 2016. SSLJ.com Limited owns 100% of the equity interest in SSLJ Holdings Limited (“SSLJ Holdings”), a company formed under the laws of the British Virgin Islands on November 24, 2016. Through SSLJ Holdings, we indirectly own 100% of the equity interest in SSLJ Technology Information Co. Limited (“SSLJ HK”), a Hong Kong company established on December 14, 2016. Wuhan Shengshi Leju Management Co. Limited (the “WFOE”), a wholly owned PRC subsidiary of SSLJ HK, entered into a series of agreements with Shengshi and Shengshi’s shareholders, through which we effectively control and derive all the economic interest from Shengshi.

On September 20, 2017, Shengshi Leju (Yadong) Intelligent Technology Co., Ltd. (“Shengshi Intelligent Technology”) was incorporated under PRC laws as a wholly-owned subsidiary of Shengshi. On September 22, 2017, Shengshi Leju (Yadong) Culture Communication Co., Ltd. (“Shengshi Culture Communication”) was incorporated under PRC laws as a 90% equity owned subsidiary of Shengshi. There are currently no operations of the two new subsidiaries but we plan to engage in sale of home improvement materials and marketing services for our company as well as other companies in the home improvement industry through the two new subsidiaries, respectively.

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus:

Our Industry

The services and products we offer our customers are comparable to those of a contractor for newly built apartments. In China, generally residential buildings are delivered by builders as a shell structure and residents are responsible to furnish and complete their apartments, including, but not limited to bathrooms, kitchens and furniture. Compared to the traditional home improvement business, the O2O home improvement business offers more transparency to consumers on construction materials and fees. It also improves the overall consumer experience by providing more efficient communication and online streaming of the construction process.

The O2O home improvement business is also more cost efficient compared to the traditional home improvement business. By utilizing the Internet and mobile applications to connect to consumers and offering standardized products and services that we believe are appealing to our target audience, we believe that our business model provides consumers with a 1-hour shopping process, as compared to the 5-7 days order confirmation cycle of traditional home improvement providers. Through shortening the supply chain and standardizing our services and products, we are able to minimize our customers’ costs and, we believe, deliver exceptional value to our customers.

According to the Euromonitor Report, O2O home improvement service providers in China generally offers packages at an average price of RMB 599 to RMB 899 per square meter (excluding any furniture or decorations), significantly lower than what traditional home improvement service providers charge (an average of RMB 1,500 per square meter).

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Furthermore, O2O home improvement companies can utilize big data technology to have deeper understanding of consumers’ needs and then extend their product line to establish their own ecosystem and maximize their profit.

O2O home improvement service providers typically either use the platform business model or vertical business model. Platform providers utilizes an online platform to obtain user traffic, user interactions, and provide big data information services. Platform providers do not offer construction services to their users. According to the Euromonitor Report, in 2016, the revenues of platform providers accounted for 69.5% of the O2O home improvement market in China.

Vertically integrated O2O home improvement service providers such as us integrate production and marketing, focusing on products and services. They have more control over the construction process, customer services and branding. In addition, leading vertical providers such as us usually have their own original equipment manufacturer brand and, through efficiencies, offer customers more competitive prices. According to the Euromonitor Report, in 2016, the contract transaction volume of vertical integrated O2O home improvement in China reached RMB64 billion (approximately $10 billion), accounting for 30.5% of the total transaction volume of the O2O home improvement market.

Market Opportunities

According to the PRC National Bureau of Statistics, in 2015, the sales volume of residential real estate in China increased 16.6% compared to 2014. In 2016, the real estate market had a growth in sales volume by 36.1% over 2015. Based on the development of the real estate market and optimistic outlook from large institutional investors, the O2O home improvement market in China has experienced rapid expansion in recent years. According to the Euromonitor Report, in 2016, transaction volume of O2O home improvement market reached RMB210 billion, accounting for 8.1% of the total transaction volume of home improvement market. A compound annual growth rate of 21.2% was maintained in the past three years.

Although O2O accounts for only a small portion of the overall home improvement market, its rapid development in recent years is attracting more and more consumers. O2O home improvement provides consumers with online access to diverse products and information as well as services such as booking, paying and providing reviews. With respect to offline services, the O2O model provides consumers with personalized products and services to meet consumer demands and reduce a variety of pain points for consumers during home decoration.

The largest markets for the O2O home improvement business are in the first and second tier cities, including Beijing, Shenzhen and Shanghai, with large populations, developed economy and more internet users. More than 80% of the O2O home improvement services are for apartments with less than 120 square meters and relatively young home owners. According to the Euromonitor Report, it is expected that the O2O market in China will maintain an annual growth rate of 15.8% in the next few years and reach RMB391 billion by 2021. Compared to those O2O home improvement service providers, vertical service providers such as Shengshi, have more ability to control construction and post-contract opportunities, and therefore, are expected to have a growth rate of 22.2% in the next five years and the total market share of vertical providers is expected to increase to 39.6% in 2021 from 30.5% in 2016.

Our Competitive Strengths

We believe the following competitive strengths have contributed to, or will contribute to, our recent and ongoing growth:

Experienced Management

We are led by highly experienced and entrepreneurial executive officers. Our founder and Chief Executive Officer, Mr. Wei Zheng, serves as the Vice Chairman of China Residential Building and Decoration Association as well as the Vice Chairman of Hubei Province Interior Design Industry Association. He is currently serving as the executive director of Wuhan Lejudai Financial Information Service Co., Ltd., an online wealth management and loan consulting service company, Shenzhen Leju Intelligent Furniture Co., Ltd., a company that focuses on the development, manufacture and sales of smart home cabinets and closets, and Tianmen Shengkang Zhiye Co., Ltd., a company that designs, develops and sells smart home products, furniture and decorations. We believe his deep understanding of forces shaping the industry landscape and a strong commitment to our culture are key drivers of our success and position us well for long-term growth.

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Business Model

Compared to traditional home improvement service providers, our O2O business model provides our customers with a highly cost efficient one-stop overall home improvement package and attracts online user traffic. We have established a comprehensive product database that includes all our home improvement products. In addition, we have implemented strict controls for product quality by screening our products and suppliers. We also provide customized design modules according to individual customer style preference and practical needs. Our Building Information Management (“BIM”) system allows efficient, high-quality completion of the design and streamlines the service chain. By cutting the intermediate links, we are able to enhance efficiency, reduce costs, and offer competitive prices for our packages. In addition, we believe the information collected by our database will further strengthen our research and development center and operation center. Furthermore, we engage third parties to perform construction work for our projects, which is more cost effective than maintaining an in-house construction team.

Comprehensive Network Operation

We believe that we cater to the habits of customers that regularly conduct commerce using the Internet or mobile devices and through social media platforms. Our team utilizes different platforms to promote our services and products to consumers, including our website, mobile applications, other online shopping platforms, such as tmall.com, jd.com and taobao.com and Weixin (also known as Wechat). We also utilize a variety of user behavior and image analysis to enable precise promotion and marketing, in order to reach our target customer group.

We believe our business model provides consumers with a much simple 1-hour shopping process, as compared to the 5-7 days order confirmation cycle of traditional home improvement providers.

Supply Chain Competitive Pricing

We also use an enterprise resource planning (“ERP”) system to monitor construction and customer acceptance. The combination of our ERP system and the BIM system allows our account managers to track the status of projects, until they are completed. We maintain nine branches and ten warehouses throughout various large cities in China and procure and distribute materials and products through our logistic distribution centers. In addition, we standardize our services and products to attempt to reduce the cost of goods through economy of scale. By such means, we may be able to minimize the overall costs and maximize our operation efficiency, which would allow us to deliver quality products and services to our customers at a competitive price.

Innovative Technology and Environmental Friendly Products

We believe that we are one of the few vertically integrated O2O home improvement service providers that integrates the smart home products into service and product packages. We bring smart home solutions to the everyday life of our customers. We use high-quality, environmentally friendly materials and work with our suppliers to develop our own brand of smart home products. Currently, we have our own brand of smart home console, intelligent air purifier, ultra-thin sweeping robots and twenty other innovative smart home products used in our smart home improvement packages. Through wireless communication, different smart home products can transmit signals with the console and provide real-time feedback and allow remote control of lighting, curtains, door locks and other home appliance switches. Our smart home systems support a maximum of 50 different settings. In June 2017, we received awards for our smart home product design and development from the Housing Decoration Committee of the China Building and Decoration Association.

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Our Strategies

We aim to satisfy customer needs by providing standardized design and improved customer experience. Our functional product designs enables us to customize design, control materials, offer reasonable timeline, control work quality, streamline service process and standardized products, and therefore predict and control our profits.

Going forward, we plan to build our smart home solutions ecosystem by continuing to integrate our smart home solution products in our packages. We believe that our combination of home improvement and smart technology will enable us to collect date and statistics on our customers, including their living habits and preference of home designs, products, applications and building and room types. This will enable us to better understand market trends and customer needs and therefore, further improve our designs and products. In addition, we can build our exclusive home improvement ecosphere with all the upstream and downstream enterprises by collecting and analyzing the general consumption habits of our customers and offer them further services such as financial management, insurance and shopping.

Our Operations

We operate through our website at http://www.sslj.com, various mobile applications and make our products and services available through online stores on third party online shopping websites, such as tmall.com, jd.com and taobao.com.

Our customers typically browse our website or other online stores or use our mobile applications to get an initial understanding of our product and service offering. Interested customers will either provide us with their contact information or reach out directly to our local sales offices. We have 10 branch companies and 12 sales offices in 10 cities, which are Beijing, Shanghai, Shenzhen, Wuhan, Suzhou, Hefei, Zhengzhou, Tianjin, Chengdu, Xi’an. Once the customers move offline, we will integrate our online platforms with offline services to satisfy their one-stop full-service home improvement needs.

Below is a flowchart of a typical transaction:

Consultation and Measuring

A client can consult with us online, over the phone, or onsite regarding any questions on renovating his or her dwelling. We also offer mobile applications for iOS and Android systems where the customer can review our services and products on their mobile phones or tablets. At the end of the consultation, the customer can make a reservation with us to visit our showroom and/or for a free measuring of his apartment/house.

Design

Our design services are included in our standard service and product packages. The design services include measuring, plan drawing, recommending room layout and products, and 360 degree interior rendering.

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Agreement Signing

Based on the measuring and the confirmation of a design plan, we provide an estimate of fees to the customers. If all agreeable, we sign a standard form of service agreement with the customer. Since the introduction of the third generations of services and products in 2017, the customer is required to make a down payment of 20% of the contract price. 60% of the contract price will be paid upon completion and acceptance of the electrical and plumbing work which is approximately 10 days after the commencement of construction. The remaining 20% will be paid upon the completion of the framework stage (before the wall painting and furniture). It takes approximately 30 days from the commencement of the construction to complete the framework stage while the entire construction takes approximately 58 days. Generally, we can collect 100% of the contract price within one month from the commencement of the construction. We believe the change in payment policy will attract more customers as it alleviates the financial burden of customers.

Construction

Upon receipt of the initial payment, we hire a sub-contractor to begin buildout construction in accordance with the design drawing confirmed by the customer. We currently outsource buildout the construction work to third party contractors. For our standard packages, the construction generally takes no more than 58 working days.

Furnishing

Once construction is completed, we start to furnish the dwelling based on the packages the customer has chosen. The customer has the option to change or update the standard package to customized package, with payment of additional expenses.

We currently offer our buildout construction and furnishing services to our customers as a package. We consider it as one deliverable. We only recognize revenue on our home improvement and furnishing contracts when both building construction and furnishing services are completed and accepted by our customers. Payments received in advance of services provided are recorded as deferred revenues until the contract is completed.

Inspection and Acceptance

Our in-house quality control professionals conduct inspection and ensure that we delivered quality products and services. Customers can inspect on their own or employ inspection professionals to conduct the inspection. We fix any issues identified during the inspection to the satisfaction of our customers.

Our Products and Services

To offer our customers a full-service, one-stop home improvement solution that is efficient and cost effective, we typically sell standardized packages of services and products. Such packages include consultation, design, construction and furnishing services in connection with home improvement as well as products such as furniture, lighting, appliances, customized cabinets and smart home systems. Packages are listed and described in full details on our website, http://www.sslj.com, mobile applications, and third party online shopping platforms.

The picture below shows our smart home package.

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Services

Our services include design, project management, water and electricity circuit reconstruction, masonry work, transportation of materials, bathroom backfilling, floor screeding, garbage disposal, furnishing, installation and environmental treatment. We guarantee to complete the project within 58 working days for our standard packages. If we fail to complete by the due date, we are required to pay penalties on each day we are not able to complete. In 2016 and during the six months ended June 30, 2017, we paid no penalties due to such failures.

During construction, our professionals conduct inspection at each of the important junctures to ensure each phase meets the required standards and that customers are satisfied with our quality of work.

Our services also include environmental testing and formaldehyde removal. At the end of the construction, we conduct environmental testing of the property to make sure it is formaldehyde free. If not, our professionals eliminate it free of charge. The process generally has minimal cost. In 2016 and 2015, we incurred $86,874 and $7,096 of elimination fees, respectively. During the six months ended June 30, 2017, $80,176 of elimination fees were incurred.

Although we do not have an in-house construction team, we employ experienced in-house construction managers stationed in each of the branches and overlook the progress and quality of all construction sites. In-house construction managers visit each of the construction sites on a regular basis and certify the progress performed by our sub-contractors. All on-site events are also being dealt with on an immediate basis to ensure all construction service contracts are completed on time and of required standard.

Products

Our standard packages cover a wide range of materials and products, mainly consisting of the following categories:

•	Materials

•	Hardware and appliances

•	Furniture

•	Decoration

•	Smart home products

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Pricing

We bill our customer a flat fee based on the size of the dwelling. For example, our “third generation plus” packages include basic decoration (RMB99,800, or approximately $15,100, for an 80 square meter household and RMB899, or approximately $136, per square meter in excess of 80 square meters) and luxurious furnishings (RMB178,800, or approximately $27,050, for an 80 square meter household and RMB1,399, or approximately $212, per square meter in excess of 80 square meters). If the dwelling requires removal of existing fixtures and decorations, the customer pays an additional RMB109 (approximately $16) per square meter. Packages include materials, hardware and appliances, furniture, decorations and smart home products. If the dwelling requires removal of existing fixtures and decorations, the customer pays an additional RMB109 (approximately $16) per square meter. Packages include materials, hardware and appliances, furniture, decorations and smart home products.

Styles and Showroom

We have 46 showrooms that display our current design styles. Our showrooms range from 240 to over 320 square meters in size and are typically located in the central area of our selected cities. We maintain consistency of presentation throughout our showrooms through a set of uniform standards to convey consistent images and provide information on our products and services to educate consumers and facilitate transactions.

Countryside

Oriental Art

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Nordic Life

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Liberalism

Online Shopping Mall

We also offer our services and products on our own website and our stores on third party platforms, through which potential customers may either make appointments for free consultation and measurements or purchase our home improvement services and products. We believe that our online presence allows us to market to a broader range of potential customers. We launched our new online shopping mall in 2017. This mall serves as another important online sales channel other than third party platforms. Our customers can purchase furniture and smart home devices included in our home improvement packages as well as making deposits for our home improvement services.

We also sell our smart home appliances through distributors. We entered into a distribution agreement with Shenzhen Leyetang Health Management Co., Ltd. in the second quarter of 2017 to distribute 8,000 of our smart home sweeping robots online nationwide for $5.2 million from June 1, 2017 to December 31, 2017. The license to distribute is non-exclusive and will automatically renew for another three months unless one party notifies the other party one month in advance.

Research and Development

Our research and development center has two teams, one technology research and development team and one product research and development team. Our technology research and development team has completed the online launch of our products (including our official website, mobile application and mobile website) to attract online traffic to the new products. We have also completed the offline client management, project management, supply chain management functions and confidentiality functions of the ERP system.

Future research and development efforts are expected to focus on adding the following functions to our online system:

•	Locate nearby showrooms

•	Locate nearby construction site

•	Personal project and construction timeline

•	Comments to construction sites and

•	Intelligence control

We also plan to further develop our online platform to attract customers and build our smart home solution ecosystem; improve our online transaction process (including online purchase, contract signing, construction supervision and acceptance of completed project) to strengthen communication between our platform and customers and the use of smart home solution products. With respect to offline development, we plan to improve efficiency of branch management through Office Automation (“OA”) system and cost control of our constructions through the Building Information Management (“BIM”) system. In addition, we plan to, through offline data collection, streamline our business process and increase efficiency.

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Our product research and development team is responsible for developing new products in accordance with market trends and customer preferences, improving material and resource database of our strategic partners, maximizing purchasing team, strategy and cost efficiency.

In 2017, the product research and development team completed the development of our third generation packages that incorporate some of our smart home products and the four different design styles. We also hire third party consultants to review and improve our product designs.

As of September 30, 2017, we had a total of 43 employees engaged in the product research and development functions and 18 in the technology research and development functions. For the years ended December 31, 2016 and 2015, our total research and development expenses were $520,415 and $0, respectively. For the six months ended June 30, 2017, research and development expenses amounted to $574,219.

Materials, Products and Other Suppliers

The most important materials and products we use include tiles, hardwood, smart sanitary ware, integrated ceiling, kitchen cabinet, closet, sofa, dining table, oven and smart home solutions which are manufactured by our OEM manufacturers and branded under our name. In addition, we also purchase furniture, electronics and appliances from over 40 different manufacturers throughout China. Commencing in June 2017, we started selling smart home products manufactured by OEM manufacturers. We currently do not have our own manufacturing facility.

We are focused on environmental and social responsibility and incorporating uniform environment, health and safety programs into our service and product standards. Our “green” initiatives include but are not limited to the use of high quality materials and products as well as the provision of free environmental testing and formaldehyde removal services. We strictly follow the standards and process required by the National Inspection Standards.

We have established long term relationships with our suppliers but we are not dependent on any particular supplier. We maintain a number of sources for each type of materials and products in order to prevent disruption in our supply chain and obtain competitive pricing.

In 2015, one of our suppliers, Shanghai Keruida Furniture Co., Ltd., accounted for more than 10% of our supplies. In 2016, no suppliers accounted for more than 10% of our supplies. For the six months ended June 30, 2017, three suppliers accounted for 33% in the aggregate of the total purchases.

Sub-Contractors

We do not maintain our own construction team. Instead, we engage professional labor services in the regions where we conduct business. For the years ended December 31, 2015 and 2016, we had two principal sub-contractors for construction work. For the six months ended June 30, 2017, due to expansion of business, we engaged an aggregate of four principal sub-contractors to carry out the construction work.

We also engage third parties for marketing and advertising services. For the years ended December 31, 2015 and 2016, advertising expenses accounted for 23.6% and 31.1% of the total marketing expenses, respectively. The two major service providers accounted for more than 58% of the total advertising expenses in 2016. During the six months ended June 30, 2017, advertising expenses accounted for 29% of the total marketing expenses and we engaged a variety of service providers to advertise and to increase awareness of our Company.

Logistics

We maintain warehouses with a total space of 9,693 square meters. We distribute the raw materials and home furnishing products from our warehouses to the nearby branch companies pursuant to request/orders from the branch companies. As of September 30, 2017, we had a total of ten warehouses.

We do not maintain our own shipping and delivery fleet. Instead, we outsource our logistics needs to third party shipping companies, such as SF Express, Furunde Supply Chain, Woaijia Logistics and Nanhai Jinhang Logistics.

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Once a contract is signed, our sales office inputs the customer’s project into BIM for project calculation. The result is imported into our ERP system, which generates a purchase list of fixtures and a purchase list of decorations, both of which will be sent to the warehouse in the area. The warehouse ships the fixtures directly to the customer based on the fixture list and orders the decorations from suppliers according to the decoration list. Suppliers ship finished products to the warehouse directly and the warehouse, after inspection, will ship the ordered products to the customer and book installation services within 2 days.

Customers

Currently, all of our customers are individuals and therefore we do not have a concentration of sales of any particular customer. The breakdown of our customers by geographic location for the six months ended June 30, 2017, fiscal 2016 and 2015 is set forth below:

City	June 30, 2017	2016	2015
Wuhan	22.6%	37.1%	84.9%
Shanghai	20.0%	35.1%	15.1%
Shenzhen	28.1%	18.7%	-
Beijing	7.3%	4.8%	-
Chengdu	13.2%	4.0%	-
Hefei	4.7%	0.3%	-
Others	4.1%	-%	-

Customer Services

We emphasize customer satisfaction throughout the whole transaction. Our practice is to provide multi-to-one services, i.e., for each customer, we assign at least one client manager, one project supervisor, and one product manager to each project. These assigned professionals respond to client questions and requests timely and ensure the project is progressing as scheduled. In addition, we provide real-time video broadcasting of the construction process. The customers can check the status online at any time. During construction, our professionals conduct inspection at each of the important conjuncture to make sure each phase meet the required standards and the customers are satisfied with our quality of work.

We also offer high quality after-sale customer services, which covers 7-12 hours free after-sale consultation, a 5-year warranty on concealed work and a 2-year warranty on the rest of the project.

Advertising and Marketing

We believe reputation and word-of-mouth are essential to our growth. Our marketing efforts are designed with a primary goal to build brand awareness and reputation. We have engaged a well-known Chinese entertainment host and producer, to be our spokesperson and promote our companies on TV, radio, social media and public transportation system. We also increase the publicity of Mr. Wei Zheng, our CEO and Chairman, who is instrumental in founding and growing our business, associate his personal achievement and success with our company, thereby reinforcing the public’s awareness of our company.

In addition, we have increased our focus in social media, leveraging Weibo and Weixin, major search engines, forums and various blogs to achieve broader brand awareness in the market. We also market our brand and presence in communities by product launch, participating in industry conference and industry award and charitable donations.

Seasonality

We generally experience lower transaction volume during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. While our rapid growth and seasonal promotion has somewhat masked this seasonality, our results of operations could be affected by such seasonality in the future. Due to our limited operating history, the seasonal trends that we have experienced in the past may not apply to, or be indicative of, our future operating results.

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Competition

We compete mostly with other O2O home improvement service providers. There are three types of major companies in the existing vertical O2O home improvement market: vertical O2O home improvement businesses developed by traditional home improvement companies, vertical businesses developed by platform O2O home improvement companies, and businesses involving only vertical O2O home improvement.

Since vertical O2O home improvement is still highly fragmented, the top five pure O2O companies accounted for 1.12% market share in the O2O vertical market. We compete with many other home improvement service providers, many of which are traditional, offline business.

Intellectual Property

As of September 30, 2017, we had registered seven (7) domain names relating to our business, including our www.sslj.com website, with the Internet Corporation for Assigned Names and Numbers and China Internet Network Information Center. We also held 5 works of art copyrights, 21 registered software copyrights, 2 industrial design patents and 8 trademarks in the PRC as of September 30, 2017.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. Monitoring unauthorized use of our technology is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

In addition, third parties may initiate litigation against us alleging infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. In the event of a successful claim of infringement and our failure or inability to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business could be harmed. Moreover, even if we are able to license the infringed or similar technology, license fees could be substantial and may adversely affect our results of operations.

See “Risk Factors—Risks Related to Our Business—We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position” and ““Risk Factors—Risks Related to Our Business—We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.”

Employees

As of September 30, 2017, we had approximately 816 full time employees, all of whom are represented by unions. We believe we maintain good relationships with our employees. The table below sets forth the breakdown of our employees by function as of September 30, 2017:

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Function	Number of Employees	% of Total
Management	52	6.37%
Administration	79	9.68%
Finance	26	3.19%
Research and Development	43	50.61%
Marketing	413	4.78%
Operation	39	4.29%
Logistics	35	5.27%
IPO	2	0.25%
Audit	3	0.37%
Engineering	101	12.38%
IT	18	2.21%
Other	5	0.61%
Total	816	100.0%

Facilities

Our over 2,000 square meter corporate headquarters are located at 23/F, Block 4, Oceanside International SOHO Town, Jianghan District, Wuhan City, Hubei Province, China. We purchased our headquarter offices from Wuhan CBD Construction Investment Co., Ltd. for a total purchase price of RMB 39,556,286 (approximately $5.5 million). On March 22, 2017, we received certificates of title for these offices evidencing both the land use right and the ownership of the properties.

Offices and Warehouses

We also maintain twelve sales offices of an aggregate of 17,021 square meters in other major cities through China, including Beijing, Shanghai, Shenzhen, Wuhan, Suzhou, Hefei, Zhengzhou, Tianjin, Chengdu, Xi’an. These offices are leased by our branch companies from independent third parties. We lease ten warehouses of an aggregate of 9,693 square meters in ten cities. We believe that all of our properties are well maintained and in good condition.

Insurance

We maintain property insurance policies covering certain equipment and other property that are essential to our business operation to safeguard against risks and unexpected events. We also provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees. However, we do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain product liability insurance or key-man insurance. We consider our insurance coverage to be sufficient for our business operations in China.

Regulations

We operate in an increasingly complex legal and regulatory environment. We are subject to a variety of PRC and foreign laws, rules and regulations across many of aspects of our business. This section summarizes the principal PRC laws, rules and regulations relevant to our business and operations.

Our online and mobile commerce businesses are classified as value-added telecommunication businesses by the PRC government. Current PRC laws, rules and regulations restrict foreign ownership in value-added telecommunication services. As a result, we operate our online and mobile commerce businesses and other businesses in which foreign investment is restricted or prohibited through the variable interest entity, which is owned by PRC citizens and holds all licenses associated with these businesses.

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The applicable PRC laws, rules and regulations governing value-added telecommunication services may change in the future. We may be required to obtain additional approvals, licenses and permits and to comply with any new regulatory requirements adopted from time to time. Moreover, substantial uncertainties exist with respect to the interpretation and implementation of these PRC laws, rules and regulations.

Regulation on Foreign Investment Restrictions

The Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which is promulgated by the Ministry of Commerce and the National Development and Reform Commission and governs investment activities in the PRC by foreign investors. The Catalogue divides industries into three categories — “encouraged,” “restricted,” and “prohibited” for foreign investment. Industries not listed in the Catalogue are generally deemed as falling into a fourth category, “permitted.” The businesses of the WFOE in the PRC is mainly enterprise management, enterprise management consultation, and business information consultation, which fall into permitted category. Such significant subsidiary has obtained all material approvals required for their business operations. The Catalogue does not apply to our significant subsidiaries that are registered and domiciled in Hong Kong or the British Virgin Islands, and operate outside China. Industries such as value-added telecommunication services, including Internet information services, are restricted to foreign investment. We conduct business operations that are restricted or prohibited to foreign investment through our variable interest entity, Shengshi.

Regulation of Telecommunications and Internet Information Services

Regulation of Telecommunications Services

Under the Telecommunications Regulations of the PRC, or the Telecommunications Regulations, promulgated on September 25, 2000 by the State Council of the PRC and amended on June 2, 2016, a telecommunication services provider in China must obtain an operating license from the Ministry of Industry and Information Technology, or the MIIT, or its provincial counterparts. The Telecommunications Regulations categorize all telecommunication services in China as either basic telecommunications services or value-added telecommunications services. Our online and mobile commerce businesses are classified as value-added telecommunications services.

Foreign investment in telecommunications businesses is governed by the State Council’s Administrative Rules for Foreign Investments in Telecommunications Enterprises, issued by the State Council on December 11, 2001 and amended on June 2, 2016, under which a foreign investor’s beneficial equity ownership in an entity providing value-added telecommunications services in China is not permitted to exceed 50%. In addition, for a foreign investor to acquire any equity interest in a business providing value-added telecommunications services in China, it must demonstrate a positive track record and experience in providing such services. The MIIT’s Notice Regarding Strengthening Administration of Foreign Investment in Operating Value-Added Telecommunication Businesses, or the MIIT Notice, issued on July 13, 2006 prohibits holders of these services licenses from leasing, transferring or selling their licenses in any form, or providing any resource, sites or facilities, to any foreign investors intending to conduct such businesses in China.

In addition to restricting dealings with foreign investors, the MIIT Notice contains a number of detailed requirements applicable to holders of value-added telecommunications services licenses, including that license holders or their shareholders must directly own the domain names and trademarks used in their daily operations and each license holder must possess the necessary facilities for its approved business operations and maintain such facilities in the regions covered by its license, including maintaining its network and providing Internet security in accordance with the relevant regulatory standards. The MIIT or its provincial counterpart has the power to require corrective actions after it discovers any non-compliance of the license holders, and where such license holders fail to take such steps, the MIIT or its provincial counterpart has the power to revoke the value-added telecommunications services licenses.

Regulation of Internet Information Services

As a subsector of the telecommunications industry, Internet information services are regulated by the Administrative Measures on Internet Information Services, or the ICP Measures, promulgated on September 25, 2000 by the State Council and amended on January 8, 2011. “Internet information services” are defined as services that provide information to online users through the Internet. Internet information services providers, also called Internet content providers, or ICPs, that provide commercial services are required to obtain an operating license from the MIIT or its provincial counterpart.

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Regulation of Advertising Services

The principal regulations governing advertising businesses in China are:

•	The Advertising Law of the PRC (2015); and

•	The Advertising Administrative Regulations (1987)

These laws, rules and regulations require companies such as ours that engage in advertising activities to obtain a business license that explicitly includes advertising in the business scope from the SAIC or its local branches.

Applicable PRC advertising laws, rules and regulations contain certain prohibitions on the content of advertisements in China (including prohibitions on misleading content, superlative wording, socially destabilizing content or content involving obscenities, superstition, violence, discrimination or infringement of the public interest). Advertisements for anesthetic, psychotropic, toxic or radioactive drugs are prohibited, and the dissemination of advertisements of certain other products, such as tobacco, patented products, pharmaceuticals, medical instruments, agrochemicals, foodstuff, alcohol and cosmetics, are also subject to specific restrictions and requirements.

Advertisers, advertising operators and advertising distributors, including the businesses that certain of the variable interest entities operate, are required by applicable PRC advertising laws, rules and regulations to ensure that the content of the advertisements they prepare or distribute are true and in compliance with applicable laws, rules and regulations. Violation of these laws, rules and regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the SAIC or its local branches may revoke the violator’s license or permit for advertising business operations. In addition, advertisers, advertising operators or advertising distributors may be subject to civil liability if they infringe the legal rights and interests of third parties, such as infringement of intellectual proprietary rights, unauthorized use of a name or portrait and defamation.

Regulation of Internet Content

The PRC government has promulgated measures relating to Internet content through various ministries and agencies, including the MIIT, the News Office of the State Council, the Ministry of Culture and the General Administration of Press and Publication. In addition to various approval and license requirements, these measures specifically prohibit Internet activities that result in the dissemination of any content which is found to contain pornography, promote gambling or violence, instigate crimes, undermine public morality or the cultural traditions of the PRC or compromise State security or secrets. ICPs must monitor and control the information posted on their websites. If any prohibited content is found, they must remove such content immediately, keep a record of it and report to the relevant authorities. If an ICP violates these measures, the PRC government may impose fines and revoke any relevant business operation licenses.

Regulation of Internet Security

The Decision in Relation to Protection of the Internet Security enacted by the Standing Committee of the National People’s Congress of China on December 28, 2000 and amended on August 27, 2009, provides that the following activities conducted through the Internet are subject to criminal punishment:

•	gaining improper entry into a computer or system of strategic importance;

•	disseminating politically disruptive information or obscenities;

•	leaking State secrets;

•	spreading false commercial information; or

•	infringing intellectual property rights.

The Administrative Measures on the Security Protection of Computer Information Network with International Connections, issued by the Ministry of Public Security on December 16, 1997 and amended on January 8, 2011, prohibit the use of the Internet in a manner that would result in the leakage of State secrets or the spread of socially destabilizing content. If a value-added telecommunications services license holder violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

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Regulation Relating to Privacy Protection

Under the ICP Measures, ICPs are prohibited from producing, copying, publishing or distributing information that is humiliating or defamatory to others or that infringes upon the lawful rights and interests of others. Depending on the nature of the violation, ICPs may face criminal charges or sanctions by PRC security authorities for such acts, and may be ordered to suspend temporarily their services or have their licenses revoked.

Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT on December 29, 2011, ICPs are also prohibited from collecting any user personal information or providing any such information to third parties without the consent of a user. ICPs must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for its services. ICPs are also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, ICPs must take remedial measures immediately and report any material leak to the telecommunications regulatory authority.

In addition, the Decision on Strengthening Network Information Protection promulgated by the Standing Committee of the National People’s Congress on December 28, 2012 emphasizes the need to protect electronic information that contains individual identification information and other private data. The decision requires ICPs to establish and publish policies regarding the collection and use of personal electronic information and to take necessary measures to ensure the security of the information and to prevent leakage, damage or loss. Furthermore, MIIT’s Rules on Protection of Personal Information of Telecommunications and Internet Users promulgated on July 16, 2013 contain detailed requirements on the use and collection of personal information as well as the security measures to be taken by ICPs.

The PRC government retains the power and authority to order ICPs to provide an Internet user’s personal information if such user posts any prohibited content or engages in any illegal activities through the Internet.

Regulation of Consumer Protection

Our online and mobile commerce business is subject to a variety of consumer protection laws, including the PRC Consumer Rights and Interests Protection Law, as amended and effective as of October 25, 2013, and the Administrative Measures for Online Trading, both of which have provided stringent requirements and obligations on business operators, including Internet business operators and platform service providers like us. For example, consumers are entitled to return goods purchased online, subject to certain exceptions, within seven days upon receipt of such goods for no reason. In addition, online marketplace platform providers may, pursuant to PRC consumer protection laws, be exposed to liabilities if the lawful rights and interests of consumers are infringed in connection with consumers' purchase of goods or acceptance of services on online marketplace platforms and the platform service providers fail to provide consumers with the contact information of the seller or manufacturer. In addition, platform service providers may be jointly and severally liable with sellers and manufacturers if they are aware or should be aware that the seller or manufacturer is using the online platform to infringe upon the lawful rights and interests of consumers and fail to take measures necessary to prevent or stop such activity.

Failure to comply with these consumer protection laws could subject us to administrative sanctions, such as the issuance of a warning, confiscation of illegal income, imposition of a fine, an order to cease business operations, revocation of business licenses, as well as potential civil or criminal liabilities.

Regulation of Pricing

In China, the prices of a very small number of products and services are guided or fixed by the government. According to the Pricing Law, business operators must, as required by the government departments in charge of pricing, mark the prices explicitly and indicate the name, origin of production, specifications, and other related particulars clearly. Business operators may not sell products at a premium or charge any fees that are not explicitly indicated. Business operators must not commit the specified unlawful pricing activities, such as colluding with others to manipulate the market price, providing fraudulent discounted price information, using false or misleading prices to deceive consumers to transact, or conducting price discrimination against other business operators. Failure to comply with the Pricing Law or other rules or regulations on pricing may subject business operators to administrative sanctions such as warning, orders to cease unlawful activities, payment of compensation to consumers, confiscation of illegal gains, and/or fines. The business operators may be ordered to suspend business for rectification, or have their business licenses revoked if the circumstances are severe.

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Regulations Relating to Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked. The duration of a trademark is 10 years from the date of registration.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations on Tax

PRC Corporate Income Tax

The PRC corporate income tax, or CIT, is calculated based on the taxable income determined under the applicable CIT Law and its implementation rules, which became effective on January 1, 2008 and amended on February 24, 2017. The CIT Law imposes a uniform corporate income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises.

Uncertainties exist with respect to how the CIT Law applies to the tax residence status of SSLJ.com Limited and our offshore subsidiaries. Under the CIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for corporate income tax purposes. Although the implementation rules of the CIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although SSLJ.com Limited does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of SSLJ.com Limited and our subsidiaries organized outside the PRC.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC corporate income tax on its worldwide income only if all of the following criteria are met:

•	the primary location of the day-to-day operational management is in the PRC;

•	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

•	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

•	50% or more of voting board members or senior executives habitually reside in the PRC.

We do not believe that we meet any of the conditions outlined in the immediately preceding paragraph. SSLJ.com Limited and our offshore subsidiaries are incorporated outside of the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside of the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that have been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that SSLJ.com Limited and our offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

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In the event that SSLJ.com Limited or any of our offshore subsidiaries is considered to be a PRC resident enterprise: (1) SSLJ.com Limited or our offshore subsidiaries, as the case may be, may be subject to the PRC corporate income tax at the rate of 25% on our worldwide taxable income; (2) dividend income that SSLJ.com Limited or our offshore subsidiaries, as the case may be, receive from our PRC subsidiaries may be exempt from the PRC withholding tax; and (3) dividends paid to our overseas shareholders who are non-PRC resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, and similarly, dividends paid to our overseas shareholders who are non-PRC resident individuals, as well as gains realized by such shareholders from the transfer of our shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to the provision of any applicable agreement for the avoidance of double taxation.

Under applicable PRC laws, payers of PRC-sourced income to non-PRC residents are generally obligated to withhold PRC income taxes from the payment. In the event of a failure to withhold, the non-PRC residents are required to pay such taxes on their own. Failure to comply with the tax payment obligations by the non-PRC residents will result in penalties, including full payment of taxes owed, fines and default interest on those taxes.

Value-Added Tax and Business Tax

Before August 2013 and pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry is generally required to pay a business tax at the rate of 5% on the revenues generated from providing such services. However, if the services provided are related to technology development and transfer, such business tax may be exempted subject to approval by the relevant tax authorities.

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In May and December 2013 and April 2014, the Ministry of Finance and the State Administration of Taxation promulgated Circular 37, Circular 106 and Circular 43 to further expand the scope of services which are to be subject to Value-Added Tax, or VAT, instead of business tax. Pursuant to these tax rules, from August 1, 2013, VAT will be imposed to replace the business tax in certain service industries, including technology services and advertising services, on a nationwide basis. VAT of 6% applies to revenue derived from the provision of certain services. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the revenue from services provided. Accordingly, although the 6% VAT rate is higher than the previously applicable 5% business tax rate, no materially different tax cost to us has resulted nor do we expect to result from the replacement of the business tax with VAT on our services.

Preferential Tax Policies for the Software Industries

The State Council issued the Notice of the State Council on Issuing Several Policies on Encouraging the Development of the Software and Integrated Circuit Industries, effective on June 24, 2000, and issued the Notice of the State Council on Issuing Several Policies on Further Encouraging the Development of the Software and Integrated Circuit Industries, effective on January 28, 2011, under which enterprises may enjoy several preferential tax policies for software industries.

On October 13, 2011, the Ministry of Finance and the State Administration of Taxation issued the Notice of the Ministry of Finance and the State Administration of Taxation on Value-added Tax Policies for Software Products (Circular 100), retroactively effective on January 1, 2011. According to Circular 100, if general VAT taxpayers sell self-developed and produced software products, after VAT has been collected at a tax rate of 17%, the refund-upon-collection policy shall be applied to the part of actual VAT burden in excess of 3%. Upon the examination and approval of the competent tax authority, software products, (1) which have obtained the inspection and testing certification materials issued by a software inspection and testing institution recognized by the provincial software industry administrative department; and (2) have obtained a Software Product Registration Certificate issued by the software industry administrative department or a Computer Software Copyright Registration Certificate issued by the copyright administrative department, may enjoy the aforementioned VAT policies. Shengshi has obtained Software Product Certificate on May 25, 2017 and Software Enterprise Certificate on June 25, 2017, after certain examination and approval of the competent tax authority, Shengshi may enjoy the preferential VAT polices for its software products.

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On April 20, 2012, the Ministry of Finance and the State Administration of Taxation issued the Notice of the Ministry of Finance and the State Administration of Taxation on Enterprise Income Tax Policies for Further Encouraging the Development of Software and Integrated Circuit Industries (Circular 27), retroactively effective on January 1, 2011. According to Circular 27, the new qualified software enterprises within the territory of China shall, upon confirmation, be exempted from the enterprise income tax for the first two years as of the first profit-making year and shall pay enterprise income tax at the reduced rate of half of the statutory tax rate of 25% from the third to the fifth year until the expiry of the tax holiday. On February 24, 2015, the State Council issued the Decision of the State Council Regarding the Cancellation and Adjustment of Certain Administrative Review and Approval, under which the recognition of software enterprise and the registration of products are cancelled. However, according to the Notice of the Ministry of Finance, the State Administration of Taxation, the National Development and Reform Commission and the Ministry of Industry and Information Technology on Issues concerning Preferential Enterprise Income Tax Policies for the Software and Integrated Circuit Industries, issued on May 4, 2016 and retroactively effective on January 1, 2015, the enterprise can still enjoy the preferential tax policies under Circular 27 after filling at competent tax authorities. Shengshi is in the process of applying for recognition of software enterprise, after the application is completed, Shengshi may enjoy the preferential enterprise income tax policies.

Regulations Relating to Foreign Exchange and Dividend Distribution

Foreign Exchange Regulation

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans or foreign currency is to be remitted into China under the capital account, such as a capital increase or foreign currency loans to our PRC subsidiaries.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

We typically do not need to use our offshore foreign currency to fund our PRC operations. In the event we need to do so, we will apply to obtain the relevant approvals of SAFE and other PRC government authorities as necessary.

SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

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We have notified substantial beneficial owners of ordinary shares who we know are PRC residents of their filing obligation, and we have completed the filing of SAFE Circular 37 reports, on behalf of certain shareholders whom we know are PRC residents. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with SAFE Circular 37. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Failure to register or amend the registration may also limit our ability to contribute additional capital to our PRC subsidiaries or receive dividends or other distributions from our PRC subsidiaries or other proceeds from disposal of our PRC subsidiaries, or we may be penalized by SAFE.

Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers. We will make efforts to comply with these requirements upon completion of our initial public offering.

Regulation of Dividend Distribution

The principal laws, rules and regulations governing dividend distribution by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of such reserves reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Labor Laws and Social Insurance

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must comply with local minimum wage standards. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations.

In addition, according to the PRC Social Insurance Law, employers in China must provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and housing funds.

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Regulations Relating to Home Improvement

According to the Construction Law of the People’s Republic of China, effective on March 1, 1998 and amended on April 22, 2011, construction activities and supervision of construction activities conducted within the territory of the People's Republic of China shall abide by this law. To strengthen the management of construction project quality, ensure the quality of construction projects and protect the safety of people's lives and property, Regulation on the Quality Management of Construction Projects was issued and effective on January 30, 2000.

According to the Administrative Measures for Housing Interior Decoration and Improvement, effective on May 1, 2002, housing interior decoration and improvement shall keep the construction quality and safety, and shall meet the statutory standards of construction. In 2008, the Ministry of Housing and Urban-Rural Development issued the Notice of Further Strengthening the Management of Housing Decoration and Improvement to improve the management system and supervision.

In addition, a series of codes is set for regulating the construction of home improvement, such as Design Code for Residential Building, Code for Construction of Decoration of Housings, Code for Construction Quality Acceptance of Housing Interior Decoration, Code for Indoor Environmental Pollution Control of Civil Building Engineering

Regulations Relating to OEM

On June 27, 2011, the General Administration of Quality Supervision, Inspection and Quarantine of the People's Republic of China, or AQSIQ, issued the Notice of Related Questions Regarding Product Identification Conducting the Management of Production Permit on Manufacturing Consignment, or Circular 41. According to Circular 41, if the entrusting party entrusts the consignee with production permit to product, while the entrusting party is responsible for the sales of the products, the name and address of the entrusting party, the name of the consignee, identification and number of the production permit shall be identified on the products or its package. The identification shall be filed and approved at the competent office of Quality Supervision and Inspection Bureau.

Further according to the PRC Product Lability Law issued by the Standing Committee of the National People's Congress and amended on July 8, 2000, if a defect in a product causes physical injury or damage to third party property, the party which was injured or incurred damage may claim compensation against the producer or may claim compensation against the seller. If the producer of the product is liable and compensation is made by the seller of the product, the seller of the product shall have the right of recovery against the producer of the product; if the seller of the product is liable and compensation is made by the producer of the product, the producer of the product shall have the right of recovery against the seller of the product.

Regulations Relating to Internet

On May 18, 2016, the National Development and Reform Commission issued the Notice of Issuing the Implementation Plan of Three-year Action on ‘Internet+’ Artificial Intelligence, in which smart home demonstration project is listed as one of the key projects.

Legal Proceedings

We are currently not involved in any material legal or arbitration proceeding. From time to time, we may be subject to claims and legal actions arising in the ordinary course of business. Such claims or legal actions, even if without merit, could result in the expenditure of significant financial and management resources and potentially result in civil liability for damages.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Wei Zheng	40	Chief Executive Officer and Chairman
Jianbao Li	37	Chief Operating Officer and Director
Wing Chuen Rhoda Lau	41	Chief Financial Officer
Ren Zhang	62	Independent Director
Rong Zhang	58	Independent Director
Yanping Li	52	Independent Director

Mr. Wei Zheng is our founder and has served as our Chief Executive Officer since our inception. He is also the founder and has served as the Chief Executive Officer of our operating entity, Shengshi, since its inception in 2014. He has served as Chairman of our board of directors since its inception in December 2016. He is currently serving as the executive director of Wuhan Lejudai Financial Information Service Co., Ltd., an online wealth management and loan consulting service company, Shenzhen Leju Intelligent Furniture Co., Ltd., a company that focuses on the development, manufacture and sales of smart home cabinets and closets, and Tianmen Shengkang Zhiye Co., Ltd., a company that designs, develops and sells smart home products, furniture and decorations. Mr. Zheng also serves as the Vice Chairman of China Residential Building and Decoration Association as well as the Vice Chairman of Hubei Province Interior Design Industry Association. He was interviewed by the CCTV in a special TV program dedicated to role models of growing business in April 2017. Prior to founding Shengshi, he served as the Chairman of the board of directors of Henan Province Xinyangxinkang Properties Ltd. from April 2009 to March 2014. In addition, Mr Zheng has also spent his earlier years at Bauhinia Management Center, Tsinghua University, studying investment and finance. Mr. Zheng is currently enrolled in the EMBA program in Wuhan University and expects to receive his degree in 2018. Mr. Zheng received a bachelor’s degree in national defense from Nanjing Army Command College in China. We believe Mr. Zheng is qualified to serve as a member of our board of directors because of his successful track record founding and leading our company.

Mr. Jianbao Li has served as our Chief Operating Officer since our inception. He is also the co-founder and has served as the Chief Operating Officer of our operating entity, Shengshi, since its inception in 2014. He has served as a member of our board of directors since its inception in December 2016. Mr. Li has over 15 years of extensive experience in internet business operation and related research and development experience. He served as a director at Chinasoft International Limited., a listed company on the Hong Kong Stock Exchange and a well-known IT solution and consulting company, from November 2006 to September 2014. Prior to that, Mr. Li. served as project manager of Pansky Technology Co., Ltd., one of the leading providers of IT solution and professional service in China. Mr. Li is currently enrolled in the EMBA program in Wuhan University and expects to receive his degree in 2018. In 2002, Mr. Li received a bachelor’s degree in information management and information system from Lizhou University in China. Mr. Li has also been awarded the senior title of information system project manager from the Ministry of Industry and Information Technology. We believe Mr. Zheng is qualified to serve as a member of our board of directors because of his successful track record founding and leading our company.

Ms. Wing Chuen Rhoda Lau has served as our Chief Financial Officer since March 2017 and the Chief Financial Officer of our operating entity, Shengshi, since March 2017. She is primarily responsible for overseeing the overall financial and accounting matters of our Company. Ms. Lau has over 16 years of financial and accounting related experience. From September 2015 to February 2017, Ms. Lau teamed up with Lau Ho & Co. CPA to perform independent financial consulting work in China. From Febuary 2001 to August 2015, Ms. Lau worked at the audit and assurance department at Ernst & Young Hua Ming LLP, Wuhan office and Ernst & Young Hong Kong. Ms. Lau received her bachelor’s degree in accountancy and Master of Business Administration from University of Kent at Canterbury, United Kingdom. She has been a fellow member of the Chartered Association of Certified Accountants since August 2002 and a member of the Hong Kong Institute of Certified Public Accountants since July 2005.

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Mr. Ren Zhang has served as a member of our board of directors since April 2017. Mr. Zhang has served as the Secretary of the Housing Decoration Committee of the China Building and Decoration Association since April 2002. Mr. Zhang has extensive experience in the home improvement sector through his position in the China Building and Decoration Association and is frequently invited to professional industry conferences nationwide as guests or guest speakers to discuss the ongoing development and evolution of the home decoration and construction sector. His interviews are often reported in nationwide press and he is well-respected in the industry. Mr. Zhang received a master’s degree in business administration from Capital University of Economics and Business in 1999 and a bachelor’s degree in economics and management from Beijing Administrative College in 1989. We believe Mr. Zhang is qualified to serve as a member of our board of directors because of his extensive experience in the home improvement sector in China.

Mr. Rong Zhang has served as a member of our board of directors since April 16, 2017. Mr. Zhang has over 20 years of experience in accounting, internal controls assessment, and financial management. He has served as a member of the board of directors and the Chief Financial Officer of EMAR Online Technology Co., Ltd. (National Equities Exchange and Quotations in China, 836346) since September 2014. He served as the Chair of the audit committee of eFuture Information Technology Inc., a company listed on NASDAQ from March 2015 to February 2017. He served as the Chief Financial Officer of China TransInfo Technology Co., Ltd. (Shenzhen Stock Exchange in China, 002373) from January 2011 to May 2014, overseeing the company’s public filings. He served as the Chief Financial Officer of Hunan Taizinai Biological Technology Co., Ltd. from August 2007 to October 2008. Mr. Zhang received a master’s degree in accounting and finance from Georgia State University, a master’s degree in economics from Georgia State University and a bachelor’s degree in marine meteorology from Ocean University of China. We believe Mr. Zhang is qualified to serve as a member of our board of directors because of his extensive experience serving in management positions for publicly listed companies, including as a member of audit committees.

Ms. Yanping Li has served as a member of our board of directors since April 2017. Ms. Li has served as a professor at the School of Economics and Management of Wuhan University since May 2005. She is currently the Vice Dean, Executive Director of the MBA Education Center and Executive Director of the EMBA Education Center at the School of Economics and Management of Wuhan University. She has been the director of Human Resource Management Center since 2006, the vice president of Hubei Human Resources Association since 2008 and the vice president of Hubei Employment Promotion Association since 2000. From March 2008 to December 2014, she served as an independent director of Zhongbai Holdings Group Co., Ltd. (Shenzhen Stock Exchange, 000759), a well-known conglomerate in China. From March 2008 to March 2014, she served as an independent director of J.S. Corrugating Machinery Co., Ltd. (Shenzhen Stock Exchange, 000821). From March 2007 to March 2012, she served as an independent director of Wuhan Fingu Electronic Technology Co., Ltd. (Shenzhen Stock Exchange, 002194). Additionally, she has provided advice on human resource planning and compensation design for many enterprises such as Budweiser (Wuhan) International Beer Co., Ltd., Wuhan Tobacco (Group) Co., Ltd. and Wuhan Chutian Laser (Group) Co., Ltd. Ms. Li received a PhD degree in world economics from Wuhan University, a master’s degree in enterprise management from Wuhan University and a bachelor’s degree in statistics from Zhongnan University of Economics and Law. We believe Ms. Li is qualified to serve as a member of our board of directors because of her extensive experience serving on public company boards and advising publicly listed companies.

Employment Agreements and Indemnification Agreements

Our operating entity, Shengshi, has entered into employment agreements, as well as standard confidentiality agreements, and non-compete agreements, with Wei Zheng and Jianbao Li.

Mr. Zheng’s employment agreement has an indefinite term, which may be terminated in accordance with the provisions of PRC Labor Law. The employment agreement also contains other customary terms under PRC law.

Pursuant to the oral agreements with the Company, from the inception of Company to October 30, 2016, Mr. Zheng did not receive any salary from the Company. From November 1, 2016, Mr. Zheng’s salary is RMB 67,000 (approximately $9,745.60) per month.

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Mr. Li’s employment agreement has an initial term until November 2016 and has been extended to November 3, 2019 with mutual agreement. He is entitled to receive RMB 8,000 (approximately $1,301.72) per month during his initial one-month probation period under the employment agreement. The employment agreement may be terminated in accordance with the provisions of PRC Labor Law. The employment agreement also contains other customary terms under PRC law. Pursuant to the oral agreements with the Company, from December 3, 2014 to November 4, 2016, Mr. Li received a salary of RMB 20,000 (approximately $3,210.89) per month. From November 5, 2016 to November 3, 2019, Mr. Li is entitled to receive a monthly salary of RMB 54,000 (approximately $7,854.66).

In addition, we entered into an employment agreement with our Chief Financial Officer on March 20, 2017, pursuant to which she also serves as the finance director of Shengshi. The employment agreement has an initial term of 1 year and will automatically renew for successive 1 year terms following the expiration of the initial term unless terminated by either party upon 60 days’ notice. Ms. Lau is entitled to receive an annual base salary of $135,000 from Shengshi and may participate in all compensation and benefit plans generally available to all our employees. The employment agreement may be terminated by us for cause or by Ms. Lau for good reason. It will also terminate immediately upon the death or disability of Ms. Lau. If the employment agreement is terminated by us for cause, by reason of Ms. Lau’s death or disability or by Ms. Lau without good reason, then we will pay her (i) all accrued and unpaid base salary up to the termination, (ii) accrued and unpaid benefits up to the termination and (iii) in the event of termination by death or disability and any stock option vested as of the termination. If the employment agreement is terminated by us otherwise or by Ms. Lau for good reason, then we will pay her (i) all accrued and unpaid base salary up to the termination, (ii) accrued and unpaid benefits up to the termination (iii) in the event of termination by death or disability, any stock option vested as of the termination, (iv) continued provision of base salary for 2 months following termination and (v) 100% COBRA premiums for her and her immediate family for 12 months following the termination, unless the termination occurs within the initial term, in which event such payment will be limited to 6 months.

If her employment is terminated due to a change in control, then we will pay Ms. Lau (i) all accrued and unpaid base salary up to the termination, (ii) accrued and unpaid benefits up to the termination and (iii) in the event of termination by death or disability, any stock option vested as of the termination, (iv) continued provision of base salary for 2 months following termination unless the termination occurs within 6 months of the date of the employment agreement, in which case the payment will be limited to 1 month, and (v) 100% COBRA premiums for her and her immediate family for 12 months following the termination, unless the termination occurs within the initial term, in which event such payment will be limited to 6 months. The employment agreement also contains standard confidentiality, non-competition and non-solicitation and indemnification and other customary provisions.

Board of Directors and Committees

Our board of directors currently consists of five (5) directors, including three (3) independent directors. We will establish an audit committee, a compensation committee and a nominating and governance committee prior to consummation of this offering. Each of the committees of the board of directors shall have the composition and responsibilities described below.

Audit Committee

Ren Zhang, Rong Zhang and Yanping Li will be the members of our Audit Committee, where Rong ZHANG shall serve as the chairman. All proposed members of our Audit Committee will satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We intend to adopt and approve a charter for the Audit Committee prior to consummation of this offering. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

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•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;

•	reviews and approves in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

•

provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to the board of directors regarding corporate governance issues and policy decisions.

It is determined that Rong Zhang possesses accounting or related financial management experience that qualifies him as an "audit committee financial expert" as defined by the rules and regulations of the SEC.

Compensation Committee

Ren Zhang, Rong Zhang and Yanping Li will be the members of our Compensation Committee and Yanping Li shall be the chairman.  All members of our Compensation Committee will be qualified as independent under the current definition promulgated by NASDAQ.  We intend to adopt a charter for the Compensation Committee prior to consummation of this offering. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Governance Committee

Ren Zhang, Rong Zhang and Yanping Li will be the members of our Nominating and Governance Committee where Ren Zhang shall serve as the chairman. All members of our Nominating and Governance Committee will be qualified as independent under the current definition promulgated by NASDAQ.  The board of directors intend to adopt and approve a charter for the Nominating and Governance Committee prior to consummation of this offering. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Corporate Governance Committee shall be responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

Director Independence

Our board of directors reviewed the materiality of any relationship that each of our proposed directors has with us, either directly or indirectly. Based on this review, it is determined that Ren Zhang, Rong Zhang and Yanping Li will be “independent directors” as defined by NASDAQ.

Family Relationships

There is no family relationship among any of our directors or executive officers.

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Duties of Directors

Under Cayman Islands law, our directors have a duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders’ annual and extraordinary general meetings;

•	declaring dividends and distributions;

•	appointing officers and determining the term of office of the officers;

•	exercising the borrowing powers of our company and mortgaging the property of our company; and

•	approving the transfer of shares in our company, including the registration of such shares in our share register.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances, have the right to seek damages in our name if a duty owed by the directors is breached. You should refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors and the shareholders voting by ordinary resolution.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws. Unless otherwise noted, the business address for each of our directors and executive officers is 23/F, Block 4, Oceanwide International SOHO Town, Jianghan District, Wuhan, P.R.China 430000.

Name of Beneficial Owners	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering
	Number	%(1)	Number	%

Directors and Executive Officers:
Wei Zheng (2) Chief Executive Officer and Chairman	28,438,640	71.1%
Jianbao Li (3) Chief Operating Officer and Director	7,200,000	18.0%
Wing Chuen Rhoda Lau Chief Financial Officer	0	*
Ren Zhang Director	0	*
Rong Zhang Director	0	*
Yanping Li Director	0	*
All directors and executive officers as a group (6 individuals)	35,638,640	89.1%
5% shareholders:
Extremely Bright International Investment Limited (4)	28,438,640	71.1%
Elite Twister Investment Holdings Limited (5)	7,200,000	18.0%

* Less than 1%.

(1)	Giving effect to a 1-for-12.5 reverse stock split of our ordinary shares that was effected on October 24, 2017, applicable percentage of ownership is based on 40,000,000 ordinary shares outstanding as of the date of this prospectus together with securities exercisable or convertible into ordinary shares within sixty (60) days as of the date hereof for each shareholder.

(2)	Wei Zheng is deemed to beneficially own 28,438,640 of our ordinary shares through Extremely Bright International Investment Limited.

(3)	Jianbao Li is deemed to beneficially own 7,200,000 of our ordinary shares through Elite Twister Investment Holdings Limited.

(4)	Wei Zheng, a director of Extremely Bright International Investment Limited, has voting and dispositive power over the shares held by such entity.

(5)	Jianbao Li, a director of Elite Twister Investment Holdings Limited, has voting and dispositive power over the shares held by such entity.

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RELATED PARTY TRANSACTIONS

The Company's principal shareholders, Wei Zheng and Jianbao Li, loan funds, whenever necessary, to the Company for its working capital use. These loans are interest free and due on demand. As of December 31, 2016, and 2015, the balances due to Wei Zheng were $6,984,957 and $3,115,787, respectively. As of December 31, 2016, and 2015, the balances due to Jianbao Li were $3,066 and $157,894, respectively. As of September 30, 2017, there were $3,378,122 and $0 outstanding loan balance to Wei Zheng and Jianbao Li, respectively.

Starting in March 2017, Shenzhen Leju Intelligent Furniture Co., Ltd. becomes our supplier for closets and furniture. The aggregate transaction amount is less than $8,000 for the six month period ended June 30, 2017. No transaction took place between the Company and Tianmen Shengkang Zhiye Co., Ltd. in the fiscal years ended December 31, 2015 and 2016 or for the 6 months ended June 30, 2017. Mr. Wei Zheng serves as an executive director of each of Shenzhen Leju Intelligent Furniture Co., Ltd. and Tianmen Shengkang Zhiye Co., Ltd. We will likely enter into more transactions with these two entities in the future at the prevailing market rates. We also expect to use other suppliers to satisfy our demand. As such, we do not think any material conflicts and interest exist given Mr. Wei Zheng’s roles in these entities.

On May 25, 2017, our shareholders committed to invest additional capital of RMB62,500,000 (approximately $9.2 million) in June 2017. Furthermore, our shareholders agreed that they would not demand the current outstanding shareholder loans for repayment for the next twelve months. In June 2017, our shareholders contributed additional capital of RMB80,000,000 (approximately $11.8 million).

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law (2016 Revision) of the Cayman Islands, which we refer to as the Companies Law below.

Our authorized share capital consists of ordinary shares, par value $ per share, and preferred shares, par value $ per share.  As of the date of this prospectus, ordinary shares were issued, ordinary shares were outstanding and no preferred shares were issued and outstanding.

We have conditionally adopted our                              amended and restated memorandum and articles of association, which will become effective immediately prior to the completion of this offering and will replace our current amended and restated memorandum and articles of association in its entirety. Our amended and restated memorandum and articles of association, or our post-offering amended and restated memorandum and articles of association provide that, immediately prior to the completion of this offering, we will have two classes of shares, the Class A ordinary shares and Class B ordinary shares. Our authorized share capital upon completion of the offering will be $                              divided into                              shares of a par value of $                              each, comprised of (1) Class A ordinary shares of a par value of $                              each, and (2)                              Class B ordinary shares of a par value of $                              each. Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued shares of our company (including unissued Class A ordinary shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine. Immediately upon the completion of this offering, we will have Class A ordinary shares and Class B ordinary shares issued and outstanding, assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares. We will issue Class A ordinary shares in this offering. The following are summaries of material provisions of our proposed post-offering memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares that we expect will become effective upon the completion of this offering.

Ordinary shares

Dividends.  Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

•	profits; or

•	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. In addition, (i) each Class B ordinary share shall automatically and immediately be converted into one Class A ordinary share if at any time the total number of the issued and outstanding Class B ordinary shares is less than 5% of the total number of ordinary shares of our company issued and outstanding immediately following this offering, and (ii) upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity which is not an Affiliate (as defined in our post-offering amended and restated memorandum and articles of association) of such holder, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

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Voting Rights.  Holders of our ordinary shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to 10 votes. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes of the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes of the ordinary shares cast.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders in the memorandum and articles of association to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of ordinary shares in the Company have been paid.

Winding Up; Liquidation.  Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.  Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares.  We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Law, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights.  Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares.  If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourth of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Anti-Takeover Provisions. Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

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Exempted Company. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Preferred Shares

The board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s ordinary shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

Warrants

There are no outstanding warrants to purchase any of our securities.

Options

There are no outstanding options to purchase any of our securities.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

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Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our independent director agreements with our directors and our employment agreement with our Chief Financial Officer provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our current articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association allow our shareholders holding not less than one-third of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our current articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our current articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our current articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our current articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our Class A ordinary shares.  We cannot assure you that a liquid trading market for our Class A ordinary shares will develop on NASDAQ or be sustained after this offering.  Future sales of substantial amounts of Class A ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A ordinary shares.  Further, since a large number of our Class A ordinary shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A ordinary shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming the issuance of                  Class A ordinary shares offered hereby, or Class A ordinary shares if the over-subscription option is exercised in full (excluding the 600,000 Class A ordinary shares subject to the underwriter’s over-subscription option), we will have an aggregate of                    ordinary shares outstanding and Class A ordinary shares if the over-subscription option is exercised in full.   The                   shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus,                      Class A ordinary shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144.                     of our currently outstanding Class A ordinary shares will be subject to “lock-up” agreements described below on the effective date of this offering. Upon expiration of the lock-up period of six (6) months after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness		Freely tradable shares sold in the offering.

Six months		Shares saleable under Rule 144.

Twelve months		Shares saleable after expiration of the lock-up.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

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We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any Class A ordinary shares that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations.  Sales of our Class A ordinary shares by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our Class A ordinary shares acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months; and

●	the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned our Class A ordinary shares for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of our Class A ordinary shares then outstanding, which will equal approximately Class A ordinary shares immediately after this offering; or

●	the average weekly trading volume in our Class A ordinary shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

We, all of our directors and officers and certain shareholders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Class A ordinary shares or securities convertible into or exercisable or exchangeable for our Class A ordinary shares for a period of six (6) or twelve (12) months after the date of this prospectus without the prior written consent of the underwriter. This consent may be given at any time without public notice.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Class A ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

Upon completion of this offering, holders of our registrable securities will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above. See “Description of Share Capital—Registration Rights.”

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TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Harney Westwood & Riegels, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of AllBright Law Offices, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of ordinary shares. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the corporate income tax Law (“CIT Law”), an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC corporate income tax purposes and is generally subject to a uniform 25% corporate income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that SSLJ Holding is a PRC resident enterprise for PRC corporate income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, Shengshi may be subject to corporate income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors—Risk Factors Relating to Doing Business in China—Under the PRC corporate income tax Law, we may be classified as a PRC resident enterprise for PRC corporate income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment”.

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United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United Staes federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

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•	at least 75% of its gross income for such taxable year is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2017 taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our WOFE as being wholly owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of the WOFE but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

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If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;
•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

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A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NASDAQ. If the ordinary shares are regularly traded on NASDAQ and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

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UNDERWRITING

We expect to enter into an underwriting agreement with Boustead Securities, LLC (the “Underwriter”), with respect to the Class A ordinary shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to a minimum offering amount of 2,000,000 Class A ordinary shares and a maximum offering amount of 4,000,000 Class A ordinary shares on a best efforts basis. In addition, the underwriter has been granted an over-subscription option pursuant to which we may sell an additional 600,000 Class A ordinary shares. The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number of dollar amount of Class A ordinary shares but will use its best efforts to sell the Class A ordinary shares offered. The Underwriter may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering.

The Underwriter must sell the minimum number of securities offered (2,000,000 Class A ordinary shares) if any shares are sold. The Underwriter is required to use only its best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) June 30, 2018. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price of the shares being sold by us on such closing date;

•	we will cause to be delivered the Class A ordinary shares being sold on such closing date in book-entry form; and

•	we will pay the Underwriter their commissions.

Pursuant to an escrow agreement among us, the Underwriter and Signature Bank (the “Escrow Agent”), as escrow agent, until at least 2,000,000 Class A ordinary shares are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account with the Escrow Agent and will be held by the Escrow Agent for such account. The Underwriter and we shall require all investor checks for payment for the securities to be made payable to “Signature Bank, as the Escrow Agent for SLJJ.com Limited. All subscription agreements and checks should be delivered to 905 Third Avenue, 9th Floor New York, NY 10022, Attention: John Gonzalez, Group Director & Senior Vice President. Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the Underwriter do not sell at least 2,000,000 Class A ordinary shares by June 30, 2018, all funds will be returned within the second banking days to subscribers without interest or deduction. If this Offering completes, then on the closing date, net proceeds will be delivered to us and we will issue the Class A ordinary shares to purchasers. Unless purchasers instruct us otherwise, we will deliver the Class A ordinary shares electronically upon receipt of purchaser funds to the accounts of those purchasers who hold accounts at the Underwriter, or elsewhere, as specified by the purchaser, within seven (7) business days upon the closing of the Offering. Alternately, purchasers who do not carry an account at the Underwriter may request that the shares be held in book-entry at the Company’s transfer agent, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

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Discounts, Commissions and Expenses

The Underwriter will collectively receive an underwriting commission equal to between $                   600,000 in the case of a minimum offering and $                   1,200,000 in the case of a maximum offering, representing six percent (6%) of the gross proceeds to be raised in this Offering.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a $[5.00] per share offering price:

	Per Share	Minimum Offering	Maximum Offering
Assumed Public Offering Price	$5.00	$10,000,000	$20,000,000
Underwriting fees and commissions	$0.30	$600,000	$1,200,000
Proceeds to Us, Before Expenses	$4.70	$9,400,000	$18,800,000

Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

Under the Underwriting Agreement, we will pay our Underwriter a fee and commission equal to 6% of the gross proceeds raised in the offering. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable out-of-pocket expenses, including its legal expenses in an amount not to exceed $75,000, $25,000 of travel expenses and $25,000 for a third party due diligence report incurred by the Underwriter in connection with the offering, and costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm not to exceed $5,000. We will also be responsible for a financial advisory fee of $100,000.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’ fees and commissions, will be approximately $                    , all of which are payable by us.

Lock-Up Agreements

We and each of our officers, directors, and all existing stockholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Class A ordinary shares or other securities convertible into or exercisable or exchangeable for Class A ordinary shares for a period of six (6) or twelve (12) months after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the underwriter.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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Underwriters’ Warrants

We have agreed to issue to our underwriters warrants to purchase the number of Class A ordinary shares in the aggregate equal to 5% of the shares sold from the Closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 120% of the public offering price per share in the offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our underwriters, nor permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.  A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We intent to apply to have our Class A ordinary shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “SSLJ”. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this “best efforts, minimum-maximum basis” offering sufficient to satisfy applicable listing criteria, our Class A ordinary shares will in fact be listed.

If our Class A ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

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Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A ordinary shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A ordinary shares, where action for that purpose is required. Accordingly, the Class A ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Class A ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia.  This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the Class A ordinary shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the Class A ordinary shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the Class A ordinary shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the Class A ordinary shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.  The Class A ordinary shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.  This prospectus does not constitute a public offer of the Class A ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any Class A ordinary shares to any member of the public in the Cayman Islands.

European Economic Area.  In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the Class A ordinary shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Class A ordinary shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Ordinary Share to the public in that Relevant Member State at any time,

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•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•	in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of Class A ordinary shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of Class A ordinary shares to the public” in relation to any Class A ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the Class A ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.  The Class A ordinary shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class A ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class A ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Israel.   In the State of Israel, the Class A ordinary shares offered hereby may not be offered to any person or entity other than the following:

•	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;
•	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;
•	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
•	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
•	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;
•	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
•	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;
•	a project capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);
•	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and
•	an entity, other than an entity formed for the purpose of purchasing the Class A ordinary shares in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Japan.  The underwriter will not offer or sell any of the Class A ordinary shares directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except, in each case, pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

People’s Republic of China.  This prospectus may not be circulated or distributed in the PRC and the Class A ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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Singapore.  This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A ordinary shares are subscribed or purchased under Section 275 by a relevant person that is: (a) a corporation (that is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Class A ordinary shares under Section 275 except: (1) to an institutional investor (for corporations, under 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares,

(2) debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (3) where no consideration is or will be given for the transfer; or

(4) where the transfer is by operation of law.

Taiwan.  The Class A ordinary shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A ordinary shares in Taiwan.

Switzerland.  The Class A ordinary shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to our company or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.

United Arab Emirates and Dubai International Financial Centre.  This offering of the Class A ordinary shares has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, the Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE, including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or the DFSA, a regulatory authority of the Dubai International Financial Centre, or the DIFC. This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, respectively, or otherwise.

The Class A ordinary shares may not be offered to the public in the UAE and/or any of the free zones. The Class A ordinary shares may be offered and this prospectus may be issued, only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. The Class A ordinary shares will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones.

United Kingdom.  An offer of the Class A ordinary shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the Class A ordinary shares must be complied with in, from or otherwise involving the United Kingdom.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriter’s discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the NASDAQ Capital Market listing fee, all amounts are estimates.

US$
SEC registration fee	3,007
NASDAQ Capital Market listing fee	75,000
FINRA filing fee	4,000
Printing and engraving expenses	45,000
Legal fees and expenses	620,000
Accounting fees and expenses	280,000
Miscellaneous	72,993

Total	1,100,000

These expenses will be borne by us. Underwriter’s discounts and commissions will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

The Company is being represented by Ellenoff Grossman & Schole LLP, New York, New York, with respect to legal matters of United States federal securities law. The validity of the Class A ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels.  Legal matters as to PRC law will be passed upon for us by AllBright Law Offices. Ellenoff Grossman & Schole LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law. Ortoli Rosenstadt LLP is acting as U.S. counsel for the underwriter.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2016 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of Friedman LLP is located at1700 Broadway, New York, New York 10019.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at www.sslj.com as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

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You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SSLJ.COM LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2016 AND 2015

F-1

SSLJ.COM LIMITED

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and Shareholders of

SSLJ.com Limited

We have audited the accompanying consolidated balance sheets ofSSLJ.com Limited (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2016. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

New York, New York

May 26, 2017, except for Notes 1, 2 and 3, as to which the date is August 28, 2017, and Notes 12, as to which the date is October 24, 2017.

F-3

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash	$76,048	$721,417
Accounts receivable, net	89,587	6,206
Inventories	3,043,242	251,627
Advances to suppliers	630,369	201,334
Prepaid rent	595,116	162,656
Other receivables, net	191,647	141,027
Short-term rent deposits	150,131	26,874
Other current assets	111,483	187,486
TOTAL CURRENT ASSETS	4,887,623	1,698,627

Property and equipment at cost, net of accumulated depreciation	8,666,441	1,021,058
Prepayment on property and equipment	-	2,778,146
Long-term rent deposits	653,401	176,754
Other long-term assets	118,138	-

TOTAL ASSETS	$14,325,603	$5,674,585

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$922,260	$99,716
Deferred revenue	5,081,609	559,124
Taxes payable	10,062	88,800
Deferred rent	38,108	103
Accrued expenses and other current liabilities	1,084,282	363,654
TOTAL CURRENT LIABILITIES	7,136,321	1,111,397

Long-term shareholders loan	6,988,023	3,273,681
Deferred rent	79,444	-

TOTAL LIABILITIES	14,203,788	4,385,078

COMMITMENTS

SHAREHOLDERS' EQUITY:
Common stock, $0.000125 par value; 100,000,000 shares authorized; 40,000,000 shares issued and outstanding*	50,000	50,000
Additional paid in capital	14,762,408	3,261,380
Accumulated deficit	(15,096,775)	(1,920,007)
Accumulated other comprehensive income (loss)	406,182	(101,866)

TOTAL SHAREHOLDERS' EQUITY	121,815	1,289,507

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$14,325,603	$5,674,585

* Retrospectively restated for effect of stock reverse split

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

Consolidated Statements of Operations and Comprehensive Loss

	For The Years Ended December 31,
	2016	2015

REVENUE	$5,421,288	$444,169

COST OF REVENUE
Cost of product and services	4,731,226	367,600
Business and sales related taxes	84,031	27,805

GROSS PROFIT	606,031	48,764

OPERATING EXPENSES
General and administrative expenses	2,363,945	1,261,980
Selling expenses	10,539,153	656,113
Research and development expenses	520,415	-
Total operating expenses	13,423,513	1,918,093

LOSS FROM OPERATIONS	(12,817,482)	(1,869,329)

OTHER INCOME (EXPENSE)
Subsidy income	-	44,432
Other income	5,462	463
Other expense	(364,748)	(8,677)
Total other income (expense)	(359,286)	36,218

LOSS BEFORE INCOME TAXES	(13,176,768)	(1,833,111)

PROVISION FOR INCOME TAXES	-	16,563

NET LOSS	$(13,176,768)	$(1,849,674)

OTHER COMPREHENSIVE LOSS
Foreign currency translation gain (loss)	508,048	(94,639)

COMPREHENSIVE LOSS	$(12,668,720)	$(1,944,313)

Losses Per Share Attributable to Common Shareholders
Basic and diluted	$(0.32)	$(0.05)

Weighted Average Number of Shares
Basic and diluted*	40,000,000	40,000,000

* Retrospectively restated for effect of stock reverse split

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

Consolidated Statements of Changes in Shareholders’ EQUITY

					Accumulated other	Total
	Common stock		Additional		comprehensive	shareholders'
	Shares*	Amount	paid in capital	Accumulated deficit	income (loss)	equity
Balance at January 1, 2015	40,000,000	$50,000	$3,261,380	$(70,333)	$(7,227)	$3,233,820

Net loss for the year	-	-	-	(1,849,674)	-	(1,849,674)
Foreign currency translation loss	-	-	-	-	(94,639)	(94,639)

Balance at December 31, 2015	40,000,000	$50,000	$3,261,380	$(1,920,007)	$(101,866)	$1,289,507

Capital contribution from shareholders	-	-	11,501,028	-	-	11,501,028
Net loss for the year	-	-	-	(13,176,768)	-	(13,176,768)
Foreign currency translation gain	-	-	-	-	508,048	508,048

Balance at December 31, 2016	40,000,000	$50,000	$14,762,408	$(15,096,775)	$406,182	$121,815

* Retrospectively restated for effect of stock reverse split

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,176,768)	$(1,849,674)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	721,839	76,210
Bad debt provision	3,829	-
Provision for inventory	7,276	-
Changes in operating assets and liabilities:
Accounts receivable	(91,407)	(6,468)
Advances to suppliers	(462,182)	(209,832)
Inventories	(2,942,395)	(262,247)
Other receivables, net	(59,118)	(94,402)
Prepaid rent	(463,125)	(169,520)
Short-term rent deposits	(130,668)	(28,009)
Long-term rent deposits	(510,273)	(184,214)
Other current assets	66,656	(195,399)
Accounts payable	866,571	103,925
Deferred revenue	4,765,294	582,723
Deferred rent	122,772	107
Taxes payable	(76,245)	91,147
Accrued expenses and other current liabilities	778,042	358,949
NET CASH USED IN OPERATING ACTIVITIES	(10,579,902)	(1,786,704)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(6,076,036)	(4,035,354)
Payments for construction in progress	(115,897)	-
NET CASH USED IN INVESTING ACTIVITIES	(6,191,933)	(4,035,354)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties	4,105,698	6,573,785
Capital contribution from shareholders	11,501,028	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	15,606,726	6,573,785

EFFECT OF EXCHANGE RATE CHANGE ON CASH	519,740	(30,451)

NET (DECREASE) INCREASE IN CASH	(645,369)	721,276

CASH-beginning of year	721,417	141

CASH-end of year	$76,048	$721,417
	0	1
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid during the year for:
Income tax	$-	$16,563
Non-cash investing activities:
Transfer from prepayment on property and equipment to fixed assets	$2,714,422	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

SSLJ.com Limited (“SSLJ.com”) was incorporated under the laws of the Cayman Islands on December 7, 2016 as an offshore holding company.

SSLJ Holdings Limited (“SSLJ Holdings”) is a wholly-owned subsidiary of SSLJ.com established under the laws of the British Virgin Islands on November 24, 2016. SSLJ Holdings owns 100% equity interest of SSLJ Technology Information Co., Limited (“SSLJ HK”), a limited liability company established in Hong Kong on December 14, 2016.SSLJ HK owns 100% equity interest of Wuhan Shengshi Leju Management Co., Ltd. (“SSLJ Management”), a wholly foreign-owned enterprise (the “WFOE”) established on April 11, 2017 under the laws of the People’s Republic of China (“China” or “PRC”) with initial capital of $20,000.

Shengshi Leju (Wuhan) Technology Holding Co., Limited ("Shengshi”), formerly known as Wuhan Shengshi Leju E-commerce Information Co., Limited, was established on July 22, 2014 under the laws of the People’s Republic of China (“PRC” or “China”)

In June 2017, SSLJ Management entered into a series of contractual agreements with the owners of Shengshi. These agreements include a Technical Consultation and Services Agreement, a Business Cooperation Agreement, an Equity Pledge Agreement, a Share Disposal Agreement and a Voting Rights Proxy Agreement.

Pursuant to the above agreements, SSLJ Management has the exclusive right to provide Shengshi consulting services related to business operations including technical and management. All the above contractual agreements obligate SSLJ Management to absorb a majority of the risk of loss from Shengshi’s activities and entitle SSLJ Management to receive a majority of their residual returns. In essence, SSLJ Management has gained effective control over Shengshi. Therefore, the Company believes that Shengshi should be considered as a Variable Interest Entity (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Shengshi are consolidated with those of SSLJ management and ultimately are consolidated into those of SSLJ.com.

Shengshi was established with initial registered capital of Chinese Renminbi (“RMB”) 20,000,000 (approximately $3.3 million). After several rounds of additional capital contributions, the registered capital of the Company was increased to RMB 100,000,000 (approximately $14.8 million) as of December 31, 2016. In March and June 2017, the Company further increased its registered capital to RMB 260,000,000 (approximately $38.0 million) through additional capital contribution by shareholders.

SSLJ.com, its subsidiaries and VIE (herein collectively referred to as the “Company”) is primarily engaged in the business of home improvement and home furnishing services utilizing the business model of Online to Offline (“O2O”), a strategy that draws potential customers primarily through online channels to physical stores or showrooms. The Company currently has branches offices and/or showrooms in many major cities throughout China.

F-8

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - LIQUIDITY

As reflected in the Company’s consolidated financial statements, the Company had recurring losses since its inception and had negative working capital of $2.2 million and $0.6 million as of December 31, 2016 and 2015, respectively. In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future and its operating and capital expenditure commitments. The Company currently relies on its shareholders’ additional capital contribution and shareholder loans to fund its working capital needs. In March 2017, the Company’s shareholders contributed additional capital of RMB 80,000,000 (approximately $11.6 million) to increase the registered capital to RMB 180 million (approximately $26.4 million). On May 25, 2017, the shareholders signed a commitment letter to invest additional capital and the shareholders agreed that they would not demand the current outstanding shareholders loans for repayment for at least next twelve months from the date of this report. In June 2017, the Company’s shareholders contributed additional capital of RMB 80 million (approximately $ 11.6 million) to RMB 260 million (approximately $38.0 million). The Company also plans to fund its operations through continuing financial support by its shareholders in the near future to ensure sufficient working capital until the business turns profitable.

The Company’s principal liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. The Company’s ability to fund these needs will depend on its future performance, which will be subject in part to general economic, financial, regulatory and other factors beyond its control, including trends in its industry and technological developments.

Based on current operating plan, management believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least next twelve months from the date of this report.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules of the Securities and Exchange Commission. All inter-company balances and transactions have been eliminated upon consolidation.

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). All significant intercompany balances and transactions have been eliminated in consolidation.

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. The VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

F-9

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of Variable Interest Entities (Continued)

The Company has concluded that Shengshi is a VIE, based on the facts that SSLJ Management has a majority of voting rights on the board of directors and is obligated to absorb a majority of the risk of loss from Shengshi’s economic performance. Based on our evaluation of the VIE, SSLJ Management is the primary beneficiary of its risks and rewards; therefore, we consolidate Shengshi for financial reporting purposes.

The following table sets forth the assets, liabilities, results of operations and changes in cash and cash equivalents of the VIE, which was included in the Company’s consolidated balance sheets, statements of comprehensive income and cash flows:

	December 31, 2016	December 31, 2015
Current assets	$4,887,623	$1,698,627
Non-current assets	9,437,980	3,975,958
Total assets	14,325,603	5,674,585
Current liabilities	(7,136,321)	(1,111,397)
Non-current liabilities	(7,067,467)	(3,273,681)
Total liabilities	(14,203,788)	(4,385,078)
Net assets	$121,815	$1,289,507

	For the years ended
	December 31, 2016	December 31, 2015
Revenue	$5,421,288	$444,169
Net loss	$13,176,768	$1,849,674

	For the years ended
	December 31, 2016	December 31, 2015
Net cash used in operating activities	$(10,579,902)	$(1,786,704)
Net cash used in investing activities	$(6,191,933)	$(4,035,534)
Net cash used in financing activities	$15,606,726	$6,573,785
Net increase (decrease) in cash and cash equivalents	$(645,369)	$721,417

F-10

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of Variable Interest Entities (Continued)

The Company has the power to direct activities of the VIE and can have assets transferred freely out of the VIE without restrictions. Therefore, the Company considers that there is no asset of VIE that can only be used to settle obligations of the respective VIE. The creditors of the VIE’s third-party liabilities did not have recourse to the general credit of the primary beneficiary in normal course of business.

Uses of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during each reporting period.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include: the allowances for doubtful accounts, the valuation of inventory, estimated useful lives and fair value in connection with the impairment of property and equipment.

Cash

The Company maintains cash with financial institutions in China, which are not insured or otherwise protected.  Should any of these institutions holding the Company’s cash become insolvent, or if the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

Accounts receivable

Accounts receivable are stated at net realizable value. An allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. The Company typically requires prepayments or installments from customers prior to the start of improvement or furnishing services. The Company’s account receivable balance is relatively immaterial of December 31, 2016 and 2015. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

Revenue recognition

The Company recognizes revenue from home improvement and home furnishing service contracts with customers.

Sales from home improvement and furnishing construction contracts are recognized when the construction is completed and accepted by customers. Contract costs include all direct materials, subcontractor costs, and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Payments received in advance of services provided are recorded as deferred revenues until the contract is completed.

F-11

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition (Continued)

The Company previously provided a two-year warranty period for home improvement and furnishing services performed. The Company has not experienced any customer complaints on services provided during the years ended December 31, 2016 and 2015 and no customers had claimed damages for any loss incurred due to quality problems so far. Thus, the Company did not record any warranty cost provisions for the years ended December 31, 2016 and 2015.

Starting July 2017, the Company entered into agreements with its renovation and remodeling subcontractors and mutually agreed that all future warranty and repair costs shall be borne by these subcontractors if any quality deficiencies arise. Management believes that there is no need to record any warranty cost provision at this time.

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventories consist of raw materials, finished goods, and projects in-process that have not been completed. Provision is made for slow-moving, obsolete or unusable inventory.

Advances to suppliers

The Company advances funds to certain suppliers for raw materials and supplies. These advances are interest free and unsecured, and are reviewed periodically to determine whether their carrying value has become impaired.

Property and equipment

Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method, as follows:

Useful life
Buildings	30 years
Office equipment	3 years
Furniture	5 years
Motor vehicles	8 years
Leasehold improvements	the shorter of the lease term and its useful life

Long-lived assets

The Company reviews long-lived assets such as property and equipment for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair value. The Company did not record any impairment as of December 31, 2016 and 2015.

Research and development costs

Research and development costs are expensed to operations as incurred and include salaries and welfare of employees of the research and development department.

F-12

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Leases

The Company leases showrooms, warehouse facilities and administrative offices under operating leases. Showroom lease agreements generally include rent escalation provisions. Incentives received from lessors are deferred and recorded as a reduction of rental expense over the lease term using the straight-line method.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2016 and 2015.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns subject to examination by tax authorities for three years from the date of filing. As of December 31, 2016, the tax years ended December 31, 2014 through December 31, 2019 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue derives from the invoiced home improvement and furnishing service contracts, net of VAT tax. All of the Company’s service contracts that are rendered in the PRC are subject to Chinese VAT tax at a rate of 11% of the gross sales price, effective May 1, 2016, as a part of new unified tax system implemented for home improvement and furnishing sector. Prior to that, the Company was subject to a fixed rate of business tax of 3%. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of providing their contract services.

F-13

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

Since the Company operates in the PRC, the Company’s functional currency is the Chinese RMB.  The Company’s consolidated financial statements have been translated into the reporting currency, the United States Dollar. Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the result of operations. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Fair value of financial instruments

The Company follows the provisions of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, prepayments and advances to suppliers, other receivables, due to related party, accounts payable, deferred revenue, accrued expenses and other current liabilities, approximate their fair value based on the short-term maturity of these instruments.

Risks and uncertainties

The major operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations of the PRC, this may not be indicative of future results.

F-14

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations and credit risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. As of December 31, 2016, and 2015, $79,473 and $721,417 of the Company’s cash were on deposit at financial institutions in the RMB where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

Customer and vendor concentration risk

For the years ended December 31, 2016 and 2015, no customer accounted for more than 10% of total revenue and accounts receivable balance.

For the years ended December 31, 2016, no vendor accounted for more than 10% of total purchases. As at December31, 2016, two suppliers accounted for 21% and 14% of the Company’s accounts payable balance, respectively. For the year ended December 31, 2015, the Company has one vendor accounted for approximately 14% of total purchases. As at December31, 2015, no vendor accounted for more than 10% of the total balance of accounts payable. A loss of either of these suppliers could adversely affect the operating results or cash flows of the Company.

Statements of cash flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the Company’s statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

F-15

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), and for all other entities, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. Preliminarily, the Company plans to adopt Topic 606 using the retrospective transition method, and is continuing to evaluate the impact its pending adoption of Topic 606 will have on its consolidated financial statements. The Company believes that its current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09. Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts. While no significant impact is expected upon adoption of the new guidance, the Company will not be able to make that determination until the time of adoption based upon outstanding contracts at that time.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”), which simplifies the presentation of deferred income taxes by requiring deferred tax assets and liabilities be classified as noncurrent on the balance sheet. The updated standard is effective for us beginning on January 1, 2017 with early application permitted as of the beginning of any interim or annual reporting period. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

F-16

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts.  It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim reporting periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash", which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of- period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows under Topic 230. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented. The adoption of this guidance will increase cash and cash equivalents by the amount of restricted cash on the Company's consolidated statement of cash flows.

NOTE 4 - INVENTORIES

Inventories consist of the following:

	December 31, 2016	December 31, 2015
Raw materials	$1,386,807	$868
Finished goods	1,552	-
Work in-progress	1,661,844	250,759
Allowance for inventories	(6,961)	-
	$3,043,242	$251,627

F-17

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - ADVANCES TO SUPPLIERS

Prepayments and advances to suppliers consisted of the following:

	December 31, 2016	December 31, 2015
Advances to suppliers (a)	$508,674	$50,229
Advances to subcontractors	121,695	151,105
	630,369	201,334

(a)	The advances on raw materials are generally required by our suppliers for the purpose of ongoing business relationships. The advances are not directly associated with any specific purchase contract or any specific price but will be used to offset any accounts payable balance resulting from any specific purchase order priced at market.

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	December 31, 2016	December 31, 2015

Buildings	$5,476,744	$-
Office equipment	474,195	118,484
Furniture	277,916	87,668
Automobiles	812,819	369,536
Software	45,807	13,021
Leasehold improvements	2,227,019	505,472
Subtotal	9,314,500	1,094,181
Construction in progress	110,878	-
Less: accumulated depreciation	(758,937)	(73,123)
Property, plant and equipment, net	$8,666,441	$1,021,058

Depreciation expense was $721,839 and $76,210 for the years ended December 31, 2016 and 2015, respectively.

Construction in progress represents direct costs of renovation or leasehold improvement incurred for the Company’s new office and show rooms. Construction in progress is transferred to the property and equipment and depreciation commences when the asset has been substantially completed and reaches the expected usable condition

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company's principal shareholders loan funds, whenever necessary, to the Company for its working capital use. These loans are interest free and due on demand. As of December 31, 2016, and 2015, the balances due to shareholders were $6,988,023 and $3,273,681, respectively. On May 25, 2017, the shareholders signed a commitment letter and agreed that they would not demand the current outstanding loans for repayment for at least next twelve months from the date of this report.

F-18

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - TAXES

(a)	Corporate Income Taxes (“CIT”)

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

SSLJ.com and SSLJ Holdings are both offshore holding companies and are not subject to tax on income or capital gains under the laws of the Cayman Islands and British Virgin Islands, respectively.

SSLJ HK was incorporated in Hong Kong and is subject to Hong Kong corporate income tax at a rate of 16.5%on the estimated assessable profits arising from Hong Kong.

SSLJ Management and Shengshi are registered in the PRC and are generally subject to corporate income tax at unified rate of 25%.

Prior to January 1, 2016, the Company was subject to a fixed-rate income tax assessed by the local tax authority. Under the fixed-rate income tax system, 8% of annual gross revenue is deemed Taxable Net Income (“TNI”) for income tax purposes, without giving consideration to the costs and operating expenses. The income tax is then levied at 25% of the TNI. Thus, despite the fact that the Company incurred an operating loss for the year ended December 31, 2015, $16,563 was assessed as income tax under the fixed-rate income tax system by the local tax authority. The fixed-rate income tax method is no longer available to the Company starting January1, 2016. The Company will be subject to a corporate income tax at unified rate of 25% on net income generated going forward.

A reconciliation of income tax expense, as computed using the PRC statutory income tax rate of 25%, to the provision for income taxes for the years ended December 31, 2016 and 2015, is as follows:

	For the year ended December 31, 2016	For the year ended December 31, 2015
PRC statutory tax rate	25.0%	25.0%
Impact of fixed-rate income tax	-	(24.1)
Change in valuation allowance	(25.0)	-
Effective tax rate	0.0%	0.9%

F-19

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - TAXES (Continued)

The effect of temporary differences is included in the deferred tax accounts as follows:

	December 31, 2016	December 31, 2015
Deferred taxes asset:
Net operating losses	$2,406,410	$828,151
Advertising fee	569,335	-
Accrued salaries and welfare	87,438	-
Donation expenditure	80,261	-
Deferred rent	29,388	-
Allowance for doubtful accounts	1,740	-
Allowance for inventories	916	-
	3,175,488	828,151
Valuation allowance	(3,175,488)	(828,151)
Net deferred tax asset (liability)	$-	$-

According to Chinese tax regulations, net operating losses (“NOL”) can be carried forward to offset operating income for five years. A valuation allowance is established for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that the realization of future deductions is uncertain. Management performs an assessment over future taxable income to analyze whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has evaluated all available positive and negative evidence, because there is uncertainty regarding the Company’s ability to realize its deferred tax assets (liabilities), a 100% valuation allowance has been established.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor were any interest expense recognized for the years ended December 31, 2016 and 2015.

(b)	Tax payable

Taxes payable consisted of the following:

	December 31, 2016	December 31, 2015

Income tax payable	$-	$49,849
Value added tax recoverable	(71,620)	(12,487)
Business tax payable	-	27,796
Other taxes payable	81,682	23,641
Total taxes payable	$10,062	$88,800

F-20

SSLJ.COM LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ EQUITY

Shengshi’s initial registered capital was RMB 20,000,000 (approximately $3.3 million). On December 1, 2016, the Board of Shareholders approved a resolution to increase the registered capital RMB 100 million (approximately $14.8 million). The additional capital was fully funded on December 29, 2016 by its shareholders. In March and June 2017, the Company further increased registered capital to RMB 260,000,000 (approximately $38.0 million) through additional capital contribution by shareholders.

NOTE 10 - COMMITMENTS

Operating lease commitments

The Company’s leases include showrooms, office and warehouse buildings. These leases had an average remaining lease term of approximately 5 years as of December 31, 2016. Rental expense charged to operations under operating leases in 2016 and 2015 amounted to $1,895,443 and$230,520, respectively.

Future minimum lease obligations for operating leases with initial terms in excess of one year at December 31, 2016 are as follows:

Twelve months ended December 31,
2017	$3,221,281
2018	3,114,226
2019	2,100,254
2020	1,623,261
2021	1,292,736
Thereafter	891,039
Total	$12,242,798

NOTE 11 - SUBSEQUENT EVENTS

On March 20, 2017, the Board of Shareholders approved a resolution to increase the registered capital from RMB 100 million (approximately $14.8 million) to RMB 180 million (approximately $26.4 million).

On May 25, 2017, the shareholders signed a commitment letter to invest additional capital, and not to demand the current outstanding shareholder loans for repayment for at least next twelve months from the date of this report. On May 30, 2017, the Board of Shareholders approved a resolution to further increase the registered capital from RMB 180 million (approximately $26.4 million) to RMB 260 million (approximately $38.0 million). The additional capital of RMB 80 million was fully funded on June 1, 2017 by the shareholders.

In March and June, 2017, the Company repaid the balance due to shareholders of $6,988,023 in full by several installments.

NOTE 12 – OTHER SUBSEQUENT EVENTS

On October 24, 2017, the Board of Directors adopted a consent resolution to effectuate a 12.5:1 stock reverse split, to sub-divide the original 500,000,000 issued ordinary shares of a nominal or par value of US$0.0001 in the capital of the Company into 40,000,000 ordinary shares of a nominal or par value of US$0.00125. Simultaneously, the Company increased 60,000,000 authorized common shares. As a result, the Company had 100,000,000 authorized common shares, $0.00125 par value per share, of which 40,000,000 were issued and outstanding as of June 30, 2017.

All the existing shareholders and directors of the Company consider the stock reverse split of 12.5:1 of the original 500 million ordinary shares on October 24, 2017 were part of the company’s recapitalization to result in 40,000,000 common shares issued and outstanding prior to completion of its initial public offering. The Company believes it is appropriate to reflect stock reverse split on a retroactive basis similar to stock split or dividend pursuant to ASC 260. The Company has retroactively restated all shares and per share data for all the periods presented.

F-21

SSLJ.COM LIMITED

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED

JUNE 30, 2017 AND 2016

F-22

SSLJ.COM LIMITED

F-23

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$980,983	$76,048
Accounts receivable, net	2,514,375	89,587
Inventories	1,637,410	3,043,242
Advances to suppliers	1,382,395	630,369
Prepaid rent and other expenses	723,938	595,116
Other receivables, net	634,476	191,647
Short-term rent deposits	47,523	150,131
Value added tax recoverable	276,652	-
Other current assets	162,387	111,483
TOTAL CURRENT ASSETS	8,360,139	4,887,623

Property and equipment at cost, net of accumulated depreciation	10,557,660	8,666,441
Long-term rent deposits	1,038,582	653,401
Other long-term assets	238,487	118,138

TOTAL ASSETS	$20,194,868	$14,325,603

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,459,492	$922,260
Deferred revenue	1,989,059	5,081,609
Taxes payable	49,255	10,062
Deferred rent	38,082	38,108
Accrued expenses and other current liabilities	1,245,226	1,084,282
TOTAL CURRENT LIABILITIES	5,781,114	7,136,321

Long-term shareholders loan	-	6,988,023
Deferred rent	262,945	79,444

TOTAL LIABILITIES	6,044,059	14,203,788

COMMITMENTS

SHAREHOLDERS' EQUITY:
Common stock, $0.00125 par value; 100,000,000 shares authorized; 40,000,000 shares issued and outstanding*	50,000	50,000
Additional paid in capital	38,145,250	14,762,408
Accumulated deficit	(24,420,790)	(15,096,775)
Accumulated other comprehensive income	376,349	406,182

TOTAL SHAREHOLDERS' EQUITY	14,150,809	121,815

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$20,194,868	$14,325,603

* Retrospectively restated for effect of stock reverse split

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Six Months Ended June 30,
	2017	2016

REVENUE
Sales of products	$5,344,870	$858,161
Home improvement and furnishing services	1,851,808	-
Total revenue	7,296,678	858,161
COST OF REVENUE
Cost of product and services	6,444,354	814,602
Business and sales related taxes	2,447	13,320

GROSS PROFIT	849,877	31,239

OPERATING EXPENSES
General and administrative expenses	2,480,995	1,207,792
Selling expenses	6,980,903	3,398,271
Research and development expenses	574,219	-
Total operating expenses	10,036,117	4,606,063

LOSS FROM OPERATIONS	(9,186,240)	(4,574,824)

OTHER INCOME (EXPENSE)
Other income	9,051	312
Other expense	(146,826)	(3,457)
Total other income (expense)	(137,775)	(3,145)

LOSS BEFORE INCOME TAXES	(9,324,015)	(4,577,969)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(9,324,015)	$(4,577,969)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	(29,833)	(41,158)

COMPREHENSIVE LOSS	$(9,353,848)	$(4,619,127)

Losses Per Share Attributable to Common Shareholders
Basic and diluted	$(0.23)	$(0.11)

Weighted Average Number of Shares
Basic and diluted*	40,000,000	40,000,000

* Retrospectively restated for effect of stock reverse split

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-25

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)

					Accumulated other	Total
	Common stock		Additional		comprehensive	shareholders'
	Shares *	Amount	paid in capital	Accumulated deficit	income/(loss)	equity/(deficiency)
Balance at December 31, 2016	40,000,000	$50,000	$14,762,408	$(15,096,775)	$406,182	$121,815
Capital contribution from shareholders	-	-	23,382,842	-	-	23,382,842
Net loss for the period	-	-	-	(9,324,015)	-	(9,324,015)
Foreign currency translation loss	-	-	-	-	(29,833)	(29,833)

Balance at June 30, 2017	40,000,000	$50,000	$38,145,250	$(24,420,790)	$376,349	$14,150,809

Balance at December 31, 2015	40,000,000	$50,000	$3,261,380	$(1,920,007)	$(101,866)	$1,289,507
Capital contribution from shareholders	-	-	-	-	-	-
Net loss for the period	-	-	-	(4,553,889)	-	(4,553,889)
Foreign currency translation gain	-	-	-	-	41,158	41,158

Balance at June 30, 2016	40,000,000	$50,000	$3,261,380	$(6,473,896)	$(60,708)	$(3,223,224)

* Retrospectively restated for effect of stock reverse split

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-26

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

UNAUIDTED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,324,015)	$(4,577,969)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	687,192	282,240
Bad debt provision	98,234	-
Provision for inventory	-	5,598
Changes in operating assets and liabilities:
Accounts receivable	(2,424,877)	(16,900)
Advances to suppliers	(752,026)	(941,134)
Inventories	1,405,661	(1,061,358)
Other receivables, net	(485,703)	(975,269)
Prepaid rent and other expenses	(128,822)	-
Rent deposits	(282,573)	-
Value added tax recoverable	(276,652)	-
Other current assets	(106,175)	-
Accounts payable	1,537,233	(91,527)
Deferred revenue	(3,092,549)	1,020,601
Deferred rent	183,475	89,414
Taxes payable	39,193	(217,676)
Accrued expenses and other current liabilities	160,944	496,461
NET CASH USED IN OPERATING ACTIVITIES	(12,761,461)	(5,987,520)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(2,390,650)	(1,780,112)
Payments for construction in progress	(309,782)	-
NET CASH USED IN INVESTING ACTIVITIES	(2,700,432)	(1,780,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from/(payments) to related parties	(6,988,023)	7,251,092
Capital contribution from shareholders	23,382,842	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	16,394,819	7,251,092

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(27,991)	76,729

NET INCREASE (DECREASE) IN CASH	904,935	(439,811)

CASH-beginning of period	76,048	721,416

CASH-end of period	$980,983	$281,605

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-27

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 –ORGANIZATION AND BUSINESS DESCRIPTION

SSLJ.com Limited (“SSLJ.com”) was incorporated under the laws of the Cayman Islands on December 7, 2016 as an offshore holding company.

SSLJ Holdings Limited (“SSLJ Holdings”) is a wholly-owned subsidiary of SSLJ.com established under the laws of the British Virgin Islands on November 24, 2016. SSLJ Holdings owns 100% equity interest of SSLJ Technology Information Co., Limited (“SSLJ HK”), a limited liability company established in Hong Kong on December 14, 2016. SSLJ HK owns 100% equity interest of Wuhan Shengshi Leju Management Co., Ltd. (“SSLJ Management”), a wholly foreign-owned enterprise (the “WFOE”) established on April 11, 2017 under the laws of the People’s Republic of China (“China” or “PRC”) with initial capital of $20,000.

Shengshi Leju (Wuhan) Technology Holding Co., Limited ("Shengshi”), formerly known as Wuhan Shengshi Leju E-commerce Information Co., Limited, was established on July 22, 2014 under the laws of the People’s Republic of China (“PRC” or “China”)

In June 2017, SSLJ Management entered into a series of contractual agreements with the owners of Shengshi. These agreements include a Technical Consultation and Services Agreement, a Business Cooperation Agreement, an Equity Pledge Agreement, a Share Disposal Agreement and a Voting Rights Proxy Agreement.

Pursuant to the above agreements, SSLJ Management has the exclusive right to provide Shengshi consulting services related to business operations including technical and management. All the above contractual agreements obligate SSLJ Management to absorb a majority of the risk of loss from Shengshi’s activities and entitle SSLJ Management to receive a majority of their residual returns. In essence, SSLJ Management has gained effective control over Shengshi. Therefore, the Company believes that Shengshi should be considered as a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Shengshi are consolidated with those of SSLJ management and ultimately are consolidated into those of SSLJ.com.

Shengshi was established with initial registered capital of Chinese Renminbi (“RMB”) 20,000,000 (approximately $3.3 million). After several rounds of additional capital contributions, the registered capital of the Company was increased to RMB 100,000,000 (approximately $14.8 million) as of December 31, 2016. In March and June 2017, the Company further increased its registered capital to RMB 260,000,000 (approximately $38.2 million) through additional capital contribution by shareholders.

SSLJ.com, its subsidiaries and VIE (herein collectively referred to as the “Company”) is primarily engaged in the business of home improvement and home furnishing services utilizing the business model of Online to Offline (“O2O”), a strategy that draws potential customers primarily through online channels to physical stores or showrooms. The Company currently has branches offices and/or showrooms in many major cities throughout China.

F-28

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – LIQUIDITY

As reflected in the Company’s unaudited interim condensed consolidated financial statements, the Company had recurring losses since its inception and recorded a negative working capital of $ $2.2 million as of December 31, 2016. In assessing its liquidity, management monitors and analyzes the Company’s cash on-hand, its ability to generate sufficient revenue sources in the future and its operating and capital expenditure commitments. The Company currently relies on its shareholders’ additional capital contribution and shareholder loans to fund its working capital needs. In March 2017 and June 2017, the Company’s shareholders contributed additional capital of RMB 160 million (approximately $23.4 million) to increase the registered capital to RMB 260 million (approximately $38.2 million).

The Company intends to fund its operations through continuing financial support by its shareholders in the near future and equity financing to ensure sufficient working capital until the business turns profitable.

The Company’s principal liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. The Company’s ability to fund these needs will depend on its future performance, which will be subject in part to general economic, financial, regulatory and other factors beyond its control, including trends in its industry and technological developments.

Based on current operating plan and expected expenditure for its working capital needs in the near future, without significant additional capital contribution from the Company’s shareholders or successful equity financing, the Company will not have sufficient liquidity to sustain its operations for the next twelve months. As a result, the Company may not be able to implement its current plans for expansion or respond to competitive pressures, any of which would have a material adverse effect on its business, financial condition and result of its operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto for the years ended December 31, 2016 and 2015. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the interim period ended June 30, 2017 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2017.

The accompanying unaudited condensed consolidated financial statements of the Company reflect the principal activities of the Company. All inter-company balances and transactions have been eliminated upon consolidation.

F-29

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. The VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Shengshi is a VIE, based on the facts that SSLJ Management has a majority of voting rights on the board of directors and is obligated to absorb a majority of the risk of loss from Shengshi’s economic performance. Based on our evaluation of the VIE, SSLJ Management is the primary beneficiary of its risks and rewards; therefore, we consolidate Shengshi for financial reporting purposes.

The following table sets forth the assets, liabilities, results of operations and changes in cash and cash equivalents of the VIE, which was included in the Company’s consolidated balance sheets, statements of comprehensive income and cash flows:

	June 30, 2017	December 31, 2016
Current assets	$8,360,139	$4,887,623
Non-current assets	11,834,729	9,437,980
Total assets	20,194,868	14,325,603
Current liabilities	(5,781,114)	(7,136,321)
Non-current liabilities	(262,945)	(7,067,467)
Total liabilities	(6,044,059)	(14,203,788)
Net assets	$14,150,809	$121,815

	For the six months ended
	June 30, 2017	June 30, 2016
Revenue	$7,296,678	$859,161
Net loss	$9,324,015	$4,628,222

F-30

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of Variable Interest Entities (Continued)

	For the six months ended
	June 30, 2017	June 30, 2016
Net cash used in operating activities	$(12,761,461)	$(5,987,520)
Net cash used in investing activities	$(2,700,432)	$(1,780,112)
Net cash provided by financing activities	$16,394,819	$7,251,092
Net increase (decrease) in cash and cash equivalents	$904,935	$(439,811)

The Company has the power to direct activities of the VIE and can have assets transferred freely out of the VIE without restrictions. Therefore, the Company considers that there is no asset of VIE that can only be used to settle obligations of the respective VIE. The creditors of the VIE’s third-party liabilities did not have recourse to the general credit of the primary beneficiary in normal course of business.

Uses of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during each reporting period.  Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include: the allowances for doubtful accounts, the valuation of inventory, estimated useful lives and fair value in connection with the impairment of property and equipment.

Cash

The Company maintains cash with financial institutions in China, which are not insured or otherwise protected.  Should any of these institutions holding the Company’s cash become insolvent, or if the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

Accounts receivables

Accounts receivables are stated at net realizable value. An allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. The Company typically requires prepayments or installments from customers prior to the start of improvement or home furnishing services. As for sale of smart home products, accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible.

F-31

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

The Company recognizes revenue from home improvement and home furnishing service contracts and sales of smart home products with customers.

Home improvement and furnishing construction contracts: sales are recognized when the construction is completed and accepted by customers. Contract costs include all direct materials, subcontractor costs, and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Payments received in advance of services provided are recorded as deferred revenues until the contract is completed.

Sales of product: sales are recognized at the date of shipment from the Company’s facilities to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, ownership has been transferred to customers, no other significant obligations of the Company exist and collectability is reasonably assured. Management considers delivery to occur upon shipment provided title and risk have passed to the customer, which is generally when the product is shipped to the customer from the Company’s facility. The Company’s sales revenue consists of the invoiced value of goods, net of value-added tax (“VAT”).

The Company previously provided a two-year warranty period for home improvement and furnishing services performed. The Company has not experienced any customer complaints on services provided during the years ended December 31, 2016 and 2015 and no customers had claimed damages for any loss incurred due to quality problems so far. Thus, the Company did not record any warranty cost provisions for the years ended December 31, 2016 and 2015 and for the six months ended June 30, 2017.

Starting July 2017, the Company entered into agreements with its renovation and remodeling subcontractors and mutually agreed that all future warranty and repair costs shall be borne by these subcontractors if any quality deficiencies arise. Management believes that there is no need to record any warranty cost provision at this time.

Inventories

Inventories are stated at the lower of cost or net realizable value. Inventories consist of raw materials, finished goods, and projects in-process that have not been completed. Provision is made for slow-moving, obsolete or unusable inventory.

Advances to suppliers

The Company advances funds to certain suppliers for raw materials and supplies. These advances are interest free and unsecured, and are reviewed periodically to determine whether their carrying value has become impaired.

F-32

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are recorded at cost. Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method, as follows:

Useful life
Buildings	30 years
Office equipment	3 years
Furniture	5 years
Motor vehicles	8 years
Leasehold improvements	the shorter of the lease term and its useful life

Long-lived assets

The Company reviews long-lived assets such as property and equipment for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair value. The Company did not record any impairment as of June 30, 2017 and December 31, 2016.

Research and development costs

Research and development costs are expensed to operations as incurred and include salaries and welfare of employees of the research and development department.

Operating Leases

The Company leases showrooms, warehouse facilities and administrative offices under operating leases. Showroom lease agreements generally include rent escalation provisions. Incentives received from lessors are deferred and recorded as a reduction of rental expense over the lease term using the straight-line method.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

F-33

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes (Continued)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at June 30, 2017 and December 31, 2016.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns subject to examination by tax authorities for three years from the date of filing. As of June 30, 2017 and December 31, 2016, the tax years ended December 31, 2014 through December 31, 2019 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue derives from the invoiced home improvement and furnishing service contracts, net of VAT tax. All of the Company’s service contracts that are rendered in the PRC are subject to Chinese VAT tax at a rate of 11% of the gross sales price, effective May 1, 2016, as a part of new unified tax system implemented for home improvement and furnishing sector. Prior to that, the Company was subject to a fixed rate of business tax of 3%. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of providing their contract services.

Foreign currency translation

Since the Company operates in the PRC, the Company’s functional currency is the Chinese RMB.  The Company’s consolidated financial statements have been translated into the reporting currency, the United States Dollar. Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the result of operations. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

F-34

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

The Company follows the provisions of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, prepayments and advances to suppliers, other receivables, due to related party, accounts payable, deferred revenue, accrued expenses and other current liabilities, approximate their fair value based on the short-term maturity of these instruments.

Risks and uncertainties

The major operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations of the PRC, this may not be indicative of future results.

F-35

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations and credit risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. As of June 30, 2017 and December 31, 2016, all of the Company’s cash were on deposit at financial institutions in the RMB where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

Customer and vendor concentration risk

For six months ended June 30, 2017 and 2016, no customer accounted for more than 10% of total revenue. As at June 30, 2017, 3 customers accounted for 91% of the total balance of accounts receivable. As at June 30, 2016, no customer accounted for more than 10% of the total balance of accounts receivable.

For the six months ended June 30, 2017, three suppliers accounted for 24%, 14% and 11% of total purchases, respectively. For the six months ended June 30, 2016, two suppliers accounted for 15% and 13% of total purchases, respectively. As at June 30, 2017 the Company has two vendors accounted for 73% and 11% of the Company’s accounts payable balance, respectively. As at June 30, 2016, no supplier accounted for more than 10% of the Company’s accounts payable balance.

Statements of cash flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the Company’s statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

F-36

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts.  It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim reporting periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash", which requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of- period and end-of-period total amounts shown on the statement of cash flows. The amendments in this ASU apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows under Topic 230. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented. The adoption of this guidance will increase cash and cash equivalents by the amount of restricted cash on the Company's consolidated statement of cash flows.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, the ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

F-37

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception.” The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures.

NOTE 4 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consist of the following:

	June 30, 2017	December 31, 2016
Trade accounts receivable	$2,518,128	$89,587
Less: allowances for doubtful accounts	(3,753)	-
	$2,514,375	$89,587

F-38

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - INVENTORIES

Inventories consist of the following:

	June 30, 2017	December 31, 2016
Raw materials	$1,158,739	$1,386,807
Finished goods	2,488	1,552
Work in-progress	483,314	1,661,844
Allowance for inventories	(7,131)	(6,961)
	$1,637,410	$3,043,242

NOTE 6 - ADVANCES TO SUPPLIERS

Prepayments and advances to suppliers consisted of the following:

	June 30, 2017	December 31, 2016
Advances to suppliers (a)	$1,272,635	$508,674
Advances to subcontractors	109,760	121,695
	$1,382,395	$630,369

(a)	The advances on raw materials are generally required by our suppliers for the purpose of ongoing business relationships. The advances are not directly associated with any specific purchase contract or any specific price but will be used to offset any accounts payable balance resulting from any purchase order priced at market.

NOTE 7 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following:

	June 30, 2017	December 31, 2016

Buildings	$5,834,777	$5,476,744
Office equipment	489,544	474,195
Furniture	429,450	277,916
Automobiles	1,024,674	812,819
Software	98,797	45,807
Leasehold improvements	3,707,558	2,227,019
Subtotal	11,584,800	9,314,500
Construction in progress	420,661	110,878
Less: accumulated depreciation	(1,447,801)	(758,937)
Property, plant and equipment, net	$10,557,660	$8,666,441

Depreciation expense was $687,192 and $282,240 for the six months ended June 30, 2017 and 2016, respectively. Construction in progress represents direct costs of renovation or leasehold improvement incurred for the Company’s new office and show rooms. Construction in progress is transferred to the property and equipment and depreciation commences when the asset has been substantially completed and reaches the expected usable condition.

F-39

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company's principal shareholders loan funds, whenever necessary, to the Company for its working capital use. These loans are interest free and due on demand. As of December 31, 2016, the balances due to shareholders were $6,988,023 and the shareholders loan funds were fully repaid by June 30, 2017.

NOTE 9 - TAXES

(a)	Corporate Income Taxes (“CIT”)

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

SSLJ.com and SSLJ Holdings are both offshore holding companies and are not subject to tax on income or capital gains under the laws of the Cayman Islands and British Virgin Islands, respectively.

SSLJ HK was incorporated in Hong Kong and is subject to Hong Kong corporate income tax at a rate of 16.5% on the estimated assessable profits arising from Hong Kong.

SSLJ Management and Shengshi are registered in the PRC and are generally subject to corporate income tax at unified rate of 25%.

Prior to January 1, 2016, the Company was subject to a fixed-rate income tax assessed by the local tax authority. Under the fixed-rate income tax system, 8% of annual gross revenue is deemed Taxable Net Income (“TNI”) for income tax purposes, without giving consideration to the costs and operating expenses. The income tax is then levied at 25% of the TNI. Thus, despite the fact that the Company incurred an operating loss for the year ended December 31, 2015, $16,563 was assessed as income tax under the fixed-rate income tax system by the local tax authority. The fixed-rate income tax method is no longer available to the Company starting January1, 2016. The Company will be subject to a corporate income tax at unified rate of 25% on net income generated going forward.

A reconciliation of income tax expense, as computed using the PRC statutory income tax rate of 25%, to the provision for income taxes for the six months ended June 2017 and 2016, is as follows:

	For the six months ended June 30, 2017	For the six months ended June 30, 2016
PRC statutory tax rate	25.0%	25.0%
Impact of fixed-rate income tax	-	-
Change in valuation allowance	(25.0)	(25.0)
Effective tax rate	0.0%	0.0%

F-40

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - TAXES (Continued)

The effect of temporary differences is included in the deferred tax accounts as follows:

	June 30, 2017	December 31, 2016
Deferred taxes asset:
Net operating losses	$4,300,400	$2,406,410
Advertising fee	868,399	569,335
Accrued salaries and welfare	175,614	87,438
Donation expenditure	80,261	80,261
Deferred rent	75,257	29,388
Allowance for doubtful accounts	25,474	1,740
Allowance for inventories	1,783	916
	5,527,188	3,175,488
Valuation allowance	(5,527,188)	(3,175,488)
Net deferred tax asset (liability)	$-	$-

According to Chinese tax regulations, net operating losses (“NOL”) can be carried forward to offset operating income for five years. A valuation allowance is established for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that the realization of future deductions is uncertain. Management performs an assessment over future taxable income to analyze whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has evaluated all available positive and negative evidence, because there is uncertainty regarding the Company’s ability to realize its deferred tax assets (liabilities), a 100% valuation allowance has been established.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor were any interest expense recognized for the six months ended June 30, 2017 and 2016.

NOTE 10 – SHAREHOLDERS’ EQUITY

Shengshi’s initial registered capital was RMB 20,000,000 (approximately $3.3 million). On December 1, 2016, the Board of Shareholders approved a resolution to increase the registered capital RMB 100 million (approximately $14.8 million). The additional capital was fully funded on December 29, 2016 by its shareholders. In March and June 2017, the Company further increased registered capital to RMB 260,000,000 (approximately $38.2 million) through additional capital contribution by shareholders.

On October 24, 2017, the Board of Directors adopted a consent resolution to effectuate a 12.5:1 stock reverse split, to sub-divide the original 500,000,000 issued ordinary shares of a nominal or par value of US$0.0001 in the capital of the Company into 40,000,000 ordinary shares of a nominal or par value of US$0.00125. Simultaneously, the Company increased 60,000,000 authorized common shares. As a result, the Company had 100,000,000 authorized common shares, $0.00125 par value per share, of which 40,000,000 were issued and outstanding as of June 30, 2017.

F-41

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – SHAREHOLDERS’ EQUITY (Continued)

All the existing shareholders and directors of the Company consider the stock reverse split of 12.5:1 of the original 500 million ordinary shares on October 24, 2017 were part of the company’s recapitalization to result in 40,000,000 common shares issued and outstanding prior to completion of its initial public offering. The Company believes it is appropriate to reflect stock reverse split on a retroactive basis similar to stock split or dividend pursuant to ASC 260. The Company has retroactively restated all shares and per share data for all the periods presented.

NOTE 11 – COMMITMENTS

Operating lease commitments

The Company’s leases include showrooms, office and warehouse buildings. These leases had an average remaining lease term of approximately 4 years as of June 30, 2017. Rental expense charged to operations under operating leases for the six months ended June 30, 2017 and 2016 amounted to $1,798,048 and $783,752, respectively.

Future minimum lease obligations for operating leases with initial terms in excess of one year at June 30, 2017 are as follows:

Twelve months ended June 30,
2018	$4,294,027
2019	3,912,461
2020	2,774,784
2021	1,594,991
2022	726,539
Thereafter	833,655
Total	$14,136,457

NOTE 12 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reporting segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products. Prior to June 2017, the Company was solely in the business of providing home improvement ad home furnishing services but starting June 2017, the Company started selling small home products such as sweeping robot and talking robot. Based on management’s assessment, the Company has determined that it has two operating segments as defined by ASC 280.

F-42

SSLJ.COM LIMITED, SUBSIDIARIES AND VIE

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – SEGMENT REPORTING (Continued)

The following table presents revenue by segment for the six months ended June 30, 2017 and 2016, respectively.

	For the six months ended June 30, 2017	For the six months ended June 30, 2016
Home improving and furnishing projects	$5,344,870	$859,161
Sale of smart home products	1,951,808	-
Total	$7,296,678	$859,161

Our cost and gross profit by segment are as follows:

	For the six months ended June 30, 2017		For the six months ended June 30, 2016
	Cost	Gross Profit	Cost	Gross Profit
	$	%	$	%
Home improving and furnishing projects	5,217,137	2.4%	827,922	3.6%
Sale of smart home products	1,229,664	37.0%	-	-
	6,446,801	11.6%	827,922	3.6%

All revenue of the Company generated in the six months ended 30 June, 2017 and 2016 are derived from Mainland China. All long-lived assets were located in China as of June 30, 2017 and December 31, 2016.

NOTE 13 – SUBSEQUENT EVENTS

On September 20, 2017, Shengshi Leju (Yadong) Intelligent Technology Co., Ltd. was incorporated with a registered capital of RMB10,0000,000 (approximately $1.5 million) and is a wholly-owned subsidiary of Shengshi.

On September 22, 2017, Shengshi Leju (Yadong) Culture Communication Co., Ltd., was incorporated with a registered capital of RMB1,000,000 (approximately $0.15 million). Shengshi owns 90% equity interest of this new entity and another third party individual owns the remaining 10% equity interest.

As at the date of theses unaudited condensed consolidated financial statements, no operations have been commenced by these two newly set up subsidiaries.

These unaudited condensed consolidated financial statements were approved by management and available for issuance on November 6, 2017, and the Company has evaluated subsequent events through this date.

F-43

 __________________ CLASS A ORDINARY SHARES

Until           , 2017 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

The date of this prospectus is _____________

112

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  Indemnification of Directors and Officers

We are a Cayman Islands company.  Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.  Our articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  Recent Sales of Unregistered Securities

During the past three years, we issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances to private placement investors was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. We believe that our issuances of incentive shares and options to our employees, directors, officers and consultants were exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act.

Since our inception in December 2016 to April 2017, we issued an aggregate of 40,000,000 ordinary shares to 4 investors, including 35,638,640 ordinary shares to our principal shareholders Wei Zheng and Jianbao Li, after giving retroactive effect of our reverse split.

113

ITEM 8.  Exhibits and Financial Statement Schedules

(a). Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association*
3.2	Amended and Restated Memorandum and Articles of Association*
4.1	Registrant’s Specimen Certificate for Ordinary Shares *
4.2	Form of Underwriter’s Warrant
5.1	Opinion of Harney Westwood & Riegels as to the legality of the shares*
5.2	Opinion of Allbright Law Offices*
8.1	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters*
10.1	Technical Consultation and Service Agreement between Wuhan Shengshi Leju Management Co. Limited and Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.2	Business Cooperation Agreement between Wuhan Shengshi Leju Management Co. Limited and Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.3	Equity Pledge Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Wei Zheng dated June 3, 2017*
10.4	Equity Pledge Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Jianbao Li dated June 3, 2017*
10.5	Share Disposal Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Shareholders of Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.6	Voting Rights Proxy Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Shareholders of Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.7	Employment Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Wei Zheng dated July 22, 2014
10.8	Employment Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Jianbao Li dated November 3, 2014
10.9	Employment Agreement between SSLJ.com Limited and Wing Chuen Rhoda Lau dated March 20, 2017*
10.10	Strategic Partnership Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Shengshi Leju Intelligent Furniture Co., Ltd. dated March 12, 2017*
10.11	Escrow Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Signature Bank*
10.12	Form of Independent Director Agreement*
21.1	List of subsidiaries of the Registrant
23.1	Consent of Friedman, LLP
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1) *
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*To be filed

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ITEM 9.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wuhan, China, on November 6, 2017.

SSLJ.COM LIMITED

/s/Wei Zheng
Wei Zheng
Chief Executive Officer
(principal executive officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of SSLJ.com Limited, a Cayman Islands company, do hereby constitute and appoint Wei Zheng as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wei Zheng	Chief Executive Officer and Chairman	November 6, 2017
Wei Zheng	(Principal executive officer)

/s/ Wing Chuen Rhoda Lau	Chief Financial Officer	November 6, 2017
Wing Chuen Rhoda Lau	(Principal financial officer and principal accounting officer)

/s/ Jianbao Li	Chief Operating Officer and Director	November 6, 2017
Jianbao Li

/s/ Ren Zhang	Director	November 6, 2017
Ren Zhang

/s/ Rong Zhang	Director	November 6, 2017
Rong Zhang

/s/ Yanping Li	Director	November 6, 2017
Yanping Li

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Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SSLJ.com, Ltd. has signed this registration statement on the 6th Day of November, 2017.

Corporation Service Company

/s/ Sylvia M. Buxbaum
Name: Sylvia M. Buxbaum
Title: Authorized Representative

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INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association*
3.2	Amended and Restated Memorandum and Articles of Association*
4.1	Registrant’s Specimen Certificate for Ordinary Shares *
4.2	Form of Underwriter’s Warrant
5.1	Opinion of Harney Westwood & Riegels as to the legality of the shares*
5.2	Opinion of Allbright Law Offices*
8.1	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters*
10.1	Technical Consultation and Service Agreement between Wuhan Shengshi Leju Management Co. Limited and Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.2	Business Cooperation Agreement between Wuhan Shengshi Leju Management Co. Limited and Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.3	Equity Pledge Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Wei Zheng dated June 3, 2017*
10.4	Equity Pledge Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Jianbao Li dated June 3, 2017*
10.5	Share Disposal Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Shareholders of Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.6	Voting Rights Proxy Agreement among Wuhan Shengshi Leju Management Co. Limited, Shengshi Leju (Wuhan) Technology Holding Limited and Shareholders of Shengshi Leju (Wuhan) Technology Holding Limited dated June 3, 2017*
10.7	Employment Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Wei Zheng dated July 22, 2014
10.8	Employment Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Jianbao Li dated November 3, 2014
10.9	Employment Agreement between SSLJ.com Limited and Wing Chuen Rhoda Lau dated March 20, 2017*
10.10	Strategic Partnership Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Shengshi Leju Intelligent Furniture Co., Ltd. dated March 12, 2017*
10.11	Escrow Agreement between Shengshi Leju (Wuhan) Technology Holding Limited and Signature Bank*
10.12	Form of Independent Director Agreement*
21.1	List of subsidiaries of the Registrant
23.1	Consent of Friedman, LLP
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1) *
24.1	Power of Attorney (included on the signature page of this Registration Statement)

*To be filed

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